UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Och-Ziff Capital Management Group LLC
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OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2017
Dear Shareholder:
You are invited to the annual meeting of Shareholders (the “Annual Meeting”) of Och-Ziff Capital Management Group LLC (the “Company”). The Annual Meeting will be held on May 9, 2017 at 9:00 a.m. Eastern Time at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 for the following purposes:

1.	To elect William P. Barr and Allan S. Bufferd as Class I directors to serve for a term of three years and until their successors are duly elected or appointed and qualified.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.

3.	To approve the adoption of the amendment of the Company’s 2013 Incentive Plan.

4.	To approve, by a non-binding advisory vote, the compensation of the Named Executive Officers of the Company (the “Say-on-Pay Vote”).

5.	To select, by a non-binding advisory vote, the frequency of future Say-on-Pay Votes.

6.	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
These items of business are more fully described in the proxy statement accompanying this Notice.
The Board of Directors has set the close of business on March 14, 2017 as the record date for determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the Shareholders as of the record date will be available for inspection by Shareholders, for any purpose germane to the Annual Meeting, at the Company’s offices and at the offices of American Stock Transfer & Trust Company LLC, the Company’s independent share transfer agent, during normal business hours for a period of 10 days prior to the Annual Meeting. The list will also be available for inspection by Shareholders at the Annual Meeting.
All Shareholders are cordially invited to attend the Annual Meeting in person. EVEN IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE YOUR PROXY BY CAREFULLY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on May 9, 2017: the Proxy Statement and Annual Report
to Shareholders are Available at www.proxyvote.com

By Order of the Board of Directors,

Katrina Paglia
Secretary
March 27, 2017
New York, New York

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
9 West 57th Street
New York, New York 10019
PROXY STATEMENT
Our board of directors (the “Board of Directors” or the “Board”) is providing these proxy materials to you in connection with the solicitation of proxies by Och-Ziff Capital Management Group LLC on behalf of the Board for use at the 2017 Annual Meeting of Och-Ziff Capital Management Group LLC, which will take place at 9:00 a.m. Eastern Time on Tuesday, May 9, 2017, at the offices of Gibson, Dunn & Crutcher LLP located at 200 Park Avenue, New York, New York 10166, and any adjournment or postponement thereof.
The Company intends to mail this proxy statement and the accompanying proxy card on or about March 27, 2017 to all Shareholders entitled to vote at the Annual Meeting.
In this proxy statement, references to “Och-Ziff,” “our Company,” “the Company,” “the firm,” “we,” “us,” or “our” refer, unless the context requires otherwise, to Och-Ziff Capital Management Group LLC, a Delaware limited liability company, and its consolidated subsidiaries, including the Och-Ziff Operating Group. References to the “Och-Ziff Operating Group” refer, collectively, to OZ Management LP, a Delaware limited partnership, which we refer to as “OZ Management,” OZ Advisors LP, a Delaware limited partnership, which we refer to as “OZ Advisors I,” OZ Advisors II LP, a Delaware limited partnership, which we refer to as “OZ Advisors II,” and their consolidated subsidiaries. References to our “intermediate holding companies” refer, collectively, to Och-Ziff Holding Corporation, a Delaware corporation, which we refer to as “Och-Ziff Corp,” and Och-Ziff Holding LLC, a Delaware limited liability company, which we refer to as “Och-Ziff Holding,” both of which are wholly owned subsidiaries of Och-Ziff Capital Management Group LLC.
References to our “executive managing directors” refer to the current limited partners of the Och-Ziff Operating Group entities other than our intermediate holding companies, including our founder, Mr. Daniel S. Och, and, except where the context requires otherwise, include certain limited partners who are no longer active in the business of the Company. References to the ownership of our executive managing directors include the ownership of certain estate and personal planning vehicles, such as family trusts, of such executive managing directors and their immediate family members. References to our “active executive managing directors” refer to executive managing directors who remain active in our business. References to the “Ziffs” refer collectively to Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons.
References to “Class A Shares” refer to our Class A Shares, representing Class A limited liability company interests of Och-Ziff Capital Management Group LLC, which are publicly traded and listed on the New York Stock Exchange, which we refer to as the “NYSE.” References to “Class B Shares” refer to Class B Shares of Och-Ziff Capital Management Group LLC, which are not publicly traded, are currently held solely by our executive managing directors and have no economic rights but entitle the holders thereof to one vote per share together with the holders of our Class A Shares. References to “Shares” refer to our Class A Shares and Class B Shares, collectively. References to our “Shareholders” refer to holders of our Class A Shares and Class B Shares, collectively. The terms “Och-Ziff Operating Group A Units,” “Och-Ziff Operating Group B Units,” “Och-Ziff Operating Group D Units” and “Och-Ziff Operating Group P Units” refer to the aggregate of interests consisting of one Class A, Class B, Class D or Class P, as applicable, common unit in each Och-Ziff Operating Group entity, and “Och-Ziff Operating Group Unit” or “Unit” refers generally to the aggregate of interests consisting of one common unit of any or all of the Class A, Class B, Class D or Class P common units in each Och-Ziff Operating Group entity. The term “profit sharing interests,” or “PSIs,” refers to non-equity, limited partner profits interests in the Och-Ziff Operating Group entities that participate in distributions of future profits of the Och-Ziff Operating Group.
References to our “IPO” refer to our initial public offering of 36.0 million Class A Shares that occurred in November 2007. References to the “2007 Offerings” refer collectively to our IPO and the concurrent private offering of approximately 38.1 million Class A Shares to DIC Sahir Limited, a wholly owned subsidiary of Dubai International Capital LLC, which we refer to as “DIC.” References to the “2011 Offering” refer to our public offering of 33.3 million Class A Shares in November

2011. References to “our funds” or the “Och-Ziff funds” refer to the multi-strategy, dedicated credit, real estate and other single strategy funds, and other alternative investment vehicles for which we provide asset management services.
No statements made herein, on our website or in any of the materials we file with the United States Securities and Exchange Commission, which we refer to as the “SEC,” constitute, or should be viewed as constituting, an offer of any Och-Ziff fund.
Mr. Och, who holds approximately 59.5% of the total voting interest in the Company as of March 14, 2017, has indicated that he will vote in favor of Proposal Nos. 1 through 4, and, with respect to Proposal No. 5, in favor of a triennial non-binding advisory vote to approve the compensation of the Named Executive Officers of the Company. Our executive managing directors hold all of our Class B Shares and have granted an irrevocable proxy to vote all of their Class B Shares to the Class B Shareholder Committee, the sole member of which is currently Mr. Och, as such Committee may determine in its sole discretion. Please be advised that if Mr. Och votes as he has indicated, his vote is sufficient to satisfy the quorum and voting requirements under our Second Amended and Restated Limited Liability Company Agreement dated as of November 13, 2007 (the “Operating Agreement”), and Delaware law, as currently in effect, that are necessary to adopt the proposals set forth in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have made available this proxy statement and proxy card because the Board of Directors of Och-Ziff Capital Management Group LLC is soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement thereof. The Annual Meeting will be held on May 9, 2017 at 9:00 a.m. Eastern Time at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your Shares. Instead, you may simply complete, sign and return the proxy card or vote by telephone or Internet, as discussed below.
How are we distributing our proxy materials?
To expedite delivery, reduce our costs and decrease the environmental impact of printing and mailing our proxy materials, we used “Notice and Access” in accordance with an SEC rule that permits us to provide these materials to our shareholders over the Internet. By March 30, 2017, we sent a Notice of Internet Availability of Proxy Materials to certain of our shareholders containing instructions on how to access our proxy materials online. If you received a Notice, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials online. The Notice also instructs you on how you may submit your proxy via the internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a paper or email copy on a one-time or ongoing basis. Shareholders who do not receive the Notice will continue to receive either a paper or electronic copy of this proxy statement and our 2016 Annual Report to Shareholders, which will be sent on or about March 27, 2017.
Who is entitled to vote at and attend the Annual Meeting?
Only Shareholders of record and beneficial owners of our Shares at the close of business on the record date, March 14, 2017, are entitled to receive notice of, to vote at and attend the Annual Meeting. Each outstanding Class A Share and Class B Share entitles its holder to cast one vote on each matter to be voted upon.
What is the difference between Class A Shares and Class B Shares?
The Class A Shares represent Class A limited liability company interests of Och-Ziff and are listed on the NYSE. The holders of Class A Shares are entitled to one vote per share and any dividends we may pay. The Class A Shares vote together with the Class B Shares on all matters submitted to a vote of Shareholders.
The Class B Shares are held solely by our executive managing directors. They have no economic rights (and therefore no rights to any dividends or distributions we may pay) and are not publicly traded, but rather entitle the holders to one vote per share together with the Class A Shareholders. The Class B Shares are intended solely to provide our executive managing directors with voting interests in Och-Ziff Capital Management Group LLC commensurate with their economic interests in the Och-Ziff Operating Group. The Class B Shares are not currently and are not expected to be registered for public sale or listed on the NYSE or any other securities exchange.
What is the difference between holding Shares as a shareholder of record and as a beneficial owner?
Most of the holders of our Class A Shares hold their shares beneficially through a broker or other nominee rather than directly in their own name. All of our Class B Shares are held directly by our executive managing directors in their names. As summarized below, there are some distinctions between Shares owned beneficially and those held of record.
Beneficial Owner:    If your Class A Shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of Class A Shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or other nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or other nominee how to vote. The voting instruction card from your broker, trustee or other nominee contains voting instructions for you to use in directing the broker, trustee or other nominee how to vote your Class A Shares.
Because a beneficial owner is not the shareholder of record, you may not vote your Class A Shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or other nominee that holds your Shares giving you the right to vote the Shares at the Annual Meeting.

Shareholder of Record:    If your Shares are registered directly in your name with us or our share transfer agent, American Stock Transfer & Trust Company LLC, you are considered the shareholder of record with respect to those Shares and these proxy materials are being sent directly to you by Och-Ziff. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed or sent a proxy card for you to use.
What do I need to do to attend the Annual Meeting and when should I arrive?
In order to be admitted to the Annual Meeting, a Shareholder must present proof of ownership of our Shares on the record date. Any holder of a proxy from a Shareholder must present the proxy, properly executed. Shareholders and proxyholders must also present a form of valid, government-issued photo identification, such as a driver’s license or passport. These items must be presented to the security personnel at the lobby reception desk located at 200 Park Avenue, New York, New York 10166, in order to be admitted to the offices of Gibson, Dunn & Crutcher LLP. Expired forms of identification will not be accepted.
If you do not bring proof of ownership of our Shares on the record date, you will not be admitted to the Annual Meeting. If you are a beneficial owner of Class A Shares and your Shares are held in the name of a broker, trustee or other nominee, a brokerage statement or letter from a bank or broker detailing ownership of the Class A Shares as of the record date is an example of proof of ownership. For security reasons, you may be subject to search prior to your admittance to the Annual Meeting.
Admission to the Annual Meeting will begin at 8:30 a.m. Eastern Time. Since space is limited, seating at the Annual Meeting will be on a first come, first served basis. In order to ensure that you are seated by the commencement of the Annual Meeting at 9:00 a.m. Eastern Time, we recommend that you arrive early.
What constitutes a quorum?
The presence of a quorum is required for business to be conducted at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our Shares outstanding as of the record date and entitled to vote shall constitute a quorum. As of the March 14, 2017 record date, 452,251,275 Shares (comprised of 184,934,256 Class A Shares and 267,317,019 Class B Shares) were outstanding and entitled to vote. If you submit a properly executed proxy card, regardless of whether you abstain from voting, you will be considered in determining the presence of a quorum. Similarly, “broker non-votes” (described below) will be counted in determining the presence of a quorum.
How do I vote?
You may vote in person at the Annual Meeting or by mail. If you are a holder of record of Shares, you also can choose to vote by telephone or electronically through the Internet. If you hold your Shares in “street name” through a broker, trustee or other nominee, you also may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided to you by such broker, trustee or other nominee.
Voting by Mail:    If you are a holder of record of Shares and choose to vote by mail, simply complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope. Proxy cards submitted by mail must be received by our Office of the Secretary prior to the Annual Meeting in order for your Shares to be voted. If you hold Shares beneficially in street name and choose to vote by mail, you must complete, sign and date the voting instruction card provided by your broker, trustee or other nominee and mail it in the accompanying pre-addressed envelope within the specified time period.
Voting by Telephone or Internet:    If you are a holder of record of Shares, you can choose to vote by telephone or by Internet. You can vote by telephone by calling the toll-free telephone number on your proxy card. The website for Internet voting is listed on the proxy card. Please have your proxy card handy when you call or go online. Telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on May 8, 2017. If you hold your Shares beneficially in street name, the availability of telephonic or Internet voting will depend on the voting process of your broker, trustee or other nominee. Please check with your broker, trustee or other nominee and follow the voting procedures your broker, trustee or other nominee provides to vote your Shares.
Voting in Person at the Annual Meeting:    If you are a holder of record of Shares, you may attend and vote in person at the Annual Meeting. If you are a beneficial owner of Shares held in the name of a broker, trustee or other nominee, you must obtain a “legal proxy,” executed in your favor, from such broker, trustee or other nominee to be able to vote in person at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this “legal proxy” from the holder of record.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions by mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Any vote properly cast at the Annual Meeting will supersede any previously submitted proxy or voting instructions. For additional information, please see “Can I change my vote or revoke my proxy after I return my proxy card?” below.
How does the Board recommend I vote on the proposals?
The Board’s recommendations are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	“FOR” the election of William P. Barr and Allan S. Bufferd as Class I directors to serve for a three-year term (see Proposal No. 1);

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017 (see Proposal No. 2);

•	“FOR” the approval of the adoption of the amendment of the Company’s 2013 Incentive Plan (see Proposal No. 3);

•	“FOR” the non-binding advisory vote to approve the compensation of the Named Executive Officers of the Company (the “Say-on-Pay Vote”) (see Proposal No. 4); and

•	Of “THREE YEARS” for the non-binding advisory vote on frequency of future Say-on-Pay Votes (see Proposal No. 5).
How will my Shares be voted if I do not indicate a vote on my proxy card?
Your Shares will be voted as you indicate on the proxy card or voting instruction form, as applicable. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your Shares will be voted as recommended by the Board on those items. See the question above entitled “How does the Board recommend I vote on the proposals?”
Your Shares will be voted in accordance with the discretion of the proxyholders as to any other matter that is properly presented at the Annual Meeting.
Can I change my vote or revoke my proxy after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a shareholder of record as of March 14, 2017, regardless of the way in which you submitted your original proxy, you may change it by:

•
returning a later-dated signed proxy card to us, prior to the Annual Meeting, at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary;

•
delivering a later-dated written notice of revocation to us, prior to the Annual Meeting, at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary;

•	submitting a later-dated proxy by telephone or Internet (only your last telephone or Internet proxy will be counted) prior to the Annual Meeting; or

•	attending the Annual Meeting and properly voting in person.
Alternatively, you may hand deliver a later-dated written notice of revocation, or later-dated signed proxy to the Secretary at the Annual Meeting before we begin voting.
If your Shares are held through a broker, trustee or other nominee, you will need to contact that nominee if you wish to change your voting instructions. You may also vote in person at the Annual Meeting if you obtain a “legal proxy” as described in the answer to the question above entitled “How do I vote?—Voting in Person at the Annual Meeting.”
Mere attendance at the Annual Meeting will not cause your previously granted proxy to be revoked.

What vote is required to approve each proposal?
Election of Directors.    For Proposal No. 1, the election of directors, each Shareholder is entitled to vote for two nominees for Class I director. Directors are elected by a plurality of the votes cast at any duly convened meeting at which a quorum is present. Thus, the two nominees with the greatest number of votes will be elected. Abstentions will have no effect on the election of Class I directors, as they are not counted as votes cast.
Other Proposals.    For Proposal No. 2, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm; Proposal No. 3, the approval of the adoption of the amendment of the Company’s 2013 Incentive Plan; and Proposal No. 4, the non-binding advisory Say-on-Pay Vote, a majority of the votes cast will be required for approval. A majority of votes cast means that the number of votes cast “for” must exceed the number of votes cast “against.” For Proposal No. 5, the non-binding advisory vote on the frequency of future Say-on-Pay Votes, the frequency (every one, two or three years) receiving the largest number of votes, even if not a majority, will be considered the preference of our Shareholders. For purposes of Proposal No. 3, abstentions are counted as votes cast and therefore will have the effect of a vote against the proposal. For purposes of the remaining proposals, abstentions are not counted as votes “for” or “against” these proposals and thus will have no effect on the outcome of the vote.
Notwithstanding the vote standards described herein, please be advised that Proposal Nos. 2, 4 and 5 are advisory only and will not be binding on the Company or the Board and will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Board, Audit Committee and/or Compensation Committee, as the case may be, will take into account the outcome of the votes when considering what action, if any, should be taken in response to the advisory votes by Shareholders.
A “broker non-vote” would occur only if a broker, trustee or other nominee does not have discretionary authority and has not received instructions with respect to a particular item from the beneficial owner or other person entitled to vote such Shares. Brokers will have discretionary voting power to vote Shares for which no voting instructions have been provided by the beneficial owner with respect to Proposal No. 2. Brokers will not have discretionary voting power to vote Shares with respect to Proposal Nos. 1, 3, 4 and 5, and broker non-votes will have no effect on these proposals, as broker non-votes are not counted as votes cast.
Mr. Och, the Chairman of the Board and Chief Executive Officer of the Company, holds approximately 59.5% of the total voting interest in the Company as of March 14, 2017. Mr. Och has indicated that he will vote in favor of Proposal Nos. 1 through 4, and, with respect to Proposal No. 5, in favor of a triennial Say-on-Pay Vote. Please be advised that if Mr. Och votes as he has indicated, his vote is sufficient to satisfy the quorum and voting requirements under our Operating Agreement and Delaware law, each as currently in effect, that are necessary to adopt the proposals set forth in this proxy statement.
What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your Shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If, for any reason, any of our nominees for Class I director is not available as a candidate for director, the persons named as proxyholders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors, or the size of the Board of Directors will be reduced.
Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc. will count the votes and act as the inspector of election.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that brokers, trustees and other nominees who hold Shares in their names furnish our proxy materials to the beneficial owners of the Shares, and we must reimburse these brokers, trustees and other nominees for the expenses of doing so in accordance with statutory fee schedules.

CORPORATE GOVERNANCE
Board of Directors
The primary functions of our Board of Directors are to:

•	provide oversight, counseling and direction to our management in the interest and for the benefit of our Shareholders;

•	monitor senior management’s performance;

•	actively oversee risks that could affect our Company;

•	oversee and promote the exercise of responsible corporate governance; and

•
perform the duties and responsibilities assigned to them under our Operating Agreement and other organizational documents, Corporate Governance Guidelines and the laws of Delaware, our state of formation.

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines as a framework for the governance of the Company. Our Corporate Governance Guidelines work together with our Operating Agreement and the Class B Shareholders Agreement (the “Class B Shareholders Agreement”), both of which contain certain processes and procedures relating to our corporate governance. Our Corporate Governance Guidelines describe additional processes and procedures that are intended to meet the listing standards of the NYSE and also provide reasonable assurance that our Board of Directors acts in the best interest of our Shareholders. The Corporate Governance Guidelines address issues relating to the Board of Directors, such as membership, Board leadership and meetings and procedures, as well as issues relating to the committees of the Board, such as structure, function, charters, membership and responsibilities. The full text of our Corporate Governance Guidelines can be found in the “Public Investors—Corporate Governance—Corporate Governance Documents” section of our website (www.ozcap.com). A copy may also be obtained upon written request to us at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
Director Independence
Under our Corporate Governance Guidelines, a majority of the directors serving on our Board must qualify as independent directors and each of the Audit Committee, Compensation Committee and Nominating, Corporate Governance and Conflicts Committee must consist solely of independent directors. As described in the Corporate Governance Guidelines, our Board annually (or as circumstances warrant) makes an affirmative determination regarding the independence of each director. An “independent” director meets both the NYSE’s definition of independence as well as the Board’s independence standards (the “Director Independence Standards”), in each case as determined by the Board in its business judgment. The Director Independence Standards, attached as Annex A to this proxy statement, are set forth in our Corporate Governance Guidelines and are also available on our website (www.ozcap.com). Our Board undertook its annual review of director independence in March 2017, and in the process reviewed the independence of each director, including the director nominees. In determining independence, our Board reviews, among other things, whether each director has any material relationship with us. An independent director must not have any material relationship with us, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Based on the standards set forth by the NYSE and in our Director Independence Standards, the Board has affirmatively determined that William P. Barr, Allan S. Bufferd, J. Barry Griswell, Jerome P. Kenney and Georganne C. Proctor are each independent. Daniel S. Och and David Windreich are members of management and therefore are not independent.
Because our executive managing directors currently control more than 50% of our voting power, we are eligible for the “controlled company” exemption from the NYSE requirements that our Board of Directors consist of a majority of independent directors and that our Compensation Committee and Nominating, Corporate Governance and Conflicts Committee consist solely of independent directors. Although we do not currently intend to utilize the NYSE’s “controlled company” exemption, we may decide to do so in the future.

Board Leadership Structure; Executive Sessions of the Independent Directors
Daniel S. Och is our founder, Chairman of the Board and Chief Executive Officer (“CEO”). Currently, the Board believes that having Mr. Och serve as both Chairman and CEO is in the best interest of the Company and the holders of its Class A Shares. Our Corporate Governance Guidelines, which are reviewed at least annually by our Nominating, Corporate Governance and Conflicts Committee, reflect the Board’s current determination that our Chief Executive Officer should serve as Chairman of the Board. However, our Operating Agreement permits the roles of Chairman and CEO to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be separated in the future based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Mr. Och founded Och-Ziff in 1994, managed the firm’s growth and international expansion, led our IPO and, together with the Board, oversaw the initial implementation of our corporate governance program, under which we determined not to utilize the NYSE’s “controlled company” exemption. Mr. Och possesses a deep and detailed knowledge of the global markets, the alternative asset management industry and the risks, opportunities and challenges facing the Company as it continues to grow and expand into a more diverse alternative asset manager with global scale. He is, therefore, best positioned to focus the Board’s attention on the significant matters that are appropriate for its consideration.
The Board believes the combined position of Chairman and CEO provides an efficient and effective leadership model for the Company and clear accountability to Shareholders with the support and balance provided by the independent directors of the Board, who comprise a majority of the Board and constitute all of the members of the Board’s fully independent Audit, Compensation and Nominating, Corporate Governance and Conflicts Committees. In addition, our Board, in accordance with our Corporate Governance Guidelines, annually selects a Lead Independent Director. The Board has selected Allan S. Bufferd to serve as Lead Independent Director. The Lead Independent Director presides over all executive sessions of the independent members of the Board, has the authority to call unscheduled executive sessions and serves as a liaison between the Chairman and other senior members of the Company’s management team and the independent members of the Board.
Pursuant to our Corporate Governance Guidelines, the independent directors meet in executive sessions without management present at least once every quarter. Following these sessions, the Lead Independent Director provides management with specific feedback and input regarding information flow, agenda items and any other relevant matters, thereby enhancing the oversight function of the independent directors and the committees of the Board.
Committees of the Board
The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating, Corporate Governance and Conflicts Committee and the Committee on Corporate Responsibility and Compliance. All of the members of each of these committees are independent. Our Corporate Governance Guidelines provide that the Board may establish and maintain other committees from time to time, as it deems necessary and appropriate. The following table provides a summary of the membership of the Board and each of its standing committees as of March 27, 2017:

Director	Board	Audit Committee	Nominating, Corporate Governance and Conflicts Committee	Compensation Committee	Committee on Corporate Responsibility and Compliance
William P. Barr	X	X			Chair
Allan S. Bufferd	X	X	X	X
J. Barry Griswell	X	X		Chair	X
Jerome P. Kenney	X	X	Chair	X
Georganne C. Proctor	X	Chair	X		X
Daniel S. Och	Chair
David Windreich	X

Audit Committee
The primary responsibilities of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Company’s independent registered public accounting firm; and (iv) the performance of the Company’s internal audit function and our independent registered public accounting firm. Among its specific duties and responsibilities, the Audit Committee:

•	is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm;

•	considers and monitors the independence of the independent registered public accounting firm by:

◦
obtaining and reviewing a report by the independent registered public accounting firm which describes any relationships that may reasonably be thought to bear on the independence of such accounting firm;

◦	discussing with such accounting firm the potential effects of any such relationships on independence; and

◦	obtaining a description of each category of services provided by such accounting firm to the Company together with a list of fees billed for each category;

•
reviews and discusses with management and the independent registered public accounting firm our earnings press releases, financial statements and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, including any significant financial items and accounting policies or changes relating to such items or policies;

•
reviews and discusses with management, our Chief Compliance Officer, our internal audit department and the independent registered public accounting firm their reports regarding the adequacy and effectiveness of our financial reporting process and internal controls, including internal control over financial reporting and disclosure controls and procedures;

•
reviews and discusses with management and our internal audit department the scope of and the work performed under our internal audit program and our practices pertaining to risk assessment and risk management;

•	reviews significant tax, legal and regulatory matters; and

•
oversees procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

The Audit Committee operates under a written charter adopted by the Board. For additional information regarding the Audit Committee’s duties and responsibilities, please refer to the Audit Committee Charter, which is available in the “Public Investors—Corporate Governance—Corporate Governance Documents” section of our website (www.ozcap.com). Copies of the Audit Committee Charter may also be obtained upon written request to us at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
The current members of the Audit Committee are Messrs. Barr, Bufferd, Griswell, and Kenney and Ms. Proctor. Ms. Proctor currently serves as Chair. The Board has determined that each of Messrs. Bufferd, Griswell, and Kenney and Ms. Proctor is an “Audit Committee Financial Expert” for purposes of SEC rules, as each possesses accounting and related financial management expertise. The Board also has determined in its business judgment that each member of the Audit Committee is financially literate, as required by the NYSE. All members of our Audit Committee are independent directors within the meaning of the Director Independence Standards included in the Company’s Corporate Governance Guidelines, the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Our Corporate Governance Guidelines and Audit Committee Charter restrict Audit Committee members from simultaneously serving on the audit committees of more than two other public companies without a specific Board determination that such simultaneous service will not impair the ability of such member to serve on our Audit Committee. Currently, none of the members of the Audit Committee sits on the audit committees of more than two other public companies.

Nominating, Corporate Governance and Conflicts Committee
The primary responsibilities of the Nominating, Corporate Governance and Conflicts Committee are to: (i) identify individuals qualified to become members of our Board, in addition to those identified by the Class B Shareholder Committee; (ii) recommend to the Board director candidates for election at the Annual Meetings; (iii) develop and recommend to our Board a set of corporate governance guidelines; and (iv) oversee the evaluation of the Board and its committees. Among its specific duties and responsibilities, the Nominating, Corporate Governance and Conflicts Committee:

•
establishes processes and procedures for the selection and nomination of directors, subject to the rights of the Class B Shareholder Committee (for information on the Class B Shareholder Committee, please see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholder Agreement—Class B Shareholder Committee; Proxy and Approval Rights—Class B Shareholder Committee”);

•	periodically reviews the size and composition of the Board and its committees and recommends any appropriate changes to the Board;

•	recommends to the Board candidates for election or reelection to the Board at each annual Shareholders’ meeting, subject to the rights of the Class B Shareholder Committee;

•
annually reviews our Corporate Governance Guidelines to assess whether they are appropriate for the Company and comply with the requirements of the NYSE and other relevant requirements, and recommends to the Board changes as appropriate to these guidelines; and

•
oversees policies and procedures governing related person transactions, periodically reviews and updates as appropriate these policies and procedures and reviews and approves or ratifies any related person transactions, other than related person transactions that are pre-approved pursuant to our Related Person Transaction Policy, described under “Certain Matters and Related Person Transactions—Policy on Transactions and Arrangements with Related Persons.”

The Nominating, Corporate Governance and Conflicts Committee operates under a written charter adopted by the Board. The Committee does not have a formal policy with respect to the consideration of diversity in identifying nominees for director. However, the Committee seeks to have a Board that reflects the appropriate balance of knowledge, experience, skills, expertise and diversity (including, but not limited to, diversity of occupational and personal backgrounds) and considers these criteria when nominating individuals to serve on the Board. The Committee assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process. For additional information regarding the Committee’s duties and responsibilities, please refer to the Nominating, Corporate Governance and Conflicts Committee Charter, which is available in the “Public Investors—Corporate Governance—Corporate Governance Documents” section of our website (www.ozcap.com). Copies of the Nominating, Corporate Governance and Conflicts Committee Charter may also be obtained upon written request to us at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
The current members of the Nominating, Corporate Governance and Conflicts Committee are Messrs. Bufferd and Kenney and Ms. Proctor. Mr. Kenney currently serves as Chair. All members of our Nominating, Corporate Governance and Conflicts Committee are independent directors within the meaning of the Director Independence Standards, included in the Company’s Corporate Governance Guidelines and the NYSE listing standards.
Compensation Committee
The primary responsibilities of the Compensation Committee are to assist the Board in matters relating to the compensation of our executive officers, employees and directors. Among its specific duties, the Compensation Committee:

•
oversees and makes recommendations regarding our overall compensation structure, and policies and practices, and assesses whether our compensation structure establishes appropriate incentives for our executive managing directors, management and employees;

•
oversees the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”), the Och-Ziff Capital Management Group LLC 2013 Incentive Plan (the “2013 Plan”), the Partner Incentive Plan (the “PIP”) and any other equity-based incentive compensation plans and other compensation and employee benefit plans;

•	reviews and discusses with management the Compensation Discussion and Analysis and related disclosures included in our annual proxy statement;

•	monitors compliance by the independent directors with the Company’s Class A Share ownership requirements; and

•	reviews the compensation of directors for service on our Board and its committees and recommends changes in compensation to our Board, to the extent warranted.
The Compensation Committee operates under a written charter adopted by the Board. For additional information regarding the Committee’s duties and responsibilities, please refer to the Compensation Committee Charter, which is available in the “Public Investors—Corporate Governance—Corporate Governance Documents” section of our website (www.ozcap.com). Copies of the Charter may also be obtained upon written request to us at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
The current members of the Compensation Committee are Messrs. Bufferd, Griswell and Kenney. Mr. Griswell currently serves as Chair. All members of our Compensation Committee are independent directors within the meaning of the Director Independence Standards included in the Company’s Corporate Governance Guidelines and the NYSE listing standards applicable to compensation committee members and are also “non-employee” directors as defined by Rule 16b-3(b)(3) under the Exchange Act and “outside” directors within the meaning of Section 162(m)(4)(c)(1) of the Internal Revenue Code of 1986 (the “Code”).
Committee on Corporate Responsibility and Compliance
The primary responsibilities of the Committee on Corporate Responsibility and Compliance are to assist the Board in overseeing management’s efforts to ensure a culture of ethical business practices within the Company and to sustain an industry-leading legal and regulatory compliance program. The role of the Committee on Corporate Responsibility and Compliance is one of oversight, recognizing that management is responsible for instilling the Company’s ethics and compliance throughout the Company’s employee base.
The Committee on Corporate Responsibility and Compliance is responsible for overseeing and making recommendations regarding management’s efforts to instill and encourage ethical business practices, and the Company’s legal and regulatory compliance programs.
Among its specific duties and responsibilities relating to the oversight of management’s efforts to ensure a culture of ethical business practices and an industry-leading legal and regulatory compliance program, the Committee on Corporate Responsibility and Compliance:

•
reviews and evaluates the implementation and effectiveness of management’s ethics and culture initiatives, including training on ethical decision-making, to determine if further enhancements are needed to reinforce business practices by employees that are ethical and fully compliant with legal and regulatory requirements;

•
reviews and provides input to management on the status and effectiveness of the Company’s compliance initiatives, including training and the processes for the reporting and resolution of ethics and compliance issues;

•	reviews and evaluates the effectiveness of management’s efforts to ensure that the Company’s investment decisions reflect the Company’s commitment to ethical business practices and compliance;

•
reviews and evaluates internal and external information (including government actions brought in the asset management industry) based on criteria to be developed by the committee, to assess whether there are significant concerns regarding the Company’s business practices or compliance practices;

•	may make recommendations to the Compensation Committee on possible employee compensation actions such as clawbacks and other remedies, to reward ethical behavior and discourage unethical behavior; and

•
reviews the annual report prepared by the Chief Compliance Officer and provides an annual presentation to the Board that includes (i) an assessment of the state of the Company’s compliance functions; (ii) significant compliance issues involving the Company of which the committee has been made aware, including a summary of the results of any internal investigations conducted by the Company; (iii) any potential patterns of non-compliance identified within the Company; (iv) any significant disciplinary actions against any compliance or internal audit personnel or any Company personnel relating to ethics or compliance matters; and (v) any other issues that may reflect any systemic or widespread problems in compliance or regulatory matters exposing the Company to substantial compliance risk. In advance of such presentation, the Committee on Corporate Responsibility and Compliance and the Audit Committee, either through their respective chairs or otherwise, shall confer on any matters of mutual interest in light of their respective responsibilities.

The Committee on Corporate Responsibility and Compliance operates under a written charter adopted by the Board. For additional information regarding the duties and responsibilities of the Committee on Corporate Responsibility and Compliance, please refer to the Committee on Corporate Responsibility and Compliance Charter, which is available in the “Public Investors—Corporate Governance—Corporate Governance Documents” section of our website (www.ozcap.com). Copies of the Committee on Corporate Responsibility and Compliance Charter may also be obtained upon written request to us at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
The current members of the Committee on Corporate Responsibility and Compliance are Messrs. Barr and Griswell and Ms. Proctor. Mr. Barr currently serves as Chair. All members of the Committee on Corporate Responsibility and Compliance are independent directors within the meaning of the Director Independence Standards, included in the Company’s Corporate Governance Guidelines and the NYSE listing standards.
Board Role in Risk Oversight
Our Board is responsible for overseeing the effectiveness of management’s overall risk management programs and processes and focuses on our overall risk management strategies. Management is responsible for the day-to-day assessment and management of risk and the development and implementation of related mitigation procedures and processes. In exercising this responsibility, management regularly conducts risk assessments of our business and operations, including our funds’ portfolios. Management’s risk management processes cover the full scope of our operations, are global in nature and designed to identify and assess risks as well as determine appropriate ways to mitigate and manage risks. Further, our Risk Committee, which is comprised of members of senior management, oversees portfolio risk management processes. Additionally, our Business Risk Committee, which is also comprised of members of senior management, reviews and evaluates proposed transactions prior to commitment that may present certain risks for our Company, including legal, compliance, reputational or other business risks.
Our Board has delegated to its committees specific risk oversight responsibilities as summarized below. The chairs of the committees report regularly to the Board on the areas of risk they are responsible for overseeing. Further, under our Corporate Governance Guidelines, each of our directors has full and free access to members of the Company’s management and, in accordance with our organizational documents and agreements, may consult with the Company’s management committees. The Board and its committees oversee risks associated with their respective principal areas of focus, summarized as follows:

•
The Board as a whole has primary responsibility for overseeing strategic, financial and execution risks associated with the Company’s operations and operating environment, including: (i) significant changes in economic and market conditions worldwide that may pose significant risk to our overall business; (ii) major legal, regulatory and compliance matters that may present material risk to the Company’s operations, plans, prospects or competitive position; (iii) strategic and competitive developments; and (iv) senior management succession planning. The Board reviews information concerning these and other relevant matters that are regularly presented by management, including our Risk Committee, our Head of Internal Audit, our Chief Legal Officer and our Chief Compliance Officer, as well as each of the committees of the Board.

•
The Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures, internal control over financial reporting and significant tax, legal and regulatory compliance matters. Our Chief Financial Officer regularly provides reports to the Audit Committee on these matters. Additionally, the Company’s Head of Internal Audit reports independently to the Audit Committee and our Chief Legal Officer and our Chief Compliance Officer independently report quarterly to the Audit Committee regarding legal matters, compliance matters, and the activities of the Business Risk Committee.

•
The Compensation Committee has primary responsibility for addressing risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives and alignment of interests between our executives and the holders of our Class A Shares. Management has reviewed the Company’s compensation policies and practices for our executive managing directors and employees as they relate to our risk management and reported its findings to the Compensation Committee. The Compensation Committee has concluded that our compensation policies and practices, as described in the section below entitled “Compensation Discussion and Analysis,” encourage and reward prudent business judgment and appropriate risk-taking over the long term and do not create incentives for risk-taking that are reasonably likely to pose material risks to the Company.

•	The Nominating, Corporate Governance and Conflicts Committee oversees risks associated with the independence of the Board and potential conflicts of interest.

•	The Committee on Corporate Responsibility and Compliance oversees risks associated with our legal and regulatory compliance programs.
Director Attendance at the Annual Meeting and Board and Committee Meetings
Pursuant to our Corporate Governance Guidelines, all of our directors are expected to prepare for, attend and actively participate in all Board meetings and all meetings of any committee of the Board of which they are a member. Also, pursuant to our Corporate Governance Guidelines, our directors are encouraged to attend the Company’s Annual Meetings. All of our directors attended the 2016 Annual Meeting in person. During the year ended December 31, 2016, the Board held 11 meetings, the Audit Committee held seven meetings, the Compensation Committee held 10 meetings, the Nominating, Corporate Governance and Conflicts Committee held seven meetings and the Committee on Corporate Responsibility and Compliance held one meeting.
During 2016, each incumbent member of the Board attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees on which he or she served during the period for which he or she was a director or committee member.
Selection of Director Nominees
Under the terms of the Class B Shareholders Agreement, the Class B Shareholder Committee is entitled to designate five nominees (out of seven total, unless the Class B Shareholder Committee approves an increase in the size of our Board) for election to our Board for so long as our executive managing directors and their permitted transferees collectively beneficially own Shares representing more than 50% of the total combined voting power of all our outstanding Shares. Currently, the sole member of the Class B Shareholder Committee is Mr. Och. Only three directors, Messrs. Och, Windreich and Griswell, currently have been designated by the Class B Shareholder Committee pursuant to the Class B Shareholders Agreement. The Class B Shareholder Committee will be entitled to designate between one and three nominees for election to our Board, depending upon whether our executive managing directors and their permitted transferees own Shares representing at least 10% and less than or equal to 50% of the total combined voting power of all our outstanding Shares. See “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholders Agreement.”
With respect to other positions on the Board, the Nominating, Corporate Governance and Conflicts Committee makes a recommendation to the full Board as to any persons it believes should be nominated to serve as a member of the Board, and the Board determines the nominees after considering the recommendation and report of the Committee. The Nominating, Corporate Governance and Conflicts Committee will consider candidates for Board membership suggested by the Class B Shareholder Committee, other members of the Board, management and holders of our Class A Shares. The Nominating, Corporate Governance and Conflicts Committee and the Class B Shareholder Committee may retain the services of one or more third-party search firms to assist in identifying and evaluating potential candidates for Board membership. The Nominating, Corporate Governance and Conflicts Committee does not have a formal policy for consideration of director candidates recommended by our Shareholders, as our Corporate Governance Guidelines provide that such candidates will be evaluated using the same criteria as candidates recommended by members of our Board or management. Shareholders may recommend any person for consideration as a director nominee by writing to the Nominating, Corporate Governance and Conflicts Committee at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary. Recommendations must include the name and address of the Shareholder making the recommendation, a representation that the Shareholder is a holder of our Shares, the full name of and biographical information about the individual recommended, including the individual’s business experience for at least the five previous years and qualifications as a director, and any other information the Shareholder believes would be helpful to the Nominating, Corporate Governance and Conflicts Committee in evaluating the individual recommended.
Once a director candidate is identified, the Nominating, Corporate Governance and Conflicts Committee evaluates the candidate by considering criteria that it deems to be relevant. Although there are no specific minimum qualifications, the criteria evaluated by the Nominating, Corporate Governance and Conflicts Committee may include, among others, business experience and skills, independence, judgment, integrity, diversity, the ability to commit sufficient time and attention to

Board activities, and the absence of actual and/or potential conflicts of interest. The Nominating, Corporate Governance and Conflicts Committee considers these criteria in the context of the perceived needs of the Board as a whole at any given time.
In evaluating whether to nominate an incumbent director whose term of office is about to expire, and subject to the rights of the Class B Shareholder Committee, the Nominating, Corporate Governance and Conflicts Committee also reviews the director’s overall service to the Company during his or her term, including the number of meetings attended, participation in and contribution to the deliberation of the Board and its committees, independence matters, and the benefits of continuity among Board members. In the event such incumbent director is a member of the Nominating, Corporate Governance and Conflicts Committee, such director recuses himself or herself from that portion of the meeting. In accordance with this process, the Nominating, Corporate Governance and Conflicts Committee recommended that the Board of Directors nominate each of Messrs. Barr and Bufferd for election as a Class I director at the 2017 Annual Meeting.
Communications with the Board
Any Shareholder or other interested party who wishes to communicate directly with the Board as a Group or any individual member of the Board should write to: The Board of Directors, c/o Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary. Any Shareholder or other interested party who wishes to communicate directly with the independent directors as a Group or any individual independent member of our Board should write to: Independent Directors, c/o Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
Relevant communications will be distributed to any or all directors as appropriate depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Office of the Secretary reviews all correspondence, organizes the communications for review by the Board and distributes such communications to the full Board, to the independent directors or to one or more individual members, as appropriate. In addition, at the request of the Board, communications that do not directly relate to our Board’s duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, “spam,” advertisements, mass mailings, form letters, and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; and surveys. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any excluded communication will be made available to any director upon his or her request.
Code of Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to all of our executive managing directors, including our Chief Executive Officer and our Chief Financial Officer, employees and officers, and all members of the Board. The Code of Ethics works in conjunction with the other compliance policies and procedures implemented by the Company. The Code of Ethics requires avoidance of conflicts of interest, compliance with all applicable laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in our best interest. Everyone subject to the Code of Ethics is required to report any suspected violation of the Code of Ethics or of any law, rule or regulation or internal corporate policy or any other unethical behavior to his or her supervisor or manager, our Chief Administrative Officer or a member of our Legal and Compliance Department. A copy of the Code of Ethics is available on our website (www.ozcap.com) and may also be obtained upon written request to: Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
The Sarbanes-Oxley Act of 2002 requires companies to have procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place and our Audit Committee is responsible for overseeing them.

PROPOSAL NO. 1
ELECTION OF CLASS I DIRECTORS
General
Our Board currently consists of seven members. Our Board may consist of such other number of directors as may from time to time be determined by a majority of our Board to be appropriate in accordance with the terms of our Operating Agreement and the Class B Shareholders Agreement. Pursuant to the Operating Agreement, our Board is divided into three classes of approximately equal size. Each Class of directors is elected for a three-year term, and the election of the classes is staggered such that only one Class of directors is elected each year.
Directors Standing for Election
Two of our directors are standing for election: William P. Barr and Allan S. Bufferd. Each of these nominees currently serves on the Board as a Class I director, and each has consented to serve for an additional three-year term ending at the 2020 Annual Meeting and when his successor is duly elected or appointed and qualified.
We do not know of any reason why any of the nominees would be unable to serve as a Class I director. However, if any of the nominees should become unavailable to serve, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies will vote “FOR” that substitute nominee.
The Board of Directors unanimously recommends that Shareholders vote
“FOR” the election of Messrs. Barr and Bufferd as Class I directors.
The following table sets forth biographical information as of March 27, 2017 with respect to each nominee for director:

Name	Director Class	Expiration of Term	Age	Position
William P. Barr	I	2017	66	Independent Director
Allan S. Bufferd	I	2017	79	Independent Director
Following are the biographies for our director nominees, including information concerning the particular experience, qualifications, attributes or skills that led the Nominating, Corporate Governance and Conflicts Committee and the Board to conclude that the director should continue to serve on the Board:
William P. Barr joined our Board in August 2016 and is Chair of the Committee on Corporate Responsibility and Compliance. Mr. Barr served as Attorney General of the United States from 1991 to 1993 under President George H.W. Bush and, prior to that, as the Deputy Attorney General and as Assistant Attorney General in charge of the Office of Legal Counsel. Mr. Barr has held numerous other government positions, including on President Reagan’s White House Domestic Policy Staff and at the U.S. Central Intelligence Agency. Prior to his service at the U.S. Department of Justice, Mr. Barr was a partner at the law firm of Shaw, Pittman, Potts & Trowbridge where he primarily handled complex regulatory litigation. Following his service as Attorney General, Mr. Barr served as Executive Vice President and General Counsel of GTE Corporation from 1994 until that company merged with Bell Atlantic to become Verizon in 2000. He continued at Verizon as Executive Vice President and General Counsel, overseeing the legal, regulatory and government affairs activities of the company, until his retirement in 2008. Mr. Barr currently serves as a director of Time Warner Inc., where he is Chair of the Compensation and Human Development Committee and sits on the Nominating and Governance Committee, and Dominion Resources Corporation, where he sits on the Compensation, Governance and Nominating Committee. Mr. Barr has also served as a director of Selected Funds and a trustee of The Clipper Fund. Mr. Barr received a B.A. in government and an M.A. in government and Chinese studies from Columbia University and earned his law degree from George Washington University.
Mr. Barr’s qualifications to serve as a director include his extensive legal experience with service as a general counsel with a public company and an attorney with private law firms. He has experience with and knowledge of public company requirements from an internal perspective with his service as an executive of Verizon Communications Inc., as well as an external perspective as a director of public companies. Mr. Barr also has extensive legal and regulatory expertise through his distinguished career of government service, including as a U.S. Attorney General.

Allan S. Bufferd joined our Board in November 2007 and is our Lead Independent Director. Mr. Bufferd has been Treasurer Emeritus of the Massachusetts Institute of Technology (“MIT”) since his retirement in May 2006 as MIT’s Treasurer and Chief Investment Officer. From July 2004 until his retirement from MIT, Mr. Bufferd served as the first president of the MIT Investment Management Company, which provides stewardship of MIT’s financial resources. Mr. Bufferd holds S.B., S.M. and Sc.D. degrees in Materials Engineering from MIT and a J.D. from Suffolk University. Mr. Bufferd is a director and a member of the Audit, Nominating and Remuneration Committees of City of London Investment Management Group. From August 2006 until December 2009, he served as a director of RAM Holdings Ltd., where he was a member of the Nominating and Corporate Governance Committee and Risk Management Committee. Mr. Bufferd also serves on the advisory boards of various private investment funds and as a director or trustee of various non-profit organizations.
During his 30-year career at MIT, Mr. Bufferd supervised the formulation and implementation of investment policy for $12 billion of endowment and retirement fund assets of MIT. This experience provides him with a thorough understanding of institutional asset management and the hedge fund industry. Mr. Bufferd is a current or former member of a large number of corporate, foundation and investment advisory boards, and he possesses strong leadership and communication skills, well suited to his position as Lead Independent Director. Furthermore, his service on the audit, compensation and governance committees of other public companies gives him a strong background in corporate governance.
Directors Continuing in Office
The following table sets forth information as of March 27, 2017 with respect to each director continuing in office beyond the Annual Meeting:

Name	Director Class	Expiration of Term	Age	Position
David Windreich	II	2018	59	Co-Chief Investment Officer
J. Barry Griswell	II	2018	67	Independent Director
Georganne C. Proctor	II	2018	60	Independent Director
Daniel S. Och	III	2019	56	Chairman of the Board and Chief Executive Officer
Jerome P. Kenney	III	2019	75	Independent Director
Following are the biographies for our directors noted above, including information concerning the particular experience, qualifications, attributes or skills that led the Nominating, Corporate Governance and Conflicts Committee and the Board to conclude that the director should serve on the Board:
David Windreich joined our Board in November 2007 and is Co-Chief Investment Officer. He is also a member of the Partner Management Committee and an Executive Managing Director of the Och-Ziff Operating Group. Prior to joining Och-Ziff at its inception in 1994, Mr. Windreich was a Vice President in the Equity Derivatives Department of Goldman, Sachs & Co. He began his career at Goldman, Sachs & Co. in 1983 and became a Vice President in 1988. Mr. Windreich holds both a B.A. in Economics and an M.B.A. in Finance from the University of California, Los Angeles.
Mr. Windreich’s experience and investment expertise have enabled him, together with Mr. Och, to develop and expand the Company’s investment strategies and teams within the United States, Europe and Asia. He possesses extensive knowledge about the Company and its significant risk management processes, particularly those around the investment activities of the Och-Ziff funds. His service on the Board and as Co-Chief Investment Officer creates another critical link between management and the Board, providing the Board with the benefit of his perspectives on Och-Ziff’s business and thereby enabling the Board to more effectively perform its oversight function.
J. Barry Griswell joined our Board in June 2011 and is the Chair of our Compensation Committee. Mr. Griswell is the former Chairman and Chief Executive Officer of Principal Financial Group, Inc., a global investment management company, positions he held from 2002 to 2009 and 2000 to 2008, respectively. He remained the non-executive Chairman from 2008 to 2009 and a non-executive member of Principal Financial Group’s Board of Directors until 2010. Prior to joining Principal Financial Group in 1988, Mr. Griswell served as President and Chief Executive Officer of MetLife Marketing Corporation. Mr. Griswell has been a member of the Board of Directors of Voya Financial (f.k.a. ING U.S., Inc.) since 2013, where he is currently Chairman of the Compensation and Benefits Committee and a member of the Nominating and Governance and Audit Committees. Since 2004, he has been a member of the Board of Directors of Herman Miller, Inc., where he currently is Chairman of the Compensation Committee and a member of the Executive Committee. He served on the Board of Directors of National Financial Partners Corp. from 2010 to 2013. Mr. Griswell received a B.A. from Berry College and an M.B.A. from Stetson University.
Mr. Griswell is the former Chairman and Chief Executive Officer of a Fortune 500 company within the financial services industry. As a result, he has extensive executive leadership, management and operational experience with an organization that offered business, individuals and institutional clients a wide range of financial products and services, including retirement and investment services. Mr. Griswell’s leadership of Principal Financial Group through its initial public offering, as well as his leadership as Chairman of the Board of Principal Financial Group brings to our Board of Directors valuable financial expertise and corporate governance experience.
Georganne C. Proctor joined our Board in June 2011 and is the Chair of the Audit Committee. Ms. Proctor is the former Chief Financial Officer of TIAA-CREF, a national financial services organization, a position she held from 2006 to 2010. From 2003 to 2005, Ms. Proctor was Executive Vice President, Finance of Golden West Financial Corporation. Ms. Proctor served as Chief Financial Officer of Bechtel Group, Inc. from 1997 to 2002 and as a director of Bechtel from 1999 to 2002. Ms. Proctor has been a director of Redwood Trust, Inc. since 2006, where she currently is Chair of the Compensation Committee and a member of the Audit Committee. Ms. Proctor has been a director of SunEdison, Inc. since 2013, where she currently is Chair of the Audit Committee. She served on the Board of Directors of Kaiser Aluminum Corporation from 2006 to 2009. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University at Hayward.
Ms. Proctor has significant financial and accounting experience and has worked closely with boards and board committees throughout her career, including as the chief financial officer of large financial institutions. This experience provides her with a thorough understanding of public company reporting obligations, Sarbanes-Oxley compliance and planning, and treasury and liquidity management. Furthermore, her service on the audit and compensation committees of another public company gives her a strong background in the oversight of financial and corporate governance matters.
Daniel S. Och joined our Board in November 2007 in connection with our IPO. Mr. Och is our founder, Chairman of the Board and Chief Executive Officer. He is also Chair of the Partner Management Committee and an Executive Managing Director of the Och-Ziff Operating Group. Prior to founding Och-Ziff in 1994, Mr. Och spent 11 years at Goldman, Sachs & Co. He began his career in the Risk Arbitrage Department, and his later responsibilities included serving as Head of Proprietary Trading in the Equities Division and Co-Head of U.S. Equities Trading. Mr. Och holds a B.S. in Finance from the Wharton School of the University of Pennsylvania.
Mr. Och’s background as the founder of Och-Ziff in 1994 and his day-to-day leadership of Och-Ziff since then as Chief Executive Officer and Executive Managing Director enable him to bring to the Board valuable insights and perspectives about Och-Ziff, including a thorough understanding of the Company’s business, operations and prospects, the alternative asset management industry, and the global markets and economies.
Jerome P. Kenney joined our Board in November 2007 and is Chair of the Nominating, Corporate Governance and Conflicts Committee. Mr. Kenney currently serves as a senior advisor to BlackRock, a leading asset management firm. Mr. Kenney was Vice Chairman and member of the Executive Client Coverage Group of Merrill Lynch & Co., Inc., currently the investment banking and wealth management division of Bank of America Corporation, positions he held from February 2002 to August 2008. From 1990 to 2002, Mr. Kenney served as the Head of Corporate Strategy, Business Development and Research, and oversaw Corporate Credit, Marketing and Government Relations at Merrill Lynch. From 1985 to 1991, he served as President and Chief Executive Officer of the Merrill Lynch Global Markets and Investment Banking Group and as a member of the Board of Directors of Merrill Lynch. Mr. Kenney was previously a member of the Board of Directors of Invesco Ltd., where he served on the Audit, Compensation and Nominating and Corporate Governance Committees. He was also previously a member of the Board of Directors of Freddie Mac (formerly known as Federal Home Loan Mortgage Corporation), where he served on the Audit, Compensation and Human Resources Committees. Mr. Kenney holds a B.A. in Economics from Yale University and an M.B.A. in Finance from the Kellogg School of Management of Northwestern University.
Mr. Kenney has extensive experience in the global financial services and asset management businesses due in large part to his service as a senior executive officer of Merrill Lynch. For more than 30 years, Mr. Kenney had responsibility in several areas, including Merrill Lynch’s firmwide securities research, corporate strategy, international and domestic business development, M&A and government relations as well as its equity, fixed income, derivative, currency and commodities trading businesses. Mr. Kenney also served for several years as the head of Merrill Lynch’s Risk Management Committee. Mr. Kenney’s prior service on the boards and independent board committees of other public companies in the financial industry provides him with valuable experience in corporate governance, compensation and audit and financial reporting matters.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
General
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2017. In connection with this appointment, Ernst & Young LLP will examine and report to Shareholders on the consolidated financial statements of the Company and its subsidiaries for 2017. Ernst & Young LLP is an independent registered public accounting firm and has served as our independent registered public accounting firm since our IPO in 2007. Ernst & Young LLP also currently serves, and in prior years has served, as the independent auditors for the Och-Ziff funds.
Although not required, the Board has put this proposal before the Shareholders because it believes that seeking Shareholder ratification of the Audit Committee’s appointment of our independent registered public accounting firm is good corporate governance practice. This vote is only advisory, however, because the Audit Committee has the sole authority to retain and dismiss our independent registered public accounting firm. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the Shareholders’ vote when determining whether to continue the firm’s engagement. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its Shareholders.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from Shareholders. They also will have the opportunity to make a statement if they desire to do so.
The Board of Directors unanimously recommends that Shareholders vote
“FOR” the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.
Principal Accountant Fees and Services
The following table summarizes the aggregate fees billed for professional services provided to Och-Ziff by Ernst & Young LLP for the years ended December 31, 2016 and 2015:

Fee Category	2016	2015

	(dollars in thousands)
Audit Fees(1)	$4,676	$6,746
Audit-Related Fees(2)	92	517
Tax Fees(3)	2,323	4,405
Total Fees	$7,091	$11,668

(1)
Audit Fees.    Consist of fees for professional services provided in connection with the annual audit of our consolidated financial statements, the annual audit of internal control over financial reporting and the services that an independent registered public accounting firm would customarily provide in connection with subsidiary audits, other regulatory filings, and similar engagements, such as attest services, comfort letters, consents and reviews of documents filed with or submitted to the SEC.

(2)	Audit-Related Fees. Consist primarily of fees for services rendered in connection with the audits of our employee benefit plans and agreed-upon procedures related to our term loans.

(3)
Tax Fees.    Consist of the aggregate fees billed for tax compliance, which generally involves assistance in preparing, reviewing or filing various tax related filings in the U.S. and in foreign jurisdictions, and tax consulting.

Ernst & Young LLP also provides audit and tax consulting and compliance services to the unconsolidated Och-Ziff funds. During 2016, fees for these services were approximately $11.4 million for audit fees and $5.7 million for tax fees. During 2015, fees for these services were approximately $9.8 million for audit fees and $3.4 million for tax fees. The fees for these services are provided to and paid by the Och-Ziff funds and therefore are not included in the above table.

The Audit Committee determined that the non-audit services provided by Ernst & Young LLP during the year ended December 31, 2016 were compatible with maintaining the independence of Ernst & Young LLP.
Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has adopted a policy implementing the SEC’s rules requiring it to pre-approve all audit, audit-related and all permissible non-audit services performed by our independent registered public accounting firm. These pre-approval requirements are intended to comply with rules of the SEC and the Public Company Accounting Oversight Board, which are applicable to all public companies, and to help assure that the provision of services does not impair our independent registered public accounting firm’s independence from Och-Ziff. The policy specifically sets forth services that are pre-approved, as well as services that are prohibited. Any request to provide a service that has been pre-approved by the Audit Committee is submitted to the Chief Executive Officer or the Chief Financial Officer for authorization. If there is any question as to whether a service has been pre-approved, the Audit Committee or the Chair of the Audit Committee is consulted for a determination. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.
For services not specifically pre-approved pursuant to the policy, a written request will be submitted in advance to the Audit Committee by management along with documentation describing the scope of the proposed service, the fee structure for the service and any other relevant information. Prior to approving any service, the Audit Committee must discuss with the independent registered public accounting firm the potential effects of the proposed services on the independent registered public accounting firm’s independence and seek management’s views on whether the requested services are consistent with the policy as well as applicable law.
Our Audit Committee has delegated to Ms. Proctor, Chair of our Audit Committee, the authority to approve any audit, audit-related or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.
Audit Committee Report
The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining our system of internal control over financial reporting. Our independent registered public accounting firm was engaged to audit and express opinions on the conformity of our financial statements to generally accepted accounting principles in the United States, or U.S. GAAP, and the effectiveness of our internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed the audited financial statements prepared for inclusion in our Annual Report on Form 10-K for the year ended December 31, 2016 and our internal control over financial reporting with management and Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee also has reviewed and discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. As part of that review, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP regarding communications with the Audit Committee concerning independence that are required by applicable rules of the Public Company Accounting Oversight Board and has discussed with Ernst & Young LLP its independence from management and the Company.
Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.
Submitted by the members of the Audit Committee:
Georganne C. Proctor, Chair
William P. Barr
Allan S. Bufferd
J. Barry Griswell
Jerome P. Kenney

PROPOSAL NO. 3
APPROVAL OF THE ADOPTION OF THE AMENDMENT OF THE COMPANY’S 2013 INCENTIVE PLAN
General
The following information relates to the recommendation of the Board that the shareholders of the Company approve the amendment of the 2013 Incentive Plan (“2013 Plan”) to increase the number of Class A Shares authorized for issuance under the 2013 Plan in order to, among other things, implement the grants of the Och-Ziff Operating Group P Units (and issuance of related Class B Shares) previously announced in our Form 8-K filed on February 15, 2017, as a part of the Och-Ziff Capital Management Group LLC 2017 Incentive Program (the “2017 Incentive Program”).
The Board approved the 2017 Incentive Program in order to incentivize the Company's executive managing directors for their services, contributions and leadership they provide and to ensure the future continuity of the Company while further strengthening alignment with the Company’s fund investors and shareholders, and approved certain awards of Och-Ziff Operating Group P Units under the 2017 Incentive Program (which are granted as LTIP Units under the 2013 Plan) upon the recommendation and approval of the Compensation Committee. The 2017 Incentive Program and Och-Ziff Operating Group P Units are described further in “Executive and Director Compensation-Compensation Discussion and Analysis-Executive Officer Compensation Programs-Group P Units.” In addition, the Board also approved awards of Och-Ziff Operating Group D Units to Messrs. Levin & Cohen, described in “Executive and Director Compensation-Compensation Discussion and Analysis-Partner Agreements, Severance Benefits and Change in Control Provisions.” The potential issuance of Class A Shares upon exchange of these Och-Ziff Operating Group Units is subject to shareholder approval of the amendment to the 2013 Plan described in this Proposal No. 3, (the “Plan Amendment”).
The 2013 Plan was adopted by our Board and approved by our shareholders on May 7, 2013. This proposed Plan Amendment increases the number of Class A Shares authorized for issuance under the 2013 Plan by a total of 150,000,000 shares (the "Plan Amendment") to facilitate the above described awards of Och-Ziff Operating Group Units (including the related Class B Shares) and the Class A Shares potentially issuable upon exchange of such Och-Ziff Operating Group Units. As of the record date, a total of 81,250,788 Class A Shares were authorized for issuance under the 2013 Plan, with approximately 18 million Class A Shares available for issuance under future grants, excluding the Och-Ziff Operating Group Units described above with respect to which the issuance of Class A Shares upon exchange is subject to shareholder approval of the Plan Amendment. Following the Plan Amendment, the number of Class A Shares authorized for issuance will be increased by 150,000,000 shares, bringing the total number of Class A Shares authorized for issuance under the 2013 Plan to 231,250,788 shares, of which approximately 54 million shares will remain available for issuance in connection with future awards (after accounting for the Och-Ziff Operating Group Units described above), which latter amount would be consistent with the available reserve prior to the adoption of the 2017 Incentive Program.
The Company is seeking shareholder approval so that it may satisfy the previously announced equity grants and continue granting awards under the 2013 Plan in order to provide additional incentives to selected employees, directors, executive managing directors and consultants, strengthen commitment, motivate the diligent performance of responsibilities and attract and retain competent and dedicated persons whose efforts should result in our long-term growth and profitability. Subject to shareholder approval, we plan to register the additional 150,000,000 Class A Shares reserved under the 2013 Plan on a Registration Statement on Form S-8.
Dilution and Historical Share Usage
In evaluating whether to amend the 2013 Plan and determining the number of Class A Shares to request for approval, the Board evaluated the dilution and existing terms of outstanding awards under the 2013 Plan. Prior to the approval of the Plan Amendment (and in all cases excluding the Och-Ziff Operating Group Units described above, with respect to which the issuance of Class A Shares upon exchange of such Och-Ziff Operating Group Units is subject to shareholder approval of the Plan Amendment), as of May 9, 2017, (i) a total of 81,250,788 Class A Shares were authorized for issuance under the 2013 Plan, with approximately 18 million available for issuance under future grants, and (ii) a total of 512,577,519 Class A Shares were outstanding, assuming the exchange of all Och-Ziff Operating Group Units into Class A Shares. Subject to shareholder approval of the Plan Amendment (and in all cases, including the Och-Ziff Operating Group Units described above), as of May 9, 2017, (i) there will be 231,250,788 Class A Shares authorized for issuance under the 2013 Plan, of which approximately 54 million will be available for issuance under future grants, and (ii) an aggregate total of 555,377,519 Class A Shares outstanding (excluding the Och-Ziff Operating Group P Units described above) or 627,227,519 Class A Shares outstanding (assuming all the Och-Ziff Operating Group P Units described above meet both vesting conditions) assuming the exchange of all Och-Ziff Operating Group Units into Class A Shares. The closing trading price of each ordinary share as of the record date was $2.50.

In evaluating whether to amend the 2013 Plan and determining the number of Class A Shares to request for approval, the Board considered the Company’s historical gross burn rate (the number of incentive awards granted during a period in proportion to the Company’s outstanding Class A Shares (assuming the exchange of all applicable Och-Ziff Operating Group Units for Class A Shares)), issued equity overhang (outstanding incentive awards in proportion to the Company’s outstanding Class A Shares (assuming the exchange of all applicable Och-Ziff Operating Group Units for Class A Shares)) and total equity overhang (outstanding incentive awards and shares available for future awards in proportion to the Company’s outstanding Class A Shares (assuming the exchange of all applicable Och-Ziff Operating Group Units for Class A Shares)). The Company’s gross burn rate for the 2016 fiscal year was 1.7%, and the three-year average gross burn rate for fiscal 2014 through 2016 was 2.6%. The Board determined in light of these factors among others that it was appropriate to amend the 2013 Plan.
Terms and Provisions
The material terms and provisions of the 2013 Plan, including the proposed amendment contained in this Proposal No. 3, are summarized below. This description does not purport to be complete, and is qualified in its entirety by reference to the Plan Amendment, a copy of which is attached as Annex B to this proxy statement, and the 2013 Plan that was filed as Exhibit 10.1 to our Form 8-K filed on May 8, 2013.
Summary of the 2013 Plan
Summary
The following is a summary of the material terms of the 2013 Plan, assuming the Plan Amendment is approved by our shareholders. The 2013 Plan was originally adopted on May 7, 2013. Subject to the approval of our shareholders at the Annual Meeting, the Plan Amendment will become effective as of the date of such approval and, if approved, will continue in effect until terminated by the Board except as noted below, provided that if the Plan Amendment is not approved by our shareholders, the Plan Amendment will not be effective.
The 2013 Plan provides that the Company or a participating subsidiary or affiliate (which are OZ Management, OZ Advisors and OZ Advisors II and each other subsidiary or affiliate that is a member of the Och-Ziff Operating Group as defined in the Operating Agreement) may grant or sell equity-based awards based on or consisting of Class A Shares, Class B Shares, and interests in the members of the Och-Ziff Operating Group (“LTIP Units”). The 2013 Plan provides for the issuance of options, share appreciation rights, restricted shares, restricted share units, performance shares, unrestricted shares or other share-based awards, including but not limited to LTIP Unit Awards granted or sold under the 2013 Plan to selected employees, directors, executive managing directors and consultants.
Shares Reserved
Subject to shareholder approval of the Plan Amendment, a total of 231,250,778 of our Class A Shares will be authorized for issuance under the 2013 Plan, of which approximately 54 million shares will be available for issuance in connection with future awards as of the date of the amendment. Such Class A Shares may be issued pursuant to grants of options, share appreciation rights, restricted shares, restricted share units, performance shares, unrestricted shares or other share-based awards, including but not limited to LTIP Unit Awards, granted or sold under the 2013 Plan.
Subject to equitable adjustments as described below, the maximum number of Class A Shares that may be delivered pursuant to awards will be 231,250,788 Class A Shares, as increased on the first day of each fiscal year (beginning in fiscal year 2018) by a number of Class A Shares equal to fifteen percent (15%) of the increase, if any, in the number of outstanding Class A Shares from the number of outstanding Class A Shares on the first day of the immediately preceding fiscal year (calculated assuming the exchange of all applicable Och-Ziff Operating Group Units for Class A Shares). If any award expires or terminates unexercised, becomes unexercisable or is forfeited as to any Class A Shares, or is tendered or withheld as to any Class A Shares in payment of the exercise price of the award or the taxes payable with respect to the exercise or vesting of the award, then such unpurchased, forfeited, tendered or withheld Class A Shares will thereafter be available for further awards under the 2013 Plan unless, in the case of options, related share appreciation rights (as described below) are exercised.
Eligibility and Participation
Any of our officers, employees, directors, executive managing directors and consultants are eligible to participate in the 2013 Plan, subject to selection as an eligible participant by the Compensation Committee. We have 509 employees as of March 14, 2017, but awards will generally be limited to executive and management-level employees.

Plan Administration
Pursuant to the terms of the 2013 Plan, the administrator of the 2013 Plan (the “Administrator”) is the Board or, if and to the extent that the Board does not administer the 2013 Plan, the Compensation Committee. Subject to any restrictions on the authority delegated to it by the Board, the Administrator will have the power and authority, without limitation:

•	to select participants;

•	to determine whether and to what extent awards are to be granted to participants;

•	to determine the number of Class A Shares, Class B Shares or LTIP Units to be covered by each award;

•
to determine the terms and conditions, not inconsistent with the terms of the 2013 Plan, which will govern award documents (including but not limited to (i) the restrictions applicable to awards and the conditions under which restrictions applicable to such awards will lapse; (ii) the performance goals and periods applicable to awards; (iii) the exercise price, base price or purchase price, if any, of awards; (iv) the vesting schedule applicable to awards; (v) the number of Class A Shares, Class B Shares or LTIP Units subject to awards; and (vi) any amendments to the terms and conditions of outstanding awards, including but not limited to reducing the exercise price or base price of such awards, extending the exercise period of such awards and accelerating the vesting schedule of such awards);

•	to make fair market value determinations with respect to any award;

•	to determine the duration and purpose of leaves of absence that may be granted to a participant without constituting a termination of the participant’s employment or service for purposes of awards;

•	to adopt, alter and repeal such administrative rules, guidelines and practices governing the 2013 Plan as it will from time to time deem advisable;

•
to construe and interpret the terms and provisions of the 2013 Plan and any award (and the award document relating to the award), and to otherwise supervise the administration of the 2013 Plan and exercise all powers and authorities either specifically granted under the 2013 Plan or advisable in the administration of the 2013 Plan;

•
to delegate its authority, in whole or in part, to two or more individuals (who may or may not be members of the Board), subject to the requirements of applicable law or any stock exchange on which the Class A Shares are listed;

•
to delegate its authority, in whole or in part, and with respect to participants who are not executive officers of the Company, to one or more individuals (who may or may not be members of the Board), subject to the requirements of applicable law or any stock exchange on which the Class A Shares are listed; and

•	to determine at any time whether, to what extent and under what circumstances and method or methods awards may be settled by the Company, or any participating subsidiary or affiliate.
Types of Awards
As described in “Executive and Director Compensation—Compensation Discussion and Analysis,” our current equity compensation awards have generally been composed of LTIP Unit Awards in the form of Och-Ziff Operating Group Units. The 2013 Plan permits the Administrator to grant the equity awards as described below, although the Company currently does not have any options or share appreciation rights outstanding.
Restricted Shares, Restricted Share Units and Performance Shares
Awards of restricted shares, restricted share units or performance shares may be issued either alone or in addition to other awards. The Administrator determines the participants to whom, and the time or times at which, awards of restricted shares, restricted share units or performance shares are made; the number of Class A Shares to be awarded; the price, if any, to be paid by the participant for the acquisition of restricted shares, restricted share units or performance shares; the restricted period (as described below), if any, applicable to awards of restricted shares or restricted share units; the Performance Goals (as described below), if any, applicable to awards of restricted shares, restricted share units or performance shares; any rights to distribution equivalents; and all other conditions of the awards of restricted shares, restricted share units and performance shares. The Administrator may also condition the grant of the award of restricted shares, restricted share units or performance shares upon the exercise of options, or upon such other criteria as the Administrator may determine, in its sole discretion. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a participant will forfeit his or her restricted shares, restricted share units or performance shares. The provisions of the awards of restricted shares, restricted share units or performance shares need not be the same with respect to each participant.
Restrictions and Conditions. The awards of restricted shares, restricted share units and performance shares are subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator:
Subject to the provisions of the 2013 Plan and the award document, during such period as may be set by the Administrator commencing on the date of the award (the “Restricted Period”), the participant is not permitted to sell, transfer, pledge or assign restricted shares, restricted share units or performance shares, but the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including but not limited to the attainment of certain Performance Goals, the participant’s termination of employment or service as a director, executive managing director or consultant of or service provider to the Company or any subsidiary or affiliate (together, the “participating entities”) or the participant’s death or disability.
Except as may be provided in the award document, the participant generally has the rights of a shareholder with respect to restricted shares and performance shares during the Restricted Period. The participant generally does not have the rights of a shareholder with respect to Class A Shares subject to awards of restricted share units during the Restricted Period, but, at the discretion of the Administrator, distribution equivalents may be awarded during a Restricted Period with respect to the number of Class A Shares covered by restricted share units and may be accrued and paid to the participant promptly after, and only after, the Restricted Period, if any, applicable to such distribution equivalents has expired without forfeiture. Certificates for unrestricted Class A Shares are delivered to the participant promptly after, and only after, the Restricted Period has expired without forfeiture in respect of such awards of restricted shares, restricted share units or performance shares except as the Administrator, in its sole discretion, will otherwise determine.
The rights of participants granted awards of restricted shares, restricted share units or performance shares upon termination of employment or service as a director, executive managing director or consultant of or service provider to the Company or to any subsidiary or affiliate for any reason during the Restricted Period is set forth in the award document.
Other Share-Based Awards
The Administrator is authorized to grant awards to participants in the form of other share-based awards, as deemed by the Administrator to be consistent with the purposes of the 2013 Plan and as evidenced by an award document, including but not limited to awards that are valued in whole or in part by reference to Class A Shares, including awards valued by reference to book value, fair value or performance of the Company or any subsidiary, affiliate or partnership interests, including distribution equivalents and restricted or performance units. Other share-based awards may be granted as free-standing awards or in tandem with other awards. The Administrator determines the terms and conditions of such awards, consistent with the terms of the 2013 Plan, including any Performance Goals and performance periods. Class A Shares, partnership interests, or other securities or property delivered pursuant to an award in the nature of a purchase right granted will be purchased for such consideration, paid for at such times, by such methods, and in such forms, including but not limited to Class A Shares, other awards, notes or other property, as the Administrator will determine, subject to any required corporate action. The Administrator may, in its sole discretion, settle such other share-based awards for cash, Class A Shares, partnership interests, or other property as appropriate, if it determines, after consultation with its legal counsel and tax advisers, that such alternate settlement would be in the Company’s best interests.
The Administrator is also authorized to grant LTIP Unit Awards to participants in the form of LTIP Units that, whether vested or unvested, entitle the participant to receive, currently or on a deferred or contingent basis, distributions or Distribution Equivalents with respect to a number of LTIP Units or other distributions from the members of the Och-Ziff Operating Group, with respect to which the Administrator may provide in the award document that such amounts (if any) will be deemed to have been reinvested in additional LTIP Units. The LTIP Units may include an exchange ratio pursuant to which the LTIP Units (with or without other property) may be exchanged for Class A Shares in accordance with the terms of the Company’s Operating Agreement, and in such case may include Class B Shares, but the number of Class B Shares issued as a feature of the LTIP Unit Award may not exceed the number of Class A Shares acquirable upon the exchange of the LTIP Units included in such LTIP Unit Award and that such Class B Shares are canceled pro tanto at the same time that the exchangeable LTIP Units are exchanged for such Class A Shares. LTIP Units may be structured as profits interests, capital interests or other types of partnership interests for federal income tax purposes. The Administrator has the authority to determine the number of Class A Shares, interests, units or rights underlying LTIP Unit Awards in light of all applicable circumstances, including but not limited to performance-based vesting conditions, operating partnership capital account allocations, value accretion factors, and conversion or exchange ratios, to the extent set forth in the limited partnership agreements of the Och-Ziff Operating Group entities (the “Operating Group Limited Partnership Agreements”), the Internal Revenue Code (the “Code”) or otherwise.
Options
Each participant who is granted an option must enter into an award document containing such terms and conditions as the Administrator determines, in its discretion, which award document must set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option. The provisions of each option need not be the same with respect to each participant. More than one option may be granted to the same participant and be outstanding concurrently. The following are the general terms and conditions applicable to an option:
Exercise Price. The exercise price of an option is determined by the Administrator in its sole discretion at the time of grant; provided, however, that the exercise price relating to each Class A Share purchasable under an option may not be less than one hundred percent (100%) of the fair market value of each Class A Share on the date of grant.
Option Term. The maximum term of each option is fixed by the Administrator, but no option is exercisable more than ten (10) years after the date such option is granted. Each option’s term is subject to earlier expiration pursuant to the applicable provisions in the 2013 Plan and the award document. No option is exercisable after the expiration of its term.
Exercisability. Each option is exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as are determined by the Administrator in the award document. The Administrator may also provide that any option will be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. The Administrator has the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An option may not be exercised for a fraction of a Class A Share.
Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Class A Shares to be purchased, accompanied by payment in full of the aggregate exercise price of the Class A Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator in its sole discretion with respect to any option or category of options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including, but not limited to, the withholding of Class A Shares otherwise issuable upon exercise); (ii) in the form of unrestricted Class A Shares already owned by the participant which have a fair market value on the date of surrender equal to the aggregate exercise price of the Class A Shares as to which such option will be exercised; (iii) any other form of consideration approved by the Administrator and permitted by applicable law; or (iv) any combination of the above.
Rights as Shareholder. A participant has no rights to distributions or any other rights of a shareholder with respect to the Class A Shares subject to an option until the participant has given written notice of exercise, has paid in full for such Class A Shares, subject to satisfaction of applicable withholding taxes and if requested, provides a representation that the participant is not acquiring the Class A Shares with a view to distribute.
Transfers of Options. Except as otherwise determined by the Administrator, no option is transferable by a participant other than by the laws of descent and distribution.
Termination of Employment or Service
General Rule. Unless the applicable award document provides otherwise or unless otherwise determined by the Administrator, in the event that the employment or service of a participant terminates for any reason other than cause (as defined in the 2013 Plan), disability (as defined in the 2013 Plan), or death, but including termination by reason of the entity employing the participant or to which the participant is rendering services ceasing to be a subsidiary or affiliate, (A) options granted to such participant, to the extent that they are exercisable at the time of such termination, will remain exercisable until the date that is ninety (90) days after such termination, on which date they will expire and (B) options granted to such participant, to the extent that they were not exercisable at the time of such termination, will expire at the close of business on the date of such termination. The ninety (90)-day period will be extended to one year after the date of such termination in the event of the participant’s death during such ninety (90)-day period.

Disability and Death. Unless the applicable award document provides otherwise or unless otherwise determined by the Administrator, in the event that the employment or service of a participant will terminate on account of the disability or death of the participant, (A) options granted to such participant, to the extent that they were exercisable at the time of such termination, will remain exercisable until the date that is one year after such termination, on which date they will expire and (B) options granted to such participant, to the extent that they were not exercisable at the time of such termination, will expire at the close of business on the date of such termination.
Cause. In the event of the termination of a participant’s employment or service for cause, all outstanding options, including vested options, will expire at the commencement of business on the date of such termination.
Other Change in Employment or Service Status. An option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, disability or other changes in the employment or service status of a participant, in the discretion of the Administrator. The Administrator will follow applicable written policies of the Company with regard to such matters.
Share Appreciation Rights
Share appreciation rights may be granted either alone (“Free-Standing Share Appreciation Rights”) or in conjunction with all or part of any option (“Related Share Appreciation Rights”). Related Share Appreciation Rights may be granted either at or after the time of the grant of such option. The Administrator determines the participants to whom, and the time or times at which, grants of share appreciation rights are made; the number of Class A Shares to be awarded; the exercise price; and all other conditions of share appreciation rights. No Related Share Appreciation Rights may be granted for more Class A Shares than are subject to the option to which they relate, and any share appreciation rights must be granted with an exercise price not less than one hundred percent (100%) of the fair market value of Class A Shares on the date of grant. The provisions of share appreciation rights need not be the same with respect to each participant. The following are the general terms and conditions applicable to a share appreciation right:
Exercisability. Free-Standing Share Appreciation Rights are exercisable at such time or times and subject to such terms and conditions as determined by the Administrator at or after grant. Related Share Appreciation Rights are exercisable only at such time or times and to the extent that the options to which they relate are exercisable.
Payment Upon Exercise. Upon the exercise of a Free-Standing Share Appreciation Right, the participant is entitled to receive up to, but not more than, the value equal to the excess of the fair market value of a Class A Share as of the date of exercise over the exercise price specified in the Free-Standing Share Appreciation Right (which price will be no less than one hundred percent (100%) of the fair market value of such Class A Share on the date of grant) multiplied by the number of Class A Shares in respect of which the Free-Standing Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. A Related Share Appreciation Right may be exercised by a participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the participant will be entitled to receive up to, but not more than, the value equal to the excess of the fair market value of a Class A Share as of the date of exercise over the exercise price specified in the related option (which price will be no less than one hundred percent (100%) of the fair market value of a Class A Share on the date of grant) multiplied by the number of Class A Shares in respect of which the Related Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Options that have been so surrendered, in whole or in part, will no longer be exercisable to the extent the Related Share Appreciation Rights have been so exercised. The Administrator may determine to settle the exercise of a share appreciation right in cash (or in any combination of Class A Shares and cash).
Rights as a Shareholder. A participant has no rights to distributions or any other rights of a shareholder with respect to the Class A Shares subject to share appreciation rights until the participant has given written notice of exercise, and Class A Shares have been issued to the participant upon such exercise, and the participant has satisfied any applicable withholding taxes and, if requested, has provided a representation that the participant is not acquiring the Class A Shares with a view to distribute.
Non-Transferability. Share appreciation rights are not transferable, but Related Share Appreciation Rights are transferable only when and to the extent the related option would be transferable.
Termination of Employment or Service. In the event of the participant’s termination of employment or service, Free-Standing Share Appreciation Rights will be exercisable at such time or times and subject to such terms and conditions as will be determined by the Administrator and Related Share Appreciation Rights will be exercisable at such time or times and subject to such terms and conditions as set forth in the award document.

Term. The term of each Free-Standing Share Appreciation Right is fixed by the Administrator, but no Free-Standing Share Appreciation Right is exercisable more than ten (10) years after the date such Share Appreciation Right is granted. The term of each Related Share Appreciation Right is the term of the Option to which it relates, but no Related Share Appreciation Right is exercisable more than ten (10) years after the date such Related Share Appreciation Right is granted.
Performance Goals
Performance Goals are based on one or more of the following criteria: (i) earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) economic income, distributable earnings or distributable earnings per share; (vi) revenue, revenue growth or rate of revenue growth; (vii) return on assets (gross or net), return on investment, return on capital, or return on equity; (viii) returns on sales or revenues; (ix) operating expenses; (x) share price appreciation; (xi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xii) implementation or completion of critical projects or processes; (xiii) economic value created; (xiv) cumulative earnings per share growth; (xv) operating margin or profit margin; (xvi) share price or total shareholder return; (xvii) cost targets, reductions and savings, productivity and efficiencies; (xviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, or information technology goals, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xix) personal professional objectives, including any of the foregoing Performance Goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xx) any combination of, or a specified increase in, any of the foregoing.
Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a Group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).
Each of the foregoing Performance Goals are not required to be determined in accordance with generally accepted accounting principles and are subject to certification by the Administrator, but the Administrator has the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the participating entities or the financial statements of the participating entities, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
Equitable Adjustments
In the event of any change in capitalization, an appropriate equitable substitution or proportionate adjustment will be made, in each case in the manner to be determined by the Administrator in its sole discretion, in order to prevent an enlargement or dilution of rights, in (i) the aggregate number of Class A Shares reserved for issuance under the 2013 Plan and the maximum number of Class A Shares that may be subject to awards granted to any participant in any fiscal year; (ii) the kind, number and exercise price, base price, or ratio of Class A Shares subject to outstanding options, share appreciation rights and exchangeable LTIP Units; and (iii) the kind and number of Class A Shares, or LTIP Units and the purchase price of Class A Shares subject to outstanding awards of restricted shares, restricted share units, performance shares, unrestricted shares or other share-based awards, including but not limited to LTIP Unit Awards, but any fractional shares or units resulting from the adjustment will be eliminated. Without limiting the generality of the above, in connection with a change in capitalization, the Administrator will take such action as is necessary to adjust the outstanding awards to reflect the change in capitalization, including but not limited to the cancellation of any outstanding award in exchange for payment in cash or other property of the aggregate fair market value of the Class A Shares, or LTIP Units covered by such award, reduced by the aggregate exercise price, base price, or purchase price thereof, if any.

Change in Control
In the event of a change in control (as defined in the 2013 Plan), any outstanding option that is not assumed or continued, or for which an equivalent option or right is not substituted pursuant to the change in control transaction’s governing document, will become fully vested and exercisable immediately prior to the effective date of such change in control and will expire upon the effective date of such change in control. Unless otherwise determined by the Administrator and evidenced in an award document, in the event that (i) a change in control occurs and (ii) the participant’s employment or service is terminated by the Company, its successor or affiliate thereof without cause on or after the effective date of the change in control but prior to twelve (12) months following such change in control, then: (1) any unvested or unexercisable portion of any award carrying a right to exercise will become vested and exercisable; and (2) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other award will lapse and all unvested awards will be deemed fully vested and performance conditions imposed with respect to such awards will be deemed to be fully achieved.
Definition of Change in Control
For purposes of the 2013 Plan, “Change in Control” generally means the occurrence of any of the following events:

(1)
any person or any Group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto, excluding any permitted transferee or any Group of permitted transferees, becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities; or

(2)
the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the effective date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (2); or

(3)
there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity and, immediately after the consummation of such merger or consolidation, either (i) the members of the Board immediately prior to the merger or consolidation do not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (ii) all of the persons who were the respective beneficial owners of the voting securities of the Company immediately prior to such merger or consolidation do not beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation; or

(4)
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than the sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are beneficially owned by shareholders of the Company in substantially the same proportions as their beneficial ownership of such securities of the Company immediately prior to such sale.

 Notwithstanding the foregoing, except with respect to clause (2) and clause (3)(i) above, a “Change in Control” will not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
Withholding Taxes
Each participant will, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for non-U.S. or U.S. federal, state, or local income tax purposes, pay to any participating entity, or make arrangements satisfactory to the Administrator regarding payment of, any non-U.S. or U.S. federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of any participating entity under the

2013 Plan will be conditional on the making of such payments or arrangements, and any such participating entity will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. Whenever cash is to be paid pursuant to an award, any participating entity will have the right to deduct an amount sufficient to satisfy any non-U.S. or U.S. federal, state and local withholding tax requirements related thereto. Whenever Class A Shares or LTIP Units are to be delivered pursuant to an award, any participating entity will have the right to require the participant to remit to any such participating entity in cash an amount sufficient to satisfy any non-U.S. or U.S. federal, state and local withholding tax requirements related thereto. With the approval of the Administrator, a participant may elect to satisfy the foregoing requirement by electing to have any participating entity withhold from delivery of Class A Shares, LTIP Units, or other property or by delivering already owned unrestricted Class A Shares, LTIP Units, or other property, in each case having a value equal to the minimum amount of tax required to be withheld. Such Class A Shares, LTIP Units, or other property will be valued at their fair market value, if any, on the business day immediately preceding the date on which the amount of tax to be withheld is determined. Fractional share or unit amounts will be settled in cash. Such an election may be made with respect to all or any portion of the Class A Shares, LTIP Units, or other property to be delivered pursuant to an award. Each participating entity may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any award.
Term, Amendment and Termination of the Plan
The Plan will terminate on the tenth anniversary of the effective date (as defined in the 2013 Plan), but awards granted before such termination may extend beyond that date. The Board may amend, alter or terminate the 2013 Plan, but no amendment, alteration, or termination will be made that would impair the rights of a participant under any award granted without such participant’s consent. Unless the Board determines otherwise, the Board will obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy any applicable laws.
Governing Law
The Plan is construed and enforced in accordance with the laws of the State of Delaware without regard to the application of the principles of conflicts or choice of laws.
New Plan Benefits
Generally, awards under the 2013 Plan are made by the Administrator in its discretion and depend on a number of factors, including the fair market value of our Class A Shares on future dates. While future awards under the 2013 Plan will be granted at the discretion of the Administrator, the potential future issuance of Class A Shares with respect to certain awards granted to some Named Executive Officers and other employees under the 2013 Plan, as set forth in the table below and described in “Executive and Director Compensation—Compensation Discussion and Analysis,” is subject to shareholder approval of the Plan Amendment, as described in this Proposal No. 3. In addition, the Company has made certain commitments to make grants of awards to some employees who are not the Named Executive Officers, but these commitments are subject to various conditions, including continued employment, and may be satisfied in whole or in part by awards under the existing 2013 Plan. Generally, the future awards that would be received under the 2013 Plan by our executive officers and other service providers are discretionary and are therefore not determinable at this time.

The table below describes the awards that were granted under the 2013 Plan to each of the Named Executive Officers, to all of the Company’s executive officers as a group, to all of the Company’s non-executive directors as a group, and to all of the Company’s non-executive officer employees as a group, in each case, that are subject to shareholder approval of the Plan Amendment.

NEW PLAN BENEFITS
2013 Incentive Plan
Name and Position	Number of Units
Daniel Och Chief Executive Officer, Executive Managing Director	—
Alesia Haas Chief Financial Officer, Executive Managing Director	500,000
James Levin Co-Chief Investment Officer, Head of Global Credit, Executive Managing Director	78,000,000
Wayne Cohen President, Chief Operating Officer, Executive Managing Director	10,500,000
David Becker Former Chief Legal Officer	—
Joel Frank Former Chief Financial Officer	—
Executive Group (all current executive officers as a group)	93,500,000
Non-Executive Director Group (all current directors who are not executive officers as a group)	—
Non-Executive Officer Employee Group (all employees, including all current officers who are not executive officers, as a group)	21,150,000
Certain Federal Income Tax Consequences
The following paragraphs describe the U.S. federal income tax consequences of the 2013 Plan. Please note that the following is only a brief summary of the U.S. federal income tax laws and regulations that apply to the awards. Participants should not rely on this summary for a complete statement of those laws and regulations. This summary does not address all possible tax aspects of transactions that may arise under the 2013 Plan, including foreign, state or local tax consequences. The tax laws and regulations are complex and are subject to legislative or regulatory changes. In addition, circumstances peculiar to certain individuals may change the usual income tax results. State and local income taxes also may apply. If the participant is a resident of, or is employed in, a country other than the United States, the participant may be subject to taxation by that country in addition to or in lieu of U.S. federal income taxes. For example, employees in the United Kingdom may be subject to different tax rules. For all of these reasons, each participant should consult a tax advisor to determine the income tax consequences of any particular transaction.
Restricted Share and Performance Share Awards
The participant generally will not be taxed upon the grant of a restricted share or performance share award, but rather will recognize ordinary income in an amount equal to the fair market value of the Class A Shares at the time the Class A Shares are no longer subject to a substantial risk of forfeiture (as defined in the Code). However, the participant may elect (not later than 30 days after being granted such Class A Shares) to recognize ordinary income at the time the restricted Class A Shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such Class A Shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by the participant at the time the restrictions lapse. However, if Class A Shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited Class A Shares. Following vesting of the Class A Shares, the tax treatment of the Class A Shares while they are held by the participant generally will be the same as described under “Restricted Share Units” below with respect to Class A Shares received and retained following the vesting of the restricted share units.
Restricted Share Units
For U.S. federal income tax purposes, U.S. participants will not have taxable income on the award of a restricted share unit. Generally, if and when the underlying Class A Shares are delivered to the participant or the participant’s account, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the Class A Shares the participant receives, which will be subject to wage-based withholding and reporting. Similarly, if and when the restricted share units (and/or any distribution equivalents credited thereto) are cash settled, the participant will recognize ordinary compensation income equal to the amount of cash paid to the participant, which will be subject to wage-based withholding and reporting.
When the restricted share units and any related distribution equivalents vest, the participant will be notified of the amount of the participant’s withholding tax obligation. The Company will satisfy this withholding obligation by reducing the number of Class A Shares or the amount of cash it delivers to the participant in an amount sufficient to satisfy the withholding obligation. Alternatively, the participant may elect to pay all or part of the withholding tax in cash or cash equivalents by (i) delivering to the Company a written election form satisfactory to the Company to that effect prior to the vesting date for the related restricted share units and (ii) delivering the cash or cash equivalents to the Company no later than the vesting date for the related restricted share units.
If the participant retains any Class A Shares received upon vesting of the restricted share units, the participant will be required to report the participant’s share of the Company’s items of income, gain, loss, deduction and credit on the participant’s individual tax return. The participant will also recognize taxable gain (or loss) upon the sale or other taxable disposition of the Class A Shares equal to the difference between the sales proceeds and the participant’s tax basis in the Class A Shares.
Other Share-Based Awards
In the case of other share-based awards, depending on the form of the award, the participant generally will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income when such an award vests or otherwise is free of restrictions.
LTIP Units
LTIP Units may be issued in a variety of classes and may contain a variety of terms. Certain LTIP Units may be structured as “profits interests” in one or more of the Och-Ziff Operating Group entities. Generally, a participant will not realize federal income tax upon the issuance or vesting of such LTIP Units as long as the participant does not dispose of the interests within two years from the issuance of the LTIP Units. A participant may make an election under Section 83(b) of the Code (not later than 30 days after the LTIP Units are granted to the participant) to ensure there is no income recognition event at the time of vesting of those LTIP Units.
Certain LTIP Units may be structured as “capital interests” in one or more of the Och-Ziff Operating Group entities. Generally, the participant will not realize federal income tax upon the issuance or vesting of such LTIP Units provided that the LTIP Units are issued in exchange for a contribution of cash and/or property the value of which equals or exceeds the value of the LTIP Units on the issue date, determined without regard to “lapse” restrictions as defined in applicable tax regulations. The participant may make an election under Section 83(b) of the Code (not later than 30 days after the LTIP Units are granted to the participant) to ensure there is no income recognition event at the time of vesting of those LTIP Units.
During the period the participant holds LTIP Units issued as profits or capital interests in an Och-Ziff Operating Group entity, the participant will generally be treated as a partner in the partnership and will be required to report his or her share of the partnership’s items of income, gain, loss, deduction and credit on his or her individual tax return. The participant will generally recognize taxable gain (or loss) upon the sale or other taxable disposition of the LTIP Units (including an exchange for Class A Shares) equal to the difference between the amount realized and the participant’s tax basis in the LTIP Units, some amount of which may be treated as ordinary income. If the participant exchanges his or her LTIP Units for Class A Shares, the tax treatment of the Class A Shares while they are held by the participant generally will be the same as described under “Restricted Share Units” above with respect to Class A Shares received and retained following the vesting of restricted share units.
The terms of a given class of LTIP Units will be determined based on the organizational documents of the entity or entities granting such LTIP Units and any agreements entered into between such entity or entities and the recipient of such LTIP Units. The U.S. federal income tax consequences of the grant, vesting, sale or forfeiture of a given LTIP Unit, as well as the U.S. federal income tax effects of any distributions or allocations made with respect to such LTIP Unit, will depend upon the terms of such LTIP Unit.

Options
All Options granted under the Plan will be nonqualified stock options (“NQSOs”). The participant will not recognize taxable income upon the grant of an NQSO. Upon the exercise of an NQSO, the participant will recognize taxable ordinary income equal to the difference between the fair market value of the Class A Shares, determined as of the exercise date, and the option exercise price. When the participant sells the Class A Shares, the participant will recognize taxable gain (or loss) equal to the difference between the amount the participant receives from the sale and the tax basis of the Class A Shares sold.
If the participant pays the option exercise price entirely in cash, the tax basis of the Class A Shares will be equal to their fair market value on the exercise date and the shares’ holding period will begin on the exercise date. Special rules may apply if the participant uses Class A Shares the participant already owns to pay the option exercise price.
Share Appreciation Rights
The participant will not be deemed to receive any income at the time a share appreciation right is granted. When any part of a Class A share appreciation right is exercised, the participant will be deemed to have received ordinary income at the time of exercise or payment in an amount equal to the then fair market value of any Class A Shares and any cash the participant receives.
Tax Consequences for the Company, its Subsidiaries or Affiliates
In the foregoing cases, to the extent the participant recognizes ordinary income as compensation in connection with an award, the Company or its relevant subsidiary or affiliate will be generally entitled to a deduction at the same time and in the same amount as the participant recognizes such ordinary income.
Equity Compensation Plan Information
The following table summarizes the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2) (excluding securities reflected under column(a)) (c)
Equity Compensation Plans Approved by Shareholders(3)	67,290,133		46,082,914
Equity Compensation Plans Not Approved by Shareholders	—		—
Total	67,290,133		46,082,914

(1)
Represents Class A Restricted Share Units and Och-Ziff Operating Group D Units. Because the Class A Restricted Share Units and Och-Ziff Operating Group D Units each have no exercise price, the weighted-average exercise price calculation is zero.

(2)
On January 1, 2017, in accordance with the terms of the plans referenced in footnote 3 below, the number of Class A Shares that may be issued pursuant to awards under the applicable plan was increased by the following: (i) for the 2007 Plan, a number of Class A Shares equal to fifteen percent (15%) of the increase, if any, in the number of outstanding Class A Shares from the number of outstanding Class A Shares on January 1, 2016 (calculated assuming the exchange of all applicable Och-Ziff Operating Group Units); and (ii) for the 2013 Plan, a number of Class A Shares equal to fifteen percent (15%) of the increase, if any, in the number of outstanding Class A Shares from the number of outstanding Class A Shares on January 1, 2016 (calculated assuming the exchange of all applicable Och-Ziff Operating Group Units). The number of Class A Shares reserved under the plans referenced in footnote 3 below is also subject to adjustment in the event of a share split, share dividend, or other change in our capitalization. Generally, awards that are forfeited or canceled under the applicable plan referenced in footnote 3 below will be available for future grants under the applicable plan.

(3)	Consists of (i) the 2007 Plan and (ii) the 2013 Plan.

The Board of Directors unanimously recommends that Shareholders vote
“FOR” the adoption of the amendment of the Company’s 2013 Incentive Plan.

PROPOSAL NO. 4
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY (THE “SAY-ON-PAY VOTE”)
In accordance with Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act, which we refer to as the “Dodd-Frank Act,” we are providing our Shareholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers as disclosed in this proxy statement. Accordingly, the following resolution will be submitted for a shareholder approval at the 2017 Annual Meeting:
“RESOLVED, that the shareholders of Och-Ziff Capital Management Group LLC (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the Summary Compensation Table for 2016 and the related tables and disclosures.”
Shareholders are urged to read the “Compensation Discussion and Analysis” section and the “Summary Compensation Table for 2016” and related tables and disclosures under the heading “Executive and Director Compensation,” which provide more detail about our executive compensation policies and practices for our Named Executive Officers. The Compensation Committee and the Board believe that these policies and practices are effective in providing a strong alignment of economic interest between our Named Executive Officers and Class A Shareholders.
This vote is advisory and will not be binding upon the Company, the Board or the Compensation Committee. However, the Board values constructive dialogue on executive compensation and other important governance topics with our Shareholders and encourages all Shareholders to vote on this matter. Our Compensation Committee, which is responsible for designing and administering our executive compensation program, expects to consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
The Board of Directors unanimously recommends that Shareholders vote “FOR” the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

PROPOSAL NO. 5
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES
In accordance with Section 14A of the Exchange Act, which was added by the Dodd-Frank Act, we are providing our Shareholders the opportunity to vote on a non-binding, advisory basis, for their preference as to how frequently the Company should seek future Say-on-Pay Votes. By voting on this Proposal No. 5, Shareholders should indicate whether they wish us to conduct future Say-on-Pay Votes every one, two or three years. Shareholders may also abstain from voting on this Proposal No. 5. Given the long-term compensation practices of the Company, the Board believes it is appropriate that Shareholders vote to hold a Say-on-Pay Vote every three years.
The Board believes that a triennial vote most appropriately considers and reflects our long-term practice and continued goal of implementing an executive compensation program that enhances sustainable investor value by creating an alignment of interests between our executives and our Class A Shareholders and the investors in the Och-Ziff funds.
A triennial vote will provide Shareholders the ability to evaluate our executive compensation program over a time period that is more consistent with the long-term views of and compensation practices implemented by management, and that any option less than three years reflects a short-term mindset that is inconsistent with those views and practices.
Shareholders are not voting to approve or disapprove the Board’s recommendation. Moreover, this vote is advisory and will not be binding upon the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee values the opportunity to get feedback and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
The Board of Directors unanimously recommends that Shareholders vote to hold future Say-on-Pay Votes every “THREE YEARS”.

OWNERSHIP OF SECURITIES
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our Class A Shares, Class B Shares and the Och-Ziff Operating Group A Units, which are exchangeable for our Class A Shares on a one-for-one basis (or, at our option, a cash equivalent), subject to vesting, minimum retained ownership requirements and transfer restrictions. The information is presented as of March 14, 2017 with respect to (i) each person known to us to beneficially own more than 5% of either Class of our outstanding Shares; (ii) each of our directors, including nominees for director; (iii) each of the Named Executive Officers (as set forth below); and (iv) all directors, including our director nominees, and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the equity shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws (or other beneficial ownership shared with a spouse). Unless otherwise indicated, the address of each person named in the table is c/o Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019.

	Och-Ziff Operating Group			Och-Ziff Capital Management Group LLC
	Och-Ziff Operating Group A Units(1)			Class A Shares(1)				Class B Shares(1)(2)			Total Voting Power(3)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class		Amount and Nature of Beneficial Ownership	Percent of Class
Named Executive Officers
Daniel S. Och	127,127,052	(4)	47.6%	1,957,071		1.1%		267,317,019	100.0%	(5)	59.5%	(6)
Alesia Haas	—		—%	—		—%		—	—%		—%
James Levin(7)	13,710,494		5.1%	2,511,077		1.4%		—	—%		*
Wayne Cohen(8)	3,549,486		1.3%	40,208		*		—	—%		*
David Becker	—		—%	—		—%		—	—%		—%
Joel M. Frank(9)	6,962,472		2.6%	—		—%		—	—%		—%
Principal Shareholders
DIC Sahir Limited	—		—%	29,953,094	(10)	16.2%	(10)	—	—%		6.6%
T. Rowe Price Associates, Inc.	—		—%	17,455,208	(11)	9.4%	(11)	—	—%		3.9%
Abrams Capital Management	—		—%	22,238,592	(12)	12.0%	(12)	—	—%		4.9%
Directors and Nominees for Director
William P. Barr	—		—%	—		—%		—	—%		—%
Allan S. Bufferd	—		—%	41,816		*		—	—%		*
J. Barry Griswell	—		—%	44,128		*		—	—%		*
Jerome P. Kenney	—		—%	61,816		*		—	—%		*
Georganne C. Proctor	—		—%	24,128		*		—	—%		*
David Windreich	36,353,888		13.6%	401,670		*		—	—%		*
All Directors and Executive Officers as a Group (15 persons)	210,825,199		78.9%	5,154,809		2.8%		267,317,019	100.0%		60.2%
* Less than 1%

(1)
Our executive managing directors are parties to an exchange agreement with Och-Ziff, our intermediate holding companies and each of the Och-Ziff Operating Group entities (the “Class A Unit Exchange Agreement”), under which each of our executive managing directors is entitled to exchange their Och-Ziff Operating Group A Units for Class A Shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions. Each of our executive managing directors owning Class B Shares holds a number of Class B Shares equal to the number of Och-Ziff Operating Group A Units held by such executive managing director. See Note (2) below. Upon any such exchange of Och-Ziff Operating Group A Units for Class A Shares, an executive managing director’s corresponding Class B Shares will be automatically canceled and, as a result, there will be no effect on the number of voting Shares outstanding. Exchanges of vested Och-Ziff Operating Group A Units for our Class A Shares are subject to transfer restrictions that generally limit our executive managing directors’ ability to transfer or exchange Och-Ziff Operating Group A Units. For additional details with respect to the rights of our executive managing directors to exchange their Och-Ziff Operating Group A Units, please see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholders Agreement—Class B Shareholder Committee; Proxy and Approval Rights.”

(2)
The Class B Shares entitle the holders to one vote per share, but have no economic rights. Each of our executive managing directors owning Class B Shares holds an equal number of Och-Ziff Operating Group A Units. All of our Class B Shares are held by our executive managing directors, and each of our executive managing directors owning Class B Shares (including each of our Named Executive Officers) granted to the Class B Shareholder Committee, the sole member of which is currently Mr. Och, an irrevocable proxy to vote all of their Class B Shares as such Committee shall determine. This proxy will terminate upon the later of (i) Mr. Och’s withdrawal, death or disability or (ii) such time as our executive managing directors hold less than 40% of the total combined voting power of our Company. See “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholders Agreement—Class B Shareholder Committee; Proxy and Approval Rights.”

(3)	Based on 452,251,275 Shares (184,934,256 Class A Shares and 267,317,019 Class B Shares) issued and outstanding as of March 14, 2017.

(4)	Mr. Och’s beneficial ownership includes 76,099,044 Och-Ziff Operating Group A Units beneficially owned by trusts that are for the benefit of members of the Och family.

(5)
Mr. Och has direct beneficial ownership of 127,127,052 Class B Shares and, as the sole member of the Class B Shareholder Committee, has beneficial ownership of the 140,189,967 Class B Shares held by the other executive managing directors that are subject to the irrevocable voting proxy described in Note (2) above.

(6)	The total voting power percentage shown for Mr. Och reflects all Class B Shares subject to the irrevocable voting proxy described in Note (2) above.

(7)
Mr. Levin’s beneficial ownership includes 3,020,750 Och-Ziff Operating Group A Units beneficially owned by trusts that are for the benefit of Mr. Levin or members of the Levin family. Mr. Levin also holds 13,710,494 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(8)
Mr. Cohen’s beneficial ownership includes 407,335 Och-Ziff Operating Group A Units that are held by trusts that are for the benefit of Mr. Cohen or members of the Cohen family. Mr. Cohen holds 3,549,486 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(9)
Mr. Frank’s beneficial ownership includes 2,512,672 Och-Ziff Operating Group A Units that are held by trusts that are for the benefit of Mr. Frank or members of the Frank family. Mr. Frank holds 6,962,472 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(10)
Based solely on a Schedule 13D, Amendment No. 3 filed with the SEC on August 11, 2014, DIC Sahir Limited, Dubai Holding Investment Group LLC (“DHIG”), Dubai Holding LLC (“Dubai Holding”), Ahmad Abdulla Juma BinByat and Mohammad Abdullah Ali Al Gergawi have shared dispositive power and shared voting power over these shares. DIC Sahir is a wholly owned indirect subsidiary of Dubai Holding, which is majority-owned by Mr. Gergawi. The address for DIC Sahir Limited is c/o Maples Corporate Services Limited, PO Box 309, Ugland House Grand Cayman KYI-1104, Cayman Islands. The address for DHIG, Dubai Holding, Mr. BinByat and Mr. Gergawi is c/o Dubai Holding LLC, Emirates Towers, Offices, Level 49, P.O. Box 73311, Dubai, United Arab Emirates.

(11)
Based solely on a Schedule 13G, Amendment No. 1 filed with the SEC on February 7, 2017, T. Rowe Price Associates, Inc. (“T. Rowe Price”) has sole voting power over 6,965,718 Class A shares, dispositive power for 17,455,208 Class A Shares and aggregate beneficial ownership of 17,455,208 Class A Shares as of December 31, 2016. The address for T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

(12)
Based solely on a Schedule 13G, Amendment No. 2 filed with the SEC on January 26, 2017, Abrams Capital Partners II, L.P., Abrams Capital, LLC, Abrams Capital Management, LLC, Abrams Capital Management, L.P. and David Abrams (collectively, “Abrams”) have combined shared voting power over 22,238,592 Class A shares, dispositive power for 22,238,592 Class A Shares and aggregate beneficial ownership of 22,238,592 Class A Shares as of January 24, 2017. The address for Abrams is 222 Berkeley Street, 21st Floor, Boston, MA 02116.
Beneficial ownership has been determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either alone or shared with others, the power to vote or dispose of such securities. The rules also treat as beneficially owned all securities that would be receivable upon the conversion or vesting of derivative securities within 60 days as of the determination date. None of our executive officers or directors has received any equity grants that will vest in the 60 days after March 14, 2017.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our Class A Shares, to file with the SEC reports of ownership and changes in ownership of our equity securities. During the year ended December 31, 2016, our Chief Accounting Officer, Erez Elisha, filed late one transaction on a Form 4 under Section 16(a). To the Company’s knowledge, and based on a review of the copies of such reports filed with the SEC or provided to us, together with written representations from our officers and directors that no other reports were required to be filed during 2016, we believe that during the year ended December 31, 2016, our other executive officers, directors and shareholders who beneficially own more than 10% of our Class A Shares filed on a timely basis all reports due under Section 16(a).

EXECUTIVE AND DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Highlights of 2016 Compensation
The compensation awarded in respect of 2016 to our executive managing directors, including each of the individuals listed in the “Summary Compensation Table for 2016” below (each, a “Named Executive Officer”), was consistent with our long-term compensation philosophy of aligning the interests of our executive managing directors with those of the investors in the Och-Ziff funds and our Class A Shareholders by providing them with income payments based primarily on their interests in our business. For 2016:

•
Our Chairman, Chief Executive Officer and Executive Managing Director, Mr. Och, was not awarded any salary, bonus, cash compensation or other discretionary compensation except for personal security and certain other limited perquisites of the type that we have customarily paid to all of our executive managing directors.

•
Our other Named Executive Officers received the following cash and other non-equity compensation: (i) Ms. Haas received aggregate consulting fees and quarterly advances of $229,169, and Mr. Becker received an annual salary of $300,000; (ii) Ms. Haas received the cash portion of her guaranteed Variable Distribution in the amount of $572,916, Messrs. Levin and Cohen received discretionary cash bonuses of $4,000,000 and $2,000,000, respectively, and Mr. Becker received a guaranteed cash bonus of $2,700,000; (iii) Messrs. Levin, Becker and Frank were awarded cash distributions with respect to their Och-Ziff Operating Group D Units of $70,000, $5,807 and $2,747, respectively; (v) the Company made payments on behalf of Messrs. Levin and Cohen for legal expenses, and (v) each such individual received limited perquisites of the type that we have customarily paid to all of our executive managing directors.

•
The unvested Och-Ziff Operating Group A Units previously held by former executive managing directors who departed from the firm in 2016 were reallocated on a pro rata basis to the remaining active executive managing directors, including the Named Executive Officers, consistent with the terms of the Operating Group Limited Partnership Agreements.

•
Messrs. Levin, Cohen and Becker received cumulative allocations of taxable income from the Och-Ziff Operating Group entities pursuant to the Operating Group Limited Partnership Agreements in excess of the cash otherwise distributable to them on their Och-Ziff Operating Group Units. In order to adjust for allocations of taxable income in excess of their cash distributions, Messrs. Levin, Cohen and Becker each received a discretionary distribution of $6,625,508, $1,026,856 and $135,331, respectively.

•
Ms. Haas was granted one Och-Ziff Operating Group D Unit in connection with her admission as a limited partner. None of the other Named Executive Officers received any grants of equity or equity-based awards in 2016.

Summary of Compensation Program Changes for 2017
The Compensation Committee reviewed the executive compensation programs and the goals and objectives relevant to executive managing directors, including our Named Executive Officers, in 2016, and following its review, made the following changes to the compensation program for 2017: (i) adopted The Och-Ziff Capital Management Group LLC 2017 Incentive Program (the “2017 Incentive Program”) for the grant of Och-Ziff Operating Group P Units and approved grants of such Group P Units to certain executive managing directors (including some of our Named Executive Officers), described further in “—Executive Officer Compensation Programs—Group P Units,” and (ii) adopted the Och-Ziff Deferred Cash Interest Plan and approved of grants of such deferred cash interests to certain executive managing directors (including some of our Named Executive Officers), described in “—Executive Officer Compensation Programs—Deferred Cash Interests.” In addition, grants of Och-Ziff Operating Group D Units were made to certain executive managing directors (including some of our Named Executive Officers) on March 1, 2017, described in “—Executive Officer Compensation Programs—Group D Units” and “—Partner Agreements, Severance Benefits and Change in Control Provisions” below. The purpose of these changes was to further align the interests of our executive managing directors with those of the investors in our funds and our Class A Shareholders through additional ownership of substantial interests in the Och-Ziff Operating Group by executive managing directors.
Background
Each of our Named Executive Officers is a limited partner of each of the Och-Ziff Operating Group entities. The compensation of our executive managing directors is generally provided through their interests in the Och-Ziff Operating Group entities. For that reason, and except where otherwise provided, the discussion below addresses our compensation philosophy for our executive managing directors in general, including our Chief Executive Officer, Chief Financial Officer and other Named Executive Officers.
Since our inception in 1994, our objective in setting compensation for our executive managing directors has been to align their interests with those of the investors in the Och-Ziff funds by entering into agreements with our executive managing directors that provide for the payment of discretionary distributions on their interests in the Och-Ziff Operating Group as their primary form of compensation. To further align interests, we have offered them the opportunity to invest their own capital in our funds.
When we became a public company in November 2007, we continued implementing this objective and also sought to significantly align the interests of our executive managing directors with those of our Class A Shareholders by reclassifying each executive managing director’s interests in the Och-Ziff Operating Group as Och-Ziff Operating Group A Units, which represent common equity interests in the Och-Ziff Operating Group entities. The Och-Ziff Operating Group A Units are exchangeable for our Class A Shares on a one-for-one basis (subject to certain exchange rate adjustments for splits, unit distributions and reclassifications). The holders of such Och-Ziff Operating Group A Units generally receive distributions only when distributions are made to our Class A Shareholders. The Och-Ziff Operating Group A Units granted to our pre-IPO partners (“Pre-IPO Partners”) in connection with the reorganization of our business that took place prior to the 2007 Offerings generally became fully vested in 2012, although they remain subject to minimum retained ownership requirements and transfer restrictions that were imposed in connection with the establishment of our PIP.
In addition, all of our active executive managing directors hold a Class C non-equity interest in the Och-Ziff Operating Group (“Class C Non-Equity Interests”), through which the Compensation Committee, together with the Chairman of the Partnership Management Committee, may determine to make discretionary income allocations. These interests are issued to our executive managing directors to provide us with flexibility in compensating our executive managing directors and to help ensure our ability to attract and retain top executive talent. The terms of the Och-Ziff Operating Group A Units, Class C Non-Equity Interests and other interests in the Och-Ziff Operating Group entities that are and may be held by our executive managing directors are set forth in the Operating Group Limited Partnership Agreements, as described more fully in “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities,” below.
New executive managing directors admitted to the Och-Ziff Operating Group following the IPO have in connection with their admission received grants of Och-Ziff Operating Group D Units, which represent non-equity profit interests in the Och-Ziff Operating Group entities. We have also issued or may issue Och-Ziff Operating Group D Units to certain executive managing directors, including under the PIP, as distributions on PSIs, and in connection with other performance-related grants. Och-Ziff Operating Group D Units receive cash distributions equal in amount to, and at the same time as, distributions paid with respect to Och-Ziff Operating Group A Units, corresponding to the timing of dividends paid to holders of our Class A Shares, and each Och-Ziff Operating Group D Unit automatically converts into an Och-Ziff Operating Group A Unit when there has been sufficient Appreciation (as defined in “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities”) to result in such Och-Ziff Operating Group D Unit becoming economically equivalent to one Och-Ziff Operating Group A Unit. In 2016, we made grants of Och-Ziff Operating Group D Units to our executive managing directors, including some of our Named Executive Officers, as discussed in “—Partner Agreements, Severance Benefits and Change in Control Provisions” below.
Beginning in 2016, the Och-Ziff Operating Group began to provide PSIs to executive managing directors. PSIs are non-equity, limited partner profits interests in the Och-Ziff Operating Group that generally participate in distributions of future profits of the Och-Ziff Operating Group on a pro rata basis with the Och-Ziff Operating Group A, B and D Units, with distributions payable in a combination of cash, deferred cash interests and Och-Ziff Operating Group D Units, and are described more fully in “—Executive Officer Compensation Programs—Profit Sharing Interests” in this section below, and in “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities.”
Beginning in 2017, the Och-Ziff Operating Group began making grants of deferred cash interests (“DCIs”) pursuant to the Och-Ziff Deferred Cash Interest Plan (the “DCI Plan”), discussed further in “—Executive Officer Compensation Programs—Deferred Cash Interests” below. Also beginning in 2017, the Och-Ziff Operating Group began making grants of Och-Ziff Operating Group P Units pursuant to Operating Group Limited Partnership Agreements, discussed further in “—Executive Officer Compensation Programs—Group P Units” in this section below, and in “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities” below.
We believe that ownership of substantial interests in the Och-Ziff Operating Group by our executive managing directors, including each of our Named Executive Officers, creates significant alignment with our Class A Shareholders and investors in our funds and strengthens our culture of teamwork and collaboration. These ownership interests are also subject to transfer restrictions which are designed to ensure continuation of that ownership. Furthermore, we continue to encourage our Named Executive Officers and other executive managing directors to invest their own capital in the funds that we manage. As a result of these investments, our executive managing directors continue to have significant interests in our funds. For further details on the terms of the Och-Ziff Operating Group Units generally applicable to executive managing directors, please see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities.”
Compensation Philosophy and Process
We believe that our long-term philosophy of seeking to align the interests of our executive managing directors with those of the investors in our funds and our Class A Shareholders has been a key contributor to our historical growth and success. In furtherance of this philosophy, our compensation programs are designed to attract, retain and motivate executives and other professionals of the highest level of talent and effectiveness. Our Compensation Committee and management regularly reevaluate our compensation programs to ensure we are meeting these objectives.
The Compensation Committee reviews the goals and objectives relevant to our Chief Executive Officer’s compensation. Mr. Och’s compensation is currently limited to certain perquisites and Och-Ziff Operating Group A Units received in reallocations effected in accordance with the Operating Group Limited Partnership Agreements. Pursuant to those Agreements, Mr. Och has received and may in the future receive his pro rata portion of vested or unvested Och-Ziff Operating Group Units forfeited by executive managing directors who have withdrawn from the Och-Ziff Operating Group, as described in the “Summary Compensation Table” and “2016 Grant of Plan-Based Awards Table” below. Such forfeited Och-Ziff Operating Group Units are reallocated on a pro rata basis to the remaining active executive managing directors. Considering these items, the Compensation Committee evaluates Mr. Och’s performance annually to determine whether to provide any additional cash or equity-based compensation in recognition of Mr. Och’s performance. The Compensation Committee determined that Mr. Och’s compensation remained appropriate in form and, with respect to perquisites, amount, and the Committee therefore made no changes to Mr. Och’s compensation for 2016.
The Compensation Committee, with input from the Chief Executive Officer, also reviews the goals and objectives relevant to each of our other Named Executive Officers and similarly undertakes annual performance evaluations to determine whether to provide any additional compensation to these executives. Furthermore, our Compensation Committee may, in its sole discretion, consider recommendations of the Chairman of the Partner Management Committee solely with respect to discretionary income allocations payable on Class C Non-Equity Interests to those of our executive managing directors who are also our Named Executive Officers.

The Compensation Committee is also provided with information concerning the Company’s practices for compensating its managing directors and other employees. In general, our managing directors execute a managing director agreement with us, which provides for a fixed annual salary and an annual discretionary bonus, generally payable in a mix of cash and Class A restricted share units in the Company (“Class A Restricted Share Units”). Other employees, who do not have employment agreements with us, are compensated with a fixed salary, and may receive an annual discretionary bonus payable in cash and in some cases partly in Class A Restricted Share Units. In general, our employee compensation programs are designed to enable us to attract and retain the most talented employees in our industry in keeping with our one-firm, team-based culture, which emphasizes employee collaboration and the success of our Company as a whole. These attributes foster alignment with our Class A Shareholders and investors in our funds. The annual discretionary cash bonuses we pay represent a significant element of our annual compensation and benefits program and are determined in accordance with our team-based culture and, for any given year, are based on a combination of individual performance and the Company’s annual financial performance.
Executive Officer Incentive Compensation Programs
We believe that ownership of substantial interests in the Och-Ziff Operating Group by our executive managing directors, including each of our Named Executive Officers, creates significant alignment with our Class A Shareholders and investors in our funds and strengthens our culture of teamwork and collaboration, and in alignment with that philosophy, we sponsor several equity and equity-based incentive plans for our executive managing directors, including our Named Executive Officers, as further described below.
Partner Incentive Plan
In August 2012, to further the retention of our executive managing directors, our executive managing directors approved new transfer restrictions that generally limit their ability to transfer or exchange Och-Ziff Operating Group A Units. In consideration of our executive managing directors agreeing to accept the transfer restrictions and reflective of the Pre-IPO Partners’ commitment to the Company, the Company established the PIP. None of the Named Executive Officers are eligible to participate in the PIP.
In late 2016, the Compensation Committee reviewed and discussed the recommendations of Mr. Och regarding potential Performance Awards to be made to our Eligible Pre-IPO Partners under the PIP with respect to 2016. Following the Compensation Committee’s review of Mr. Och’s recommendations, the Compensation Committee determined in its sole discretion that no Named Executive Officers would receive any grants under the PIP with respect to 2016.
Group D Units
Beginning in 2013, executive managing directors have been eligible to receive grants of Och-Ziff Operating Group D Units (“Group D Units”) under the Operating Group Limited Partnership Agreements and related plans. Group D Units represent non-equity profit interests in the Och-Ziff Operating Group entities, and can be granted alone or pursuant to the PIP or as a PSI distribution. Generally, Group D Units are entitled to receive cash distributions in equal amounts and at the same time as distributions are paid with respect to Och-Ziff Operating Group A Units (“Group A Units”). For further details on the terms of the Group D Units generally applicable to all executive managing directors under the Operating Group Limited Partnership Agreements, please see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities.”
With respect to our Named Executive Officers, on March 1, 2017, all of our Named Executive Officers other than Mr. Och and Mr. Frank received a grant of Group D Units. In addition, in December 2016 Ms. Haas received one Group D Unit upon her admission as a limited partner, and Ms. Haas will receive Group D Units in connection with her “Variable Distributions” under her partner agreements. For details on each of the Named Executive Officer’s Group D Units, including the terms of such grants that vary from the terms generally applicable under the Operating Group Limited Partnership Agreements, please see “—Partner Agreements, Severance Benefits and Change in Control Provisions” below.
Group P Units
In February 2017, the Board approved the 2017 Incentive Program and creation of Och-Ziff Operating Group P Units (“Group P Units”) in order to provide awards which vest on performance metrics relating to total shareholder return. Group P Units entitle the holders to receive distributions of future profits of the Och-Ziff Operating Group once the Och-Ziff Operating Group P Units vest by satisfying both a Service Condition and a Performance Condition (further discussed below). Once vested, holders are entitled to receive the same distributions per unit on each Group P Unit as holders of the Group A

Units and Group D Units. Each vested Group P Unit also becomes exchangeable for one Class A Share (or the cash equivalent) on the terms described in the Class P Unit Exchange Agreement upon achievement of sufficient Appreciation to result in such Group P Unit becoming economically equivalent to one Class A common unit.
As discussed in further detail in “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities,” Group P Units generally vest upon satisfaction of the Service Condition and the Performance Condition, with unvested Group P Units terminated if not vested by the end of the Performance Period. Executive managing directors generally forfeit their Group P Units on termination of service if terminated for cause at any time or if terminated for any reason before satisfying the Service Condition. If terminated after the Service Condition has been satisfied but before the Performance Condition has been satisfied (A) due to retirement, death, or disability, then vested Group P Units are retained and unvested Group P Units remain outstanding and eligible to vest for remainder of the Performance Period, or (B) due to a termination for any other reason, then vested Group P Units are retained and unvested Group P Units remain outstanding and eligible to vest for one year following termination.
With respect to our Named Executive Officers, on March 1, 2017, Ms. Haas and Messrs. Levin and Cohen received grants of Group P Units, discussed further (including the terms of such grants that vary from the terms generally applicable to executive managing directors under the Operating Group Limited Partnership Agreements) in “—Partner Agreements, Severance Benefits and Change in Control Provisions”.
Profit Sharing Interests
Beginning in 2016, the Och-Ziff Operating Group began to grant PSIs to new executive managing directors upon their admission as partners to the Och-Ziff Operating Group entities. PSIs are non-equity, limited partner profits interests in the Och-Ziff Operating Group that participate in distributions of future profits of the Och-Ziff Operating Group on a pro rata basis with the Och-Ziff Operating Group A, B and D Units. Distributions on the PSIs are made in a combination of cash (which may include DCIs) and Group D Units, at such times and in such proportions as set forth in the Operating Group Limited Partnership Agreements, subject to the discretion of the Chairman of the Partner Management Committee (currently Mr. Och). PSIs are subject to forfeiture upon the departure of an executive managing director, and the number of PSIs held by an executive managing director can be increased or decreased each year at the PMC Chairman’s discretion. Please see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities” for discussion of terms generally applicable to executive managing directors.
With respect to our Named Executive Officers, Ms. Haas received a grant of 1,000,000 PSIs on January 1, 2017, discussed further in “—Partner Agreements, Severance Benefits and Change in Control Provisions—Haas Partner Agreements.” No other Named Executive Officers has any PSIs.
Deferred Cash Interests
On February 27, 2017, the Board approved the DCI Plan, pursuant to which DCIs may be granted. DCIs reflect notional Och-Ziff fund investments made by the Och-Ziff Operating Group on behalf of an executive managing director. Under the terms of the DCI Plan, unless otherwise provided for in an award agreement, DCIs vest in three equal portions over three years commencing on January 1st of the calendar year following the applicable grant date, subject to an executive managing director’s continued service. Upon vesting, the Och-Ziff Operating Group pays the executive managing director an amount in cash equal to the notional investment represented by the DCIs, as adjusted for notional fund performance. Under the DCI Plan, except as otherwise provided in an award agreement, in the event of a termination of the executive managing director’s service, any portion of the DCIs that is unvested as of the date of termination will be forfeited.
With respect to our Named Executive Officers, under the Haas Partner Agreements, Ms. Haas is eligible to receive DCIs as a component of payment of her annual “Variable Distribution,” discussed further in “—Partner Agreements, Severance Benefits and Change in Control Provisions—Haas Partner Agreements” below. No other Named Executive Officer has any DCIs.
Compensation Committee and Compensation Consultants
The Compensation Committee has the power and authority to oversee our compensation policies and programs and makes all compensation related decisions relating to our Named Executive Officers. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee reviews the charter on an annual basis. The Compensation Committee’s membership is determined by the Board. The Compensation Committee’s members are all Independent Directors under the rules of the NYSE.

Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Company has provided appropriate funding to the Compensation Committee to do so.
In 2016, the Compensation Committee again retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as a third-party advisor to provide independent advice, research and evaluation in connection with: the terms of compensation for the independent directors (including the special arrangements for Mr. Barr), as discussed under “—Compensation Committee Reports-Director Compensation,” the terms of compensation for Ms. Haas, as discussed under “—Partner Agreements, Severance Benefits and Change in Control Provisions—Haas Partner Agreements,” the terms of compensation for Mr. Levin, as discussed under “—Partner Agreements, Severance Benefits and Change in Control Provisions—Levin Partner Agreements,” and the terms of compensation for Mr. Cohen, as discussed under “—Partner Agreements, Severance Benefits and Change in Control Provisions—Cohen Partner Agreements.”
In 2016, Semler Brossy reported directly to the Compensation Committee. Semler Brossy did not provide services to the Company other than as described in the prior paragraph. Specifically, Semler Brossy did not provide, directly or indirectly through affiliates, any other consulting services to management or the Board. The Compensation Committee conducted a specific review of its relationship with Semler Brossy, and determined that Semler Brossy’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act of 2010, by the SEC and by the NYSE. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.
Compensation and Risk
As noted in the section above entitled “Corporate Governance—Board Role in Risk Oversight,” our compensation program includes elements that discourage excessive risk-taking and that align the compensation of our executive managing directors, managing directors and other employees with our long-term performance. For example, all Och-Ziff Operating Group Units held by our executive managing directors at the time of our IPO or issued to our executive managing directors that were admitted after our IPO upon their admission to the Och-Ziff Operating Group entities are, or have been, subject to multi-year service vesting conditions. Och-Ziff Operating Group Units held by our executive managing directors are also subject to transfer restrictions and a minimum retained ownership requirement. In addition, the Class A Restricted Share Units held by our executive managing directors, managing directors and other employees are also generally subject to multi-year service vesting conditions. Because of these significant vesting provisions and because of the transfer restrictions applicable to our executive managing directors, the actual amount of compensation realized by our executive managing directors, managing directors and other employees is tied to our long-term performance.
Shareholder Vote on Named Executive Officer Compensation
At our 2011 annual meeting of Shareholders, our Shareholders voted to hold an advisory vote on executive compensation every three years. Consistent with that vote, the Board resolved to accept the Shareholders’ recommendation, and next held an advisory vote on executive compensation at the 2014 annual meeting of Shareholders. At our 2014 annual meeting of Shareholders, our Shareholders again expressed their support of the Company’s executive compensation programs. Approximately 90% of the votes cast supported our executive compensation policies and practices. The Compensation Committee viewed the vote as an expression of our Shareholders’ general satisfaction with the Company’s current executive compensation programs. As a result of the shareholder advisory vote, the Compensation Committee decided that it was not necessary to implement changes to our executive compensation programs for 2015.
As discussed above in “—Executive Summary—Summary of Compensation Program Changes for 2017,” following a review of our executive compensation for 2016, the Compensation Committee implemented changes to our executive compensation programs for 2017 to further align the interests of our executive managing directors with our Class A Shareholders and the investors in our funds.
In accordance with the Shareholders’ recommendation to hold an advisory vote on executive compensation every three years, we are again providing our Shareholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers at the 2017 Annual Meeting. Please see Proposal No. 4 (“Say-On-Pay Vote”) for more information.

Partner Agreements, Severance Benefits and Change in Control Provisions.
In furtherance of our long-term philosophy of seeking to align the interests of our executive managing directors with those of the investors in our funds and our Class A Shareholders, the Och-Ziff Operating Group entities have entered into partner agreements with certain of our executive managing directors. We have entered into partner agreements with each of our Named Executive Officers other than Mr. Och and Mr. Frank, which provide for certain advances, guaranteed payments and equity grants, as described further below.
Becker Partner Agreements
In connection with Mr. Becker’s admission as a limited partner of the Och-Ziff Operating Group entities, each of the Och-Ziff Operating Group entities entered into an agreement with Mr. Becker on July 11, 2014 (the “Becker Partner Agreements”). Under the terms of the Becker Partner Agreements, upon admission, Mr. Becker was granted one vested Och-Ziff Operating Group D Unit and became eligible to receive certain bonuses payable in a combination of cash and Och-Ziff Operating Group D Units for fiscal years 2014 to 2016, as described below. Effective January 23, 2017, Mr. Becker retired and resigned as Chief Legal Officer and as an executive managing director.
The Becker Partner Agreements provided for Mr. Becker to receive a guaranteed annual bonus (a “Guaranteed Bonus”) for each fiscal year from 2014 to 2016 consisting of $2,700,000 in cash and a grant of Och-Ziff Operating Group D Units valued at $1,500,000, subject to his continued employment.
The Becker Partner Agreements also provided for Mr. Becker to be eligible to receive performance-based discretionary awards (a “Performance Bonus”) for each of fiscal years 2015 and 2016, in the form of an additional grant of a number of Och-Ziff Operating Group D Units up to a maximum Performance Bonus of $2,000,000 for fiscal year 2016. For 2016, the Compensation Committee determined that Mr. Becker should receive the full amount of the Performance Bonus, which consisted of a grant of 732,601 Och-Ziff Operating Group D Units.
The Och-Ziff Operating Group D Units granted as a part of the Guaranteed Bonus and Performance Bonus in respect of fiscal year 2016 were granted on March 1, 2017. All of the Och-Ziff Operating Group D Units granted to Mr. Becker as part of a Guaranteed Bonus or a Performance Bonus became vested in full as of December 31, 2016 (or for the Och-Ziff Operating Group D Units granted on March 1, 2017, as of such grant date), but continue to be subject to transfer restrictions, minimum ownership requirements and the conditions to conversion into Och-Ziff Operating Group A Units.
The Becker Partner Agreements provided that Mr. Becker received a salary of $300,000 per annum.
Levin Partner Agreements
General. In connection with Mr. Levin’s admission as a limited partner of the Och-Ziff Operating Group entities, each of the Och-Ziff Operating Group entities entered into an agreement with Mr. Levin on November 10, 2010 (the “Initial Levin Partner Agreements”). In addition, (i) on January 28, 2013 each of the Och-Ziff Operating Group entities entered into an additional agreement with Mr. Levin reflecting certain additional terms and conditions of his arrangements with the Och-Ziff Operating Group entities (the “2013 Levin Partner Agreements”); and (ii) on February 14, 2017, each of the Och-Ziff Operating Group entities entered into an additional agreement with Mr. Levin, in connection with Mr. Levin’s commitment to remain with the Och-Ziff Operating Group entities for ten years and serve as Co-Chief Investment Officer (the “2017 Levin Partner Agreements”).
2013 Levin Retention D Units. The 2013 Levin Partner Agreements provided for the grant of 19,000,000 Och-Ziff Operating Group D Units to Mr. Levin (the “2013 Levin Retention D Units”) which vest in ten equal annual installments beginning on January 1, 2014, subject to Mr. Levin’s continued active involvement with us. Mr. Levin will forfeit his unvested 2013 Levin Retention D Units if he departs from the firm prior to January 1, 2023. In addition, in the event that Mr. Levin (i) is terminated with cause, he will retain only 50% of his vested 2013 Levin Retention D Units; and (ii) resigns or retires, he will retain only 70% of his vested 2013 Levin Retention D Units, and in each case, forfeit the remaining 2013 Levin Retention D Units.
2017 Levin Incentive D Units. Under the terms of the 2017 Levin Partner Agreements, on March 1, 2017, Mr. Levin received a grant of 39,000,000 Och-Ziff Operating Group D Units (the “2017 Levin Incentive D Units”). Subject to Mr. Levin’s continued service, 30% of the 2017 Levin Incentive D Units will vest on the third anniversary of the grant date, and an additional 10% of the 2017 Levin Incentive D Units will vest on each of the following anniversaries of the grant date, ending on March 1, 2027. Generally, except for certain qualifying terminations, all of Mr. Levin’s unvested 2017 Levin Incentive D Units will be forfeited upon a termination of his service prior to the tenth anniversary of the grant date and a portion of his vested 2017 Levin Incentive D Units will be forfeited on a resignation or on a termination for cause (as described in the 2017 Levin Partner Agreements).
2017 Levin Incentive P Units. Under the terms of the 2017 Levin Partner Agreements, Mr. Levin was also granted 39,000,000 Och-Ziff Operating Group P Units on March 1, 2017 (the “2017 Levin Incentive P Units”). The 2017 Levin Incentive P Units will generally be subject to the same Service Condition and Performance Condition vesting and forfeiture conditions applicable to other executive managing directors (see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities”), except as follows: (i) if, prior to the satisfaction of the Service Condition, Mr. Levin is terminated without cause (as described in the 2017 Levin Partner Agreements), he will conditionally retain 75% of the 2017 Levin Incentive P Units subject to the attainment of the Performance Condition prior to the later of (x) the third anniversary of the grant date and (y) the first anniversary of his date of termination; (ii) in the event Mr. Levin resigns at any time, all unvested 2017 Levin Incentive P Units will be forfeited; and (iii) upon a Change of Control (as defined in the Operating Group Limited Partnership Agreements), as described below. In addition, at such time as the 2017 Levin Incentive P Units have satisfied the conditions for exchangeability applicable to the other Group P Units (as described in “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities-Limited Partnership Agreements of the Och-Ziff Operating Group Entities”), 60% of the 2017 Levin Incentive P Units will be immediately exchangeable and an additional 10% of the 2017 Levin Incentive P Units will be exchangeable on and after each of the fifth, sixth, seventh and eighth anniversaries of the grant date.
Change of Control (2017 Levin Incentive Units). With respect to the 2017 Levin Incentive D Units, generally in the event of a Change of Control, 50% of Mr. Levin’s unvested 2017 Levin Incentive D Units will vest and will participate in the Change of Control, and the remaining 50% of Mr. Levin’s unvested 2017 Levin Incentive D Units will vest on the second anniversary of such Change of Control, subject to Mr. Levin’s continued service in a comparable position (and subject to acceleration upon certain qualifying terminations within two years of the Change of Control). With respect to the 2017 Levin Incentive P Units, generally in the event of a Change of Control prior to the third anniversary of the grant date, 75% of the 2017 Levin Incentive P Units will be entitled to participate in such Change in Control on the same terms and to the same extent as other Group P Units (see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities”), and the remaining 25% of the 2017 Levin Incentive P Units will vest on the second anniversary of the Change of Control, subject to Mr. Levin’s continued service in a comparable position (and subject to acceleration upon certain qualifying terminations within two years of the Change of Control). If Mr. Levin is not offered a comparable position upon a Change of Control, then (i) an additional 25% of his unvested 2017 Levin Incentive D Units will vest as of such Change of Control, and the remaining 25% will be forfeited; and (ii) 100% of the 2017 Levin Incentive P Units will vest as of such Change of Control.
Additional Payments. Under the terms of the 2017 Levin Partner Agreements, Mr. Levin will receive cash payments for each of fiscal years 2017, 2018 and 2019 in the aggregate amount of $4 million per year, which will reduce quarterly distributions for such years on an after-tax basis. In addition, in respect of 2017 and until the earlier of (x) the last day of the first calendar year in which 60% of the 2017 Levin Group P Units are exchangeable and (y) the last day of calendar year 2022, Mr. Levin will receive a distribution in respect of his Class C Non-Equity Interests to the extent that the tax liability associated with cumulative allocations of income with respect to all of his units exceeds the cash distributions on such units.
Other Provisions. Upon vesting, all of the Och-Ziff Operating Group Units granted to Mr. Levin continue to be subject to transfer restrictions, minimum ownership requirements and, to the extent applicable to such Units, the conditions to conversion into Och-Ziff Operating Group A Units (except with respect to Mr. Levin’s rights to exchange his 2017 Levin Incentive P Units, to the extent described above). In addition to the minimum ownership requirements applicable to executive managing directors generally under the Operating Group Limited Partnership Agreements, in accordance with the 2013 Levin Partner Agreements, prior to January 1, 2023, Mr. Levin is generally required to hold (and may not transfer) at least 70% of the vested 2013 Levin Retention Units, without reduction for dispositions.
Cohen Partner Agreements
General. In connection with Mr. Cohen’s admission as a limited partner of the Och-Ziff Operating Group entities, each of the Och-Ziff Operating Group entities entered into an agreement with Mr. Cohen on November 10, 2010 (the “Initial Cohen Partner Agreements”). In addition, (i) on April 15, 2013, each of the Och-Ziff Operating Group entities entered into an additional agreement with Mr. Cohen reflecting certain additional terms and conditions of his arrangements with the Och-Ziff Operating Group entities (the “2013 Cohen Partner Agreements”), and (ii) on February 22, 2017, each of the Och-Ziff Operating Group entities entered into an additional agreement with Mr. Cohen, in connection with Mr. Cohen’s commitment to remain with the Och-Ziff Operating Group entities for six years and serve as the President and Chief Operating Officer (the "2017 Cohen Partner Agreements").
2013 Cohen Retention D Units. The 2013 Cohen Partner Agreements provided for the grant of 2,623,674 Och-Ziff Operating Group D Units to Mr. Cohen (the “2013 Cohen Retention D Units”), which will vest, subject to Mr. Cohen’s continued active involvement with us, in seven equal annual installments commencing on April 15, 2014, and ending on April 15, 2020. Mr. Cohen will forfeit his unvested 2013 Cohen Retention D Units if he departs from the firm prior to April 15, 2020. In addition, in the event that Mr. Cohen is terminated with cause, he will retain only 50% of his vested 2013 Cohen Retention D Units, and forfeit the remaining 2013 Levin Retention D Units.
2017 Cohen Incentive D Units. Under the terms of the 2017 Cohen Partner Agreements, on March 1, 2017, Mr. Cohen received receive a grant of 3,800,000 Och-Ziff Operating Group D Units (the “2017 Cohen Incentive D Units”). Subject to Mr. Cohen’s continued service, 50% of the 2017 Cohen Retention Units will vest on the third anniversary of the grant date, and the remaining 50% will vest in equal annual installments on each of the following three anniversaries of the grant date, ending on March 1, 2023. Upon a termination, Mr. Cohen generally retains his vested 2017 Cohen Incentive D Units and forfeits his unvested 2017 Cohen Incentive D Units, with the following exceptions: (i) if Mr. Cohen is terminated for cause prior to the sixth anniversary of the grant date, all of Mr. Cohen’s unvested 2017 Cohen Incentive D Units and 50% of his vested 2017 Cohen Incentive D Units will be forfeited upon such termination; (ii) if Mr. Cohen is terminated without cause, then all then-vested 2017 Cohen Incentive D Units will be retained, and a portion of the then-unvested 2017 Cohen Incentive D Units (determined based on years of service since the grant date) will become vested as of the date of termination (with the remaining unvested 2017 Cohen Incentive D Units forfeited); and (iii) if Mr. Cohen resigns at any time, he forfeits all unvested 2017 Cohen Incentive D Units and a portion of his vested 2017 Cohen Incentive D Units (determined based on years of service since the grant date).
2017 Cohen Incentive P Units. Under the terms of the 2017 Cohen Partner Agreements, Mr. Cohen was also granted 6,700,000 Och-Ziff Operating Group P Units on March 1, 2017 (the "2017 Cohen Incentive P Units"). The 2017 Cohen Incentive P Units will generally be subject to the same Service Condition and Performance Condition vesting and forfeiture conditions applicable to the Group P Units of other executive managing directors (see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities-Limited Partnership Agreements of the Och-Ziff Operating Group Entities” below), except as follows: (i) if Mr. Cohen is terminated without cause, all then-vested 2017 Cohen Incentive P Units will be retained, and a portion of the then-unvested 2017 Cohen Incentive P Units (determined based on years of service since the grant date) will become eligible to vest as of the date of termination (with the remaining unvested 2017 Cohen Incentive P Units forfeited) and, depending on length of service, remain outstanding and eligible to vest for a specified period following such termination; (ii) if Mr. Cohen resigns at any time, he forfeits all unvested 2017 Cohen Incentive P Units and a portion of his vested 2017 Cohen Incentive P Units (determined based on years of service since the grant date); and (iii) upon a Change of Control (as defined in the Operating Group Limited Partnership Agreements), as described below. In addition, at such time as the 2017 Cohen Incentive P Units have satisfied the conditions for exchangeability applicable to the other Group P Units (as described in “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities-Limited Partnership Agreements of the Och-Ziff Operating Group Entities”), (I) (x) at any time on or after the third anniversary of the grant date, 50% of the 2017 Cohen Incentive P Units will be immediately exchangeable, and (y) on and after each of the fourth, fifth and sixth anniversaries of the grant date, an additional portion of the 2017 Cohen Incentive P Units may be exchanged such that up to a cumulative percentage of the 2017 Cohen Incentive P Units equal to 66.67%, 83.33% and 100%, respectively, may be exchanged on and after such anniversary, and (II) on a termination without cause after the third, fourth and fifth anniversaries of the grant date, up to a cumulative percentage of the 2017 Cohen Incentive P Units equal to 66.67%, 83.33% and 100%, respectively, may be exchanged on and after such anniversary.
Change of Control (2017 Cohen Incentive Units). With respect to the 2017 Cohen Incentive D Units, generally in the event of a Change of Control, 50% of Mr. Cohen’s unvested 2017 Cohen Incentive D Units will vest and participate in the Change of Control to the extent provided in the Operating Group Limited Partnership Agreements, and the remaining 50% of Mr. Cohen’s unvested 2017 Cohen Incentive D Units will remain outstanding following such Change of Control and will vest on the second anniversary of such Change of Control, subject to Mr. Cohen’s continued service in a comparable position (and subject to acceleration upon certain qualifying terminations within two years of the Change of Control). With respect to the 2017 Cohen Incentive P Units, generally in the event of a Change of Control prior to the third anniversary of the grant date, 50% of the 2017 Cohen Incentive P Units that would otherwise be entitled to participate under the terms of the Operating Company Limited Partnership Agreements shall vest and participate on the same terms and to the same extent as other Group P Units (see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities-Limited Partnership Agreements of the Och-Ziff Operating Group Entities”), and the remaining 50% of the 2017 Cohen Incentive P Units that would otherwise be entitled to participate under the terms of the Operating Company Limited Partnership Agreements will vest on the second anniversary of the Change of Control, subject to his continued service in a comparable position (and subject to acceleration upon certain qualifying terminations within two years of the Change of Control), and any remaining unvested 2017 Cohen Incentive P Units shall be forfeited. If Mr. Cohen is not offered a comparable position upon a Change of Control, then 100% of his 2017 Cohen Incentive D Units and 2017 Cohen Incentive P Units vest as of such Change of Control. In the event of a Change of Control on or after the third anniversary of the grant date, the 2017 Cohen Incentive Units will participate to the same extent as other Group P Units.
Additional Payments. Under the terms of the 2017 Cohen Partner Agreements, Mr. Cohen will receive cash payments for each of fiscal years 2017, 2018 and 2019 in the aggregate amount of $2 million per year, which will reduce quarterly distributions for such years on an after-tax basis.
Other Provisions. Upon vesting, all of the Och-Ziff Operating Group Units granted to Mr. Cohen continue to be subject to transfer restrictions, minimum ownership requirements and, to the extent applicable to such Units, the conditions to conversion into Och-Ziff Operating Group A Units (except with respect to Mr. Cohen’s rights to exchange his 2017 Cohen Incentive P Units, to the extent described above).
Haas Partner Agreements
In connection with Ms. Haas’s admission as a limited partner of the Och-Ziff Operating Group on December 13, 2016, each of the Och-Ziff Operating Group entities entered into an agreement with Ms. Haas on December 9, 2016 (the “Haas Partner Agreements”). Under the terms of the Haas Partner Agreements, upon admission, Ms. Haas was granted one vested Och-Ziff Operating Group D Unit. In addition, Ms. Haas also received a grant of 1,000,000 PSIs as of January 1, 2017, which number of PSIs may be increased or reduced from time to time, in accordance with the terms of the Operating Group Limited Partnership Agreements.
Under the Haas Partner Agreements, Ms. Haas receives distributions on her PSIs (“PSI Distributions”) and additional performance-based discretionary distributions (together with the PSI Distributions, collectively, “Variable Distributions”). Ms. Haas’ Variable Distributions are paid partly in Och-Ziff Operating Group D Units and partly in cash and DCIs. Any such Och-Ziff Operating Group D Units granted to Ms. Haas will vest in four equal annual installments. Upon vesting, all of the Och-Ziff Operating Group D Units granted to Ms. Haas continue to be subject to transfer restrictions, minimum ownership requirements and the conditions to conversion into Och-Ziff Operating Group A Units. Any DCIs granted to Ms. Haas as a part of her Variable Distributions in respect of 2016 and 2017 will generally be subject to four-year vesting and forfeiture conditions, and DCIs granted thereafter will generally be subject to the vesting and forfeiture terms contained in the DCI Plan (described above in "-Executive Officer Incentive Compensation Programs-Deferred Cash Interests"). Upon vesting, Ms. Haas will receive an amount equal to the notional investment represented by the DCIs.
In respect of 2016, Ms. Haas received an aggregate Variable Distribution of $1,375,000, comprised of a guaranteed Variable Distribution of $1,604,000, less any consulting fees received in 2016, less any quarterly advances. In 2017, Ms. Haas' guaranteed minimum Variable Distribution is $2,250,000 (including any quarterly advances), with a target Variable Distribution of between $2,250,000 and $4,000,000, subject to her continued employment through December 31, 2017. Beginning in 2018, Ms. Haas' variable distributions are generally subject to her continued employment through the applicable payment date.
Under the Haas Partner Agreements, Ms. Haas is entitled to quarterly cash advances, paid to her at a rate of $500,000 per year, which generally reduce the amounts of distributions that would otherwise subsequently be made in respect of her Variable Distributions.
Non-Competition, Non-Solicitation and Confidentiality Restrictions
We believe that each of our executive managing directors, including all of the Named Executive Officers, should be subject to certain obligations and restrictions to not compete with us, not solicit our employees or the investors in our funds, not disparage us, and not disclose confidential information about our business and related matters. The following is a description of the material terms of such obligations and restrictions contained in the Operating Group Limited Partnership Agreements applicable to each of our executive managing directors as limited partners of the Och-Ziff Operating Group entities.
Term of Service or Employment; Full-Time Commitment. Each executive managing director has agreed to devote substantially all of his business time, skill, energy and attention to his responsibilities at Och-Ziff in a diligent manner.

Confidentiality. Each executive managing director is required, both during and after his service with us, to protect and only use confidential information in accordance with strict restrictions placed by us on its use and disclosure. Every employee of ours is subject to similar strict confidentiality obligations imposed by agreements entered into upon commencement of service with us.
Non-Competition. During the term of service of each executive managing director and during the Restricted Period (as such term is defined below), no executive managing director may, directly or indirectly:

•	engage or otherwise participate in any manner or fashion in any business that is a competing business, either in the United States or in any other place in the world where we engage in our business;

•	render any services to any competing business; or

•	acquire a financial interest in or become actively involved with any competing business (other than as a passive investor holding minimal percentages of the stock of public companies).
Non-Solicitation and Non-Interference. Generally, during the term of service of each executive managing director and during the Restricted Period, no executive managing director may, directly or indirectly, in any manner solicit any of our other executive managing directors, directors, officers or employees to terminate their relationship or service with us, or hire any person who was employed by us or was one of our executive managing directors or directors as of the date of such executive managing director’s termination or whose service or relationship with us terminated within two years prior to or after the date of such executive managing director’s termination. Additionally, in general, no executive managing director may solicit, or encourage ceasing to work with us, any consultant, agent or senior adviser who the individual knows or should know is under contract with us.
In addition, generally during the term of service of each executive managing director and during the Restricted Period, such executive managing director may not, directly or indirectly, in any manner solicit or induce any of our current, former or prospective investors, financing sources, capital market intermediaries or consultants to terminate (or diminish in any material respect) his or its relationship with us for the purpose of associating with any competing business, or otherwise encourage such investors, financing sources, capital market intermediaries or consultants to terminate (or diminish in any respect) his or its relationship with us for any other reason.
Non-Disparagement. During the term of service of each executive managing director, and at all times following the termination of the executive managing director’s service, the executive managing director is prohibited from disparaging us in any way or making any defamatory comments regarding us.
Restricted Period. For purposes of the foregoing covenants, the “Restricted Period” for each of our Named Executive Officers and most of our other executive managing directors, means the two-year period immediately following the date of termination of his association with us for any reason.
Intellectual Property. Each executive managing director is subject to customary intellectual property covenants with respect to works created, invented, designed or developed by such individual that are relevant to or implicated by the executive managing director’s service with us.
Other Provisions. In the case of any breach of the non-competition or non-solicitation provisions described above by an executive managing director, all of such executive managing director’s vested and unvested Och-Ziff Operating Group Units (including those granted under the PIP) and any Class A Shares issued upon exchange of Och-Ziff Operating Group A Units, will be reallocated to the remaining active executive managing directors. In addition, in the case of any breach of the non-competition or non-solicitation provisions described above by an executive managing director, the executive managing director will be required to pay us an amount equal to the total after-tax proceeds received from the sale of any Class A Shares, and any distributions thereon, issued upon exchange of Och-Ziff Operating Group A Units during the two-year period prior to the date of such breach, along with the after-tax portion of any Performance Cash Awards conditionally granted to our executive managing directors under the PIP in respect of the two-year period prior to the date of such breach. In addition, such breaching executive managing director will no longer be entitled to receive payments under the tax receivable agreement we executed with our executive managing directors and the Ziffs in connection with our IPO (the “Tax Receivable Agreement”). We may elect to waive enforcement of any or all of the foregoing consequences in our sole discretion.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the members of the Compensation Committee:
J. Barry Griswell, Chair
Allan S. Bufferd
Jerome P. Kenney
Summary Compensation Table for 2016
The following table provides summary information concerning the compensation of our Named Executive Officers, who include our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated employees who served as executive officers for the fiscal year ended December 31, 2016 and who were serving as executive officers at the end of such fiscal year. In addition, the following table provides summary information concerning the compensation of Joel M. Frank, who was our Chief Financial Officer until December 13, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Daniel Och(5)	2016	—	—	23,370	—	1,186,369	1,209,739
Chief Executive Officer, Executive Managing Director	2015	—	—	2,009,054	—	1,174,813	3,183,867
	2014	—	—	—	—	1,141,613	1,141,613

Alesia Haas(6)(7)	2016	229,169	572,916	—	—	40,534	842,619
Chief Financial Officer, Executive Managing Director

James Levin(8)	2016	—	4,000,000	3,174	70,000	6,752,698	10,825,872
Co-Chief Investment Officer, Head of Global Credit, Executive Managing Director	2015	—	—	272,856	3,920,000	3,831,766	8,024,622
	2014	—	—	—	9,240,000	71,267	9,311,267

Wayne Cohen(9)	2016	—	2,000,000	543	—	1,087,876	3,088,419
President, Chief Operating Officer, Executive Managing Director

David Becker(10)	2016	300,000	2,700,000	—	5,807	169,170	3,174,977
Former Chief Legal Officer	2015	300,000	2,700,000	—	48,434	85,128	3,133,562
	2014	175,000	1,825,000	—	48,385	157,111	2,205,496

Joel Frank(11)	2016	—	—	1,078	2,747	27,164	30,989
Former Chief Financial Officer	2015	—	—	92,667	153,830	29,176	275,673
	2014	—	—	—	362,600	49,343	411,943

(1)
The “Bonus” column reflects (i) a cash Variable Distribution payment made to Ms. Haas pursuant to the Haas Partner Agreements; (ii) discretionary cash bonuses paid to Messrs. Levin and Cohen; and (iii) the cash portion of a Guaranteed Bonus payment made to Mr. Becker pursuant to the Becker Partner Agreements, in each case, as such partner agreements are described above under “Employment Agreements, Severance Benefits and Change in Control Provisions.”

(2)
The dollar amounts in the “Stock Awards” column do not reflect cash or other compensation actually received by the Named Executive Officers, but instead represent the aggregate grant-date fair value of equity calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation (“ASC Topic 718”). More information regarding the 2016 stock awards is shown in the “2016 Grants of Plan-Based Awards” table below. Also, see Note 12 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for further information concerning the assumptions underlying our ASC Topic 718 calculations for Och-Ziff Operating Group A Units.

(3)
With respect to each Named Executive Officer, other than Ms. Haas and Mr. Becker, the “Stock Awards” column for 2016 reflects the aggregate grant date fair value of Och-Ziff Operating Group A Units received on February 8, 2016 and March 22, 2016, in pro rata reallocations, pursuant to the Operating Group Limited Partnership Agreements, of Och-Ziff Operating Group A Units forfeited by departing executive managing directors in 2016.

(4)
The “Non-Equity Incentive Plan Compensation” column for 2016 represents compensation expense recognized with respect to Och-Ziff Operating Group D Units, which are non-equity profit interests in the Och-Ziff Operating Group entities. These Units receive cash distributions equal in amount to, and at the same time as, distributions paid with respect to Och-Ziff Operating Group A Units, corresponding to the timing of the dividends paid to holders of our Class A Shares. Thus, the distribution occurs in the following quarter from when the compensation expense is recognized.

(5)
With respect to Mr. Och, the “All Other Compensation” column reflects for 2016: (i) payments of $9,647 made on behalf of Mr. Och with respect to his share of estate and tax preparation and planning services provided to all of our executive managing directors; (ii) $47,082 for medical insurance; and (iii) $1,129,641 for security. We consider the expenses for certain of Mr. Och’s security in 2016 to be for our benefit, and the Board of Directors considers the related expenses to be appropriate business expenses rather than personal benefits for Mr. Och; however, 100% of Mr. Och’s security has been reported for Mr. Och as “All Other Compensation” whether they were incurred for personal or business reasons.

(6)
With respect to Ms. Haas, the “Salary” column reflects: (i) aggregate consulting fees for the period from July through December of $205,557; and (ii) a pro-rated quarterly advance of $23,611 for December 2016.

(7)	With respect to Ms. Haas, the “All Other Compensation” column reflects for 2016 payments of $40,534 for relocation assistance in connection with Ms. Haas joining the firm.

(8)
With respect to Mr. Levin, the “All Other Compensation” column reflects for 2016: (i) payments of $48,959 made on behalf of Mr. Levin with respect to his share of estate and tax preparation and planning services provided to all of our executive managing directors; (ii) $27,751 for medical insurance; (iii) a discretionary distribution of $6,625,508 to Mr. Levin on his Class C Non-Equity Interests to adjust for allocations of taxable income previously made to Mr. Levin; and (iv) payments of $50,480 made on behalf of Mr. Levin for legal expenses.

(9)
With respect to Mr. Cohen, the “All Other Compensation” column reflects for 2016: (i) payments of $6,087 made on behalf of Mr. Cohen with respect to his share of estate and tax preparation and planning services provided to all of our executive managing directors; (ii) $27,751 for medical insurance; (iii) a discretionary distribution of $1,026,856 to Mr. Cohen on his Class C Non-Equity Interests to adjust for allocations of taxable income previously made to Mr. Cohen; and (iv) payments of $27,181 made on behalf of Mr. Cohen for legal expenses.

(10)
With respect to Mr. Becker, the “All Other Compensation” column reflects for 2016: (i) payments of $6,087 made on behalf of Mr. Becker with respect to his share of estate and tax preparation and planning services provided to all of our executive managing directors; (ii) $27,751 for medical insurance; and (iii) a discretionary distribution of $135,331 to Mr. Becker on his Class C Non-Equity Interests to adjust for allocations of taxable income previously made to Mr. Becker.

(11)
With respect to Mr. Frank, the “All Other Compensation” column reflects for 2016: (i) payments of $6,087 made on behalf of Mr. Frank with respect to his share of estate and tax preparation and planning services provided to all of our executive managing directors; and (ii) $21,077 for medical insurance.

2016 Grants of Plan-Based Awards
This section provides additional information about the equity awards that are described in the “Stock Awards” column of the “Summary Compensation Table for 2016” above.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)(1)	Grant-Date Fair Value of Stock Awards($)(2)
Daniel Och	2/9/2016	1,244	5,472
	3/23/2016	4,433	17,898
Alesia Haas	—	—	—
James Levin	2/9/2016	169	743
	3/23/2016	602	2,431
Wayne Cohen	2/9/2016	29	128
	3/23/2016	103	416
David Becker	—	—	—
Joel Frank	2/9/2016	57	251
	3/23/2016	205	828

(1)
On February 9, 2016 and March 23, 2016, pursuant to the terms of the Operating Group Limited Partnership Agreements, the unvested Och-Ziff Operating Group A Units forfeited by departing executive managing directors were reallocated on a pro rata basis to each of the remaining active executive managing directors as of those dates, including the Named Executive Officers, other than Ms. Haas and Mr. Becker. These Units will vest in full in accordance with the vesting schedule in place at the time such Units were forfeited by the departing executive managing director.

(2)
These dollar amounts do not represent cash compensation actually received in 2016. Instead, the amounts reflect the aggregate grant-date fair value of equity received in 2016, computed in accordance with ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End 2016
The following table summarizes the equity awards made to our Named Executive Officers that were outstanding and had not vested as of December 31, 2016. The dollar amounts shown in the table below do not reflect compensation actually received by the Named Executive Officers, but instead are calculated by multiplying the number of unvested equity units held by the Named Executive Officers by the closing price of $3.31 per Class A Share on December 31, 2016.

Stock Awards
Name	Number of Shares, Units or Other Rights That Have Not Vested(#)		Market Value of Shares, Units or Other Rights That Have Not Vested($)
Daniel S. Och	—		—
Alesia Haas	—		—
James Levin	8,400,000	(1)	27,804,000
Wayne Cohen	1,499,244	(2)	4,962,498
David Becker	—		—
Joel M. Frank	—		—

(1)
Represents 8,400,000 unvested Och-Ziff Operating Group A Units. A total of 12,000,000 Och-Ziff Operating Group A Units were issued to Mr. Levin upon the conversion of an equal number of Och-Ziff Operating Group D Units pursuant to the terms of such Units and are subject to minimum retained ownership requirements and transfer restrictions; such Units vest in ten equal annual installments that commenced on January 1, 2014 and will end on January 1, 2023.

(2)
Represents 1,499,244 unvested Och-Ziff Operating Group A Units. A total of 2,623,674 Och-Ziff Operating Group A Units were issued to Mr. Cohen upon the conversion of an equal number of Och-Ziff Operating Group D Units pursuant to the terms of such Units and are subject to minimum retained ownership requirements and transfer restrictions; such Units vest in seven equal annual installments that commenced on April 15, 2014 and will end on April 15, 2020.

Stock Vested in 2016
The following table shows the number of Class A Shares and Och-Ziff Operating Group A Units that vested in 2016, and the fair value of such Shares and Units, by the Named Executive Officers. The amounts shown in the second column below do not reflect compensation actually received by the Named Executive Officers, but instead are calculations of the number of equity units that vested during 2016 based on the closing price of our Class A Shares on the date of vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)		Value Realized on Vesting($)
Daniel S. Och	696,510	(1)	2,305,448
Alesia Haas	—		—
James Levin	1,263,001	(2)	7,684,533
Wayne Cohen	390,936	(3)	1,402,693
David Becker	—		—
Joel Frank	30,889	(1)	102,243

(1)
On December 31, 2016, portions of the Och-Ziff Operating Group A Units forfeited by former executive managing directors and reallocated to Mr. Och (which Units continued to vest according to the original vesting schedule) became vested. Vested Och-Ziff Operating Group A Units remain subject to minimum retained ownership requirements and transfer restrictions.

(2)	Represents:

(i)
1,200,000 of the Och-Ziff Operating Group A Units granted to Mr. Levin pursuant to the 2013 Levin Partner Agreements that vested on January 1, 2016, but remain subject to minimum retained ownership requirements and transfer restrictions; and

(ii)
63,001 Och-Ziff Operating Group A Units received by Mr. Levin as part of a reallocation of Och-Ziff Operating Group A Units forfeited by former executive managing directors (which Units continued to vest according to the original vesting schedule), which vested on December 31, 2016, but remain subject to minimum retained ownership requirements and transfer restrictions.

(3)	Represents:

(i)
374,810 of the Och-Ziff Operating Group A Units granted to Mr. Cohen pursuant to the 2013 Cohen Partner Agreements that vested on April 15, 2016, but remain subject to minimum retained ownership requirements and transfer restrictions; and

(ii)
16,126 Och-Ziff Operating Group A Units received by Mr. Cohen as part of a reallocation of Och-Ziff Operating Group A Units forfeited by former executive managing directors (which Units continued to vest according to the original vesting schedule), which vested on December 31, 2016, but remain subject to minimum retained ownership requirements and transfer restrictions.

Potential Payments Upon Termination or Change in Control
None of our Named Executive Officers is eligible to receive any cash payments upon his termination or a change of control of the Company. For a description of the vesting and forfeiture conditions applicable to the Och-Ziff Operating Group Units held by the Named Executive Officers, please refer to “—Compensation Discussion and Analysis—Partner Agreements, Severance Benefits and Change in Control Provisions” above and “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities—Partnership Interests—Vesting; Forfeiture.”
Director Compensation
Director compensation is set by the Board based upon the recommendation of the Compensation Committee. The Compensation Committee periodically reviews the compensation of the independent directors, and in 2015, the Compensation Committee’s review included an assessment by Semler Brossy of the Company’s non-employee director pay program. In light of current industry conditions and compensation practices and based on a review of the materials prepared by Semler Brossy, the Compensation Committee recommended, and the Board approved, certain modifications to the director compensation program for 2016.

Upon initial election to the Board, an independent director receives a grant of Class A Restricted Share Units with a value of $300,000, which grant vests in equal annual installments on each of the first, second and third anniversaries of the director’s date of election to the Board, subject to the director’s continued service on our Board. Incumbent independent directors receive annual equity-based and cash compensation. As of January 1, 2016, at the beginning of each year, each incumbent independent director receives a grant of Class A Restricted Share Units with a value of $125,000, increased from $100,000 in 2015. The Class A Restricted Share Units granted in 2015 vest in equal annual installments on each of the first, second and third anniversaries of the date of grant. Beginning in 2016, the Class A Restricted Share Units vest on the first anniversary of the date of grant. With respect to each vested Class A Restricted Share Unit, the independent director receives one Class A Share on or before the third business day following the independent director’s departure from our Board of Directors.
As of January 1, 2016, an annual cash retainer is paid to each incumbent independent director in the amount of $95,000, increased from $65,000 in 2015, and the chairs of the committees of our Board receive additional annual cash retainers as follows: the Chairs of the Audit Committee and Committee on Corporate Responsibility and Compliance receive $20,000 and the chairs of the Nominating, Corporate Governance and Conflicts Committee and the Compensation Committee each receive $10,000. Our Lead Independent Director also receives an additional annual cash retainer of $20,000.
Upon his appointment to the Board in 2016, Mr. Barr received a grant of Class A Restricted Share Units with a value of $300,000, which grant will vest in equal annual installments on each of the first, second and third anniversaries of the date of his appointment to the Board, subject to his continued service on the Board. Mr. Barr also received a special grant of Class A Restricted Share Units with a value of $75,000 in consideration for additional duties and responsibilities related to his first year of service on the Board. Such duties and responsibilities include his efforts to develop and deploy a more comprehensive program for Board oversight, as well as the leadership of an engagement effort with the Company’s investors and public shareholders on topics relating to the Board’s role of compliance oversight. The grant of Class A Restricted Share Units will vest on the first anniversary of his appointment, subject to his continued service on the Board.
Directors who are members of management (including Mr. Windreich, who is an executive officer but not a Named Executive Officer, as defined below) do not receive any compensation with respect to their services as a director. All directors are reimbursed for reasonable costs and expenses incurred in attending meetings of the Board.
The following table sets forth the total cash and equity-based compensation paid to our independent directors for their service on the Board and its committees during 2016:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Total($)
William Barr	42,432	385,888	428,320
Allan S. Bufferd	152,500	116,408	268,908
J. Barry Griswell	127,500	116,408	243,908
Jerome P. Kenney	121,500	116,408	237,908
Georganne C. Proctor	137,500	116,408	253,908

(1)	Amounts in this column include all cash retainers and fees for committee assignments and meetings paid to our non-employee directors in 2016.

(2)
The dollar amounts in this table do not reflect cash or other compensation actually received by the independent directors, but instead represent the aggregate grant-date fair value of equity calculated in accordance with ASC Topic 718. See Note 12 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for further information concerning the assumptions underlying our ASC Topic 718 calculations for Class A Restricted Share Units. Each director who was a director as of January 4, 2016 received a grant of 18,685 Class A Restricted Share Units on January 4, 2016. To the extent that an independent director on our Board has received Class A Shares related to vested Class A Restricted Share Units granted prior to December 31, 2011, we have established minimum Class A Share ownership requirements such that each independent director must hold 50% of the Class A Shares received after vesting of any grant of Class A Restricted Share Units (or other equity awards) at all times, without regard to any dispositions. With respect to each vested Class A Restricted Share Unit which was granted after December 31, 2011, the director shall receive one Class A Share on or before the third business day following the director’s departure from the Board of Directors. As of December 31, 2016, the aggregate number of Class A Restricted Share Units, including dividend equivalent units granted thereon, held by each continuing independent director was as follows: 107,790 for Mr. Barr; 69,333 for Mr. Bufferd; 69,333 for Mr. Griswell; 69,333 for Mr. Kenney; and 69,333 for Ms. Proctor.

Equity Compensation Plan Information
The following table summarizes the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (excluding securities reflected under column(a)) (c)
Equity Compensation Plans Approved by Shareholders (3)	67,290,133		46,082,914
Equity Compensation Plans Not Approved by Shareholders	—		—
Total	67,290,133		46,082,914

(1)
Represents Class A Restricted Share Units and Och-Ziff Operating Group D Units. Because the Class A Restricted Share Units and Och-Ziff Operating Group D Units each have no exercise price, the weighted-average exercise price calculation is zero.

(2)
On January 1, 2017, in accordance with the terms of the plans referenced in footnote 3 below, the number of Class A Shares that may be issued pursuant to awards under the applicable plan was increased by the following: (i) for the 2007 Plan, a number of Class A Shares equal to fifteen percent (15%) of the increase, if any, in the number of outstanding Class A Shares from the number of outstanding Class A Shares on January 1, 2016 (calculated assuming the exchange of all Och-Ziff Operating Group A Units); and (ii) for the 2013 Plan, a number of Class A Shares equal to fifteen percent (15%) of the increase, if any, in the number of outstanding Class A Shares from the number of outstanding Class A Shares on January 1, 2016 (calculated assuming the exchange of all Och-Ziff Operating Group Units other than those comprised of Class B Units for Class A Shares). The number of Class A Shares reserved under the plans referenced in footnote 3 below is also subject to adjustment in the event of a share split, share dividend, or other change in our capitalization. Generally, awards that are forfeited or canceled under the applicable plan referenced in footnote 3 below will be available for future grants under the applicable plan.

(3)	Consists of (i) the 2007 Plan and (ii) the 2013 Plan.

CERTAIN MATTERS AND RELATED PERSON TRANSACTIONS
A number of organizational documents and agreements set forth our internal capital, organizational and governance structures, including the terms of interests in the Och-Ziff Operating Group owned by our executive managing directors, payments due to our executive managing directors pursuant to those interests and other contractual rights. These documents and agreements include the Class B Shareholders Agreement, the Limited Partnership Agreements of the Och-Ziff Operating Group Entities, the Class A Unit Exchange Agreement, the Class P Unit Exchange Agreement, the Registration Rights Agreements, the Tax Receivable Agreement, the Expense Allocation Agreement, the Indemnification Agreements, the Relinquishment Agreement and the partner agreements with our executive managing directors. Summaries of these agreements are provided in “—Certain Agreements of Och Ziff and Och-Ziff Operating Group Entities,” below, and, in the case of certain partner agreements with our executive managing directors, in “Executive and Director Compensation,” above. Pursuant to these agreements, we may make payments to related persons or engage in transactions that are deemed “Interested Transactions” under our Related Person Transaction Policy (the “Policy”). During 2016, there were no Interested Transactions under the Policy except for those described below under “Related Person Transactions.”
Policy on Transactions and Arrangements with Related Persons
The Board has adopted a written Related Person Transaction Policy that is administered by our Nominating, Corporate Governance and Conflicts Committee and applies to any transaction or series of transactions in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has or will have a direct or indirect material interest (any such transaction or series of transactions an “Interested Transaction”).
Under the Policy, all Interested Transactions with a related person are subject to pre-approval or ratification by the Nominating, Corporate Governance and Conflicts Committee. The Policy requires a related person to promptly disclose to the Chief Legal Officer any Interested Transaction as well as all material facts about the transaction. The Chief Legal Officer will then assess and notify the Nominating, Corporate Governance and Conflicts Committee of the material facts of any Interested Transaction that requires the Committee’s pre-approval. In addition, the Board has delegated authority to the Chair of the Nominating, Corporate Governance and Conflicts Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. Moreover, the Nominating, Corporate Governance and Conflicts Committee has considered and adopted standing pre-approvals under the Policy for limited transactions with related persons that are or may be considered to be “Interested Transactions.” Such pre-approved transactions include: (i) business transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer), director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the NYSE’s listing standards and our Director Independence Standards; (ii) charitable contributions to organizations where a related person’s only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual revenues; (iii) transactions required or permitted under our organizational documents and agreements entered into in connection with our IPO in November 2007; and (iv) investments by one of our executive managing directors or any immediate family member in any of our funds.
A summary of any new transactions pre-approved by the Chair or pursuant to the Policy is provided to the full Nominating, Corporate Governance and Conflicts Committee for its review in connection with each regularly scheduled Committee meeting. If we become aware of an existing Interested Transaction that has not been pre-approved under this policy, we will provide relevant information to the Nominating, Corporate Governance and Conflicts Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our Policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.
Related Person Transactions
In 2016, the Board pre-approved or considered and approved or ratified all of the following related person transactions:
Payments for Non-Business use of Aircraft.    The Company’s corporate aircraft are used primarily for business purposes. From time to time, Messrs. Och and Levin use the aircraft for personal use. For the year ended December 31, 2016, the Company charged Messrs. Och and Levin $567,326 and $67,725, respectively, for their personal use of the aircraft.
Preferred Units.    The Och-Ziff Operating Group entities issued and sold Preferred Units to certain executive managing directors and, pursuant to the securities purchase agreement, dated September 29, 2016, the Company agreed to reimburse Mr. Och and his related entities for their reasonable out-of-pocket legal fees and expenses incurred in connection with the negotiation and execution of the transactions contemplated thereby. These fees totaled $428,178 and were netted against the proceeds of the sale of Preferred Units.
CERTAIN AGREEMENTS OF OCH-ZIFF AND THE OCH-ZIFF OPERATING GROUP ENTITIES
Class B Shareholders Agreement
We have entered into an agreement (the “Class B Shareholders Agreement”) with our executive managing directors, in their capacity as the holders of our Class B Shares, which provided for the establishment of a Class B Shareholder Committee. So long as our executive managing directors continue to own more than 40% of the total combined voting power of the Company, whether through ownership of our Class A Shares, Class B Shares or any other voting securities that we may issue in the future, the Class B Shareholder Committee has approval rights with respect to certain actions of the Board. Furthermore, so long as any Class B Shares remain outstanding, the Class B Shareholder Committee has the power and authority to exercise the rights granted to them under our Operating Agreement. The Class B Shareholder Committee currently has the right to designate five of the seven nominees for election to the Board, with such number of nominees decreasing as our executive managing directors’ ownership interest in our business decreases, as discussed below. In addition, under the Class B Shareholders Agreement, each executive managing director holding Class B Shares has granted to the Class B Shareholder Committee an irrevocable proxy to vote all of such executive managing director’s Class B Shares as determined by such Committee in its sole discretion.
Class B Shareholder Committee; Proxy and Approval Rights
Class B Shareholder Committee.    The Class B Shareholder Committee currently consists solely of Daniel S. Och until his withdrawal, death or disability. Upon Mr. Och’s withdrawal, death or disability, the Partner Management Committee shall act by majority vote to reconstitute the Class B Shareholder Committee either by: (i) appointing another executive managing director to serve as the sole member of the Committee; or (ii) appointing all of the members of the Partner Management Committee as the members of the Class B Shareholder Committee, in which event, the members will act by majority vote. Upon a reconstitution as provided by clause (i) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the sole member’s withdrawal, death, disability or removal by a majority vote of the Partner Management Committee. Upon a reconstitution as provided by clause (ii) above, the Class B Shareholder Committee shall thereafter be comprised of the members who from time to time constitute the Partner Management Committee.
Proxy.    Pursuant to the Class B Shareholders Agreement, each of our executive managing directors holding Class B Shares has granted to Mr. Och, as the current sole member of the Class B Shareholder Committee, an irrevocable proxy to vote all of the Class B Shares held by such executive managing director in such manner as Mr. Och shall determine, in his sole and absolute discretion, on any matter submitted to a vote of the holders of the Class B Shares. This proxy will survive until the later of: (i) Mr. Och’s withdrawal, death or disability; or (ii) such time as our executive managing directors no longer hold at least 40% of the total combined voting power of the Company. Accordingly, while Mr. Och remains the sole member of the Class B Shareholder Committee, he will have control over significant matters submitted to a vote of our Shareholders so long as the Class B Shares continue to represent 40% of the total combined voting power of the Company due to the approval rights discussed below.
Approval Rights.    The Class B Shareholders Agreement provides that, so long as our executive managing directors and their permitted transferees collectively own securities representing more than 40% of the total combined voting power of all of our outstanding Shares, the Board shall not authorize, approve or ratify any action described below without the prior written approval of the Class B Shareholder Committee:

•
any incurrence of indebtedness, other than inter-company indebtedness, in one transaction or a series of related transactions, by us or any of our subsidiaries or controlled affiliates in an amount in excess of approximately 10% of the then existing long-term indebtedness of us and our subsidiaries;

•
any issuance by us or any of our subsidiaries or controlled affiliates, in any transaction or series of related transactions, of equity or equity-related shares which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 10% of the total combined voting power of all our outstanding Shares other than: (i) pursuant to transactions solely among us and our wholly-owned subsidiaries; (ii) upon issuances of securities pursuant to the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan; (iii) upon the exchange of Och-Ziff Operating Group A Units for Class A Shares pursuant to the Class A Unit Exchange Agreement; or (iv) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are either outstanding on the date of, or issued in compliance with, the Class B Shareholders Agreement;

•
any equity or debt commitment or investment or series of related equity or debt commitments or investments by us or any of our subsidiaries or controlled affiliates in an unaffiliated entity or related group of entities in an amount greater than $250 million;

•	any entry by us, any subsidiary or controlled affiliate into a new line of business that does not involve investment management and that requires a principal investment in excess of $100 million;

•	the adoption of a shareholder rights plan;

•	any appointment or removal of a chief executive officer or co-chief executive officer of the Company; or

•
the termination without cause of the employment of an executive officer of the Company or the active involvement of an executive managing director with us or any of our subsidiaries or controlled affiliates.

In addition, our Operating Agreement requires that we obtain the consent of the Class B Shareholder Committee for specified actions relating to our legal structure so long as any Class B Shares remain outstanding. Generally, our structure is intended to ensure that we maintain exchangeability of Class A Shares and Och-Ziff Operating Group A Units on a one-for-one basis.
Board Representation
The Class B Shareholders Agreement requires that we take all reasonably necessary action to effect the following, so long as our executive managing directors and their permitted transferees beneficially own:

•	Shares representing more than 50% of the total combined voting power of all our outstanding Shares, then the Board shall nominate five individuals designated by the Class B Shareholder Committee;

•
Shares representing 40% or more and less than or equal to 50% of the total combined voting power of all our outstanding Shares, then the Board shall nominate three individuals designated by the Class B Shareholder Committee;

•
Shares representing 25% or more and less than 40% of the total combined voting power of our outstanding Shares, then the Board shall nominate two individuals designated by the Class B Shareholder Committee;

•
Shares representing 10% or more and less than 25% of the total combined voting power of our outstanding Shares, then the Board shall nominate one individual designated by the Class B Shareholder Committee; and

•
when our executive managing directors beneficially own less than 10% of the total combined voting power of our outstanding Shares, then the Board has no obligation to nominate any individual designated by the Class B Shareholder Committee.

In the event that any designee of the Class B Shareholder Committee shall for any reason cease to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by an individual designated by the Class B Shareholder Committee. The Operating Agreement provides that the size of the Board may not be expanded beyond seven members without the approval of the Class B Shareholder Committee.
Limited Partnership Agreements of the Och-Ziff Operating Group Entities
Each of the intermediate holding companies is a party to limited partnership agreements with our executive managing directors, which set forth significant provisions relating to our executive managing directors and our business. Limited partnership agreements for each of OZ Management and OZ Advisors I were entered into by Och-Ziff Corp as the general partner, with Och-Ziff Corp and our executive managing directors and the Ziffs as limited partners, and a limited partnership agreement for OZ Advisors II was entered into by Och-Ziff Holding as the general partner, with Och-Ziff Holding and our executive managing directors and the Ziffs as limited partners. We refer to such agreements, as amended and restated from time to time, collectively as the “Operating Group Limited Partnership Agreements.” Each of the Operating Group Limited Partnership Agreements is substantially similar in form, and we have described below the material provisions of one such agreement, which are generally applicable to all such agreements. From time to time, the Operating Group Limited Partnership Agreements may be amended for various reasons, including but not limited to the admission of new executive managing directors. In the second quarter of 2014, the Ziffs exchanged their remaining interests in OZ Management, OZ Advisors I and OZ Advisors II, and are therefore no longer limited partners of these entities.

Management
The business and affairs of each Och-Ziff Operating Group entity is managed exclusively by its general partner, except with respect to delegation of certain powers by the general partner to the Partner Management Committee and Partner Performance Committee as described below. Except as expressly provided in the Operating Group Limited Partnership Agreements, the limited partners, in their capacity as limited partners, have no part in the management of the entity and have no authority or right to act on behalf of or bind the entity in connection with any matter. All determinations, decisions and actions made or taken by the general partner, or any committee designated by the general partner, in accordance with the Operating Group Limited Partnership Agreements are conclusive and absolutely binding upon the Och-Ziff Operating Group entity and its limited partners.
Partner Management Committee
The Operating Group Limited Partnership Agreements provide for the establishment of a Partner Management Committee (the “Partner Management Committee”). The current members of the Partner Management Committee are Daniel S. Och, David Windreich, Harold A. Kelly, Zoltan Varga, James S. Levin, Alesia J. Haas, Wayne Cohen, David Levine and Robert Mendelson with Mr. Och serving as Chairman (the “PMC Chairman”). The Partner Management Committee acts by majority approval. Each member of the Partner Management Committee shall serve until such member’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of Partner Management Committee. “Withdrawal” means an executive managing director’s required withdrawal from the Och-Ziff Operating Group entities, other than with respect to Mr. Och, whether for “Cause” or upon a determination by majority vote of the Partner Performance Committee or otherwise, or, in the case of each of our executive managing directors, such executive managing director’s voluntary termination of active involvement with us for any reason. The PMC Chairman or, if there is no PMC Chairman, a majority of the Partner Management Committee may appoint a new member of the Partner Management Committee at any time. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Management Committee shall act by majority vote to either: (i) replace Mr. Och with an executive managing director to serve as PMC Chairman; or (ii) reduce the size of the Committee to the remaining members, in which event, there shall be no PMC Chairman, and the remaining members will act by majority vote. Upon the withdrawal, death, disability or removal of any of the members of the Partner Management Committee other than the PMC Chairman, the remaining members of the Partner Management Committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided in clause (i) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal.
Under the Operating Group Limited Partnership Agreements, the general partner of each Och-Ziff Operating Group entity will delegate to the PMC Chairman (or, with respect to distributions to the PMC Chairman or in the event there is no PMC Chairman, the full Partner Management Committee acting by majority vote) the sole authority to make determinations with respect to distributions on the Class C Non-Equity Interests so long as our executive managing directors continue to hold at least 40% of the total combined voting power of our outstanding Shares, but subject to the authority of our Compensation Committee. We intend to make such distributions in respect of cash awards granted to our executive managing directors under the Partner Incentive Plan or otherwise. The amount, allocation and timing of such distributions, if any, shall be at the sole and absolute discretion of the PMC Chairman (or, in the event there is no PMC Chairman, the full Partner Management Committee acting by majority consent); provided that any such distributions to any executive managing director who is also our Chief Executive Officer or any of our other executive officers must be determined by our Compensation Committee after consultation with the Partner Management Committee. Any such distributions need not be made to all holders of Class C Non-Equity Interests and even if made to all such holders, need not be made on a pro rata basis to such holders. No holder of Class C Non-Equity Interests will have any right to receive distributions on such interests. In addition, the Partner Management Committee shall have the authority to reconstitute the Class B Shareholder Committee and will delegate to the PMC Chairman or, with respect to the PMC Chairman (or if there is no PMC Chairman, the full Committee acting by majority consent), authority to approve transfers of Och-Ziff Operating Group Units in accordance with the Operating Group Limited Partnership Agreements.
Partner Performance Committee
The Operating Group Limited Partnership Agreements provide for the establishment of a Partner Performance Committee. The Partner Performance Committee currently consists of Daniel S. Och, David Windreich, Zoltan Varga, Harold A. Kelly, James S. Levin, and Wayne Cohen, with Mr. Och serving as Chairman. The vote of Mr. Och will break any deadlock. Each member of the Partner Performance Committee shall serve until such executive managing director’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of the Partner

Performance Committee. The Chairman or, if there is no Chairman, a majority of the Partner Performance Committee may appoint a new member of the Partner Performance Committee at any time. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Performance Committee shall act by majority vote to replace Mr. Och with an executive managing director (who may or may not also serve as Chairman), until such executive managing director’s withdrawal, death, disability or removal by the other members of the Partner Performance Committee. Upon the withdrawal, death, disability or removal of any of the members of the Partner Performance Committee other than the Chairman, the remaining members of the committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided above, the Partner Performance Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal. Under the Operating Group Limited Partnership Agreements, the general partner shall delegate to the Partner Performance Committee the authority to terminate any executive managing director, other than Mr. Och, with or without cause, as provided under “—Vesting; Forfeiture” below. At all times if there is a Chairman, any such termination shall be made only upon the recommendation of the Chairman.
Partnership Interests
The following types of partnership interests currently constitute all limited partner interests in each of the Och-Ziff Operating Group entities: Class A common units, Class B common units, Class D common units, Class P common units, Class C Non-Equity Interests, PSIs and Class A Cumulative Preferred Units (“Preferred Units”). Currently, the respective intermediate holding company of each Och-Ziff Operating Group entity in its capacity as a limited partner holds all of the Class B common units of such entity, and our executive managing directors hold all of the Class A common units, Class C Non-Equity Interests, Class D common units, Class P common units, PSIs, and Preferred Units of such entity. From time to time, the general partners of the Och-Ziff Operating Group entities may establish other classes or series of units, each having such relative rights, powers and duties and interests in profits, losses, allocations and distributions of the limited partnership as may be determined by the general partner. Among other things, the general partner has authority to specify: (i) the allocations of items of partnership income, gain, loss, deduction and credit to holders of each such Class or series of units; (ii) the right of holders of each such Class or series of units to share (on a pari passu, junior or preferred basis) in partnership distributions; (iii) the rights of holders of each such Class or series of units upon dissolution and liquidation of the limited partnership; (iv) the voting rights, if any, of holders of each such Class or series of units; and (v) the conversion, redemption or exchange rights applicable to each such Class or series of units (including the right to exchange for our Class A Shares). The total number of units that may be created pursuant to the foregoing and the issuance thereof that may be authorized by the general partner is not limited under the Operating Group Limited Partnership Agreements. Under the terms of the Preferred Units, each Och-Ziff Operating Group entity is prohibited from issuing any equity securities (or any debt or other securities convertible into equity securities of such entity) that rank equally with, or senior to, the Preferred Units, without the prior written consent of the holders’ committee, which initially consists of Daniel S. Och as sole member.
The terms that apply to these limited partner interests are generally described below but may vary with respect to each executive managing director holding such limited partner interests. Terms specific to our Named Executive Officers are described in “Executive and Director Compensation,” above.
Class A Common Units and Class B Common Units
Class A common units and Class B common units constitute common equity interests in each of the Och-Ziff Operating Group entities and, except as expressly provided in the Operating Group Limited Partnership Agreements, entitle the holders thereof to equal rights, other than voting rights, under our Operating Group Limited Partnership Agreements, including with respect to distributions. All of the equity interests in the Och-Ziff Operating Group are represented by the Class A common units and Class B common units in the Och-Ziff Operating Group entities. The Company is currently evaluating the accounting for the Och-Ziff Operating Group P Units.
The Class A common units and Class B common units have no preference or priority over other securities of each Och-Ziff Operating Group entity (other than the Class D common units, Class P common units and PSIs to the extent described below) and, upon liquidation, dissolution or winding up, are entitled to any assets remaining after payment of all debts and liabilities of the respective Och-Ziff Operating Group entity.
Class C Non-Equity Interests
The Class C Non-Equity Interests were issued to our existing executive managing directors and will be issued in the future to new executive managing directors solely for the purpose of making discretionary income allocations, if any, to holders thereof and do not represent common equity interests in the Och-Ziff Operating Group entities.

The Class C Non-Equity Interests are not entitled to any assets upon liquidation, dissolution or winding up of any Och-Ziff Operating Group entity other than undistributed amounts, if any, to which the holder is entitled in respect of prior discretionary income allocations.
Class D Common Units
The Class D common units constitute non-equity profit interests in each of the Och-Ziff Operating Group entities. Certain executive managing directors admitted to the Och-Ziff Operating Group entities following our IPO receive Class D common units upon admission, and from time to time these units have been and will be issued to certain of our existing executive managing directors, including under the Partner Incentive Plan and as distributions on PSIs. The Class D common units will only be entitled to share in residual assets upon liquidation, dissolution or winding up, and become eligible to participate in any exchange right or tag along right in a change of control transaction to the extent that there has been a threshold amount of Appreciation (generally determined based on the increase in the value of the relevant Och-Ziff Operating Group entity between the issue date of the units and relevant future dates) subsequent to the issuance of such units.
Unlike Class A common units, Class D common units are not directly exchangeable for our Class A Shares. Class D common units, however, convert to Class A common units, which are exchangeable for our Class A Shares. Each Class D common unit will convert into a Class A common unit to the extent that the general partner determines, consistent with relevant regulations under the Code and the allocation provisions in the Operating Group Limited Partnership Agreements, that there has been sufficient Appreciation to result in such Class D common unit becoming economically equivalent to one Class A common unit.  In general, Class D units are entitled to priority allocations of gain upon a sale or liquidation, but only to the extent sufficient Appreciation has occurred with respect to the relevant units. The Appreciation for purposes of economic equivalence is determined in order of issuance of the Class D common units and the Appreciation for purposes of economic equivalence of the Class P common units described below is determined in priority to the determination of Appreciation with respect to the Class D common units.
Upon conversion of a holder’s Class D common units into Class A common units, the holder of the Class A common units will generally remain subject to pre-existing vesting requirements and have all of the rights of a holder of such units, including under the Class A Unit Exchange Agreement and the Tax Receivable Agreement.
Effective as of March 1, 2017, the Board approved amendments to the Operating Group Limited Partnership Agreements, that adjusted the measurement thresholds used in calculating the Appreciation necessary to permit a determination that Class D common units issued prior to March 1, 2017, have become economically equivalent to Class A common units, which makes it more likely that outstanding Class D common units (and, due to the fact that economic equivalence is determined chronologically based on order of issuance, subsequently issued Class D common units) will convert to Class A common units. This adjustment has no impact on the total number of Och-Ziff Operating Group A and D Units outstanding.
Class P Common Units
On February 13, 2017, the Board approved amendments to the Operating Group Limited Partnership Agreements, effective as of March 1, 2017, creating and authorizing Class P common units for grant to executive managing directors under the 2017 Incentive Program. The Och-Ziff Operating Group P Units entitle the holders to receive distributions of future profits of the Och-Ziff Operating Group once the Och-Ziff Operating Group P Units vest. An executive managing director’s Class P Units will conditionally vest if: (i) the executive managing director has continued in uninterrupted service until the third anniversary of the date of grant (the “Service Condition”); and (ii) on or after such date, the total shareholder return on Class A Shares based on the average closing price on the NYSE for the calendar month prior to the month in which the date of grant occurred equals or exceeds certain specified thresholds (expressed as percentages, “Performance Thresholds”) (the “Performance Condition”). The Performance Thresholds are set on the date of grant. Holders will be entitled to receive the same distributions per Unit on each vested Och-Ziff Operating Group P Unit as holders of each Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units.
Each Och-Ziff Operating Group P Unit becomes exchangeable for one Class A Share (or the cash equivalent) on the terms described under “—Class P Unit Exchange Agreement” below only (i) after the satisfaction of such Service Condition and Performance Condition; and (ii) once the general partner has determined, consistent with relevant regulations under the Code, that there has been sufficient Appreciation to result in the Class P common units comprising such Och-Ziff Operating Group P Unit each becoming economically equivalent to one Class A common unit.

Generally upon a Class P Liquidity Event (as defined in the Operating Group Limited Partnership Agreements), the Service Condition will be waived and each Class P common unit will be entitled to participate pro rata with other common units to the extent that (i) the applicable Performance Condition is deemed satisfied based on the price implied by the Class P Liquidity Event; and (ii) sufficient Appreciation has occurred with respect to each Och-Ziff Operating Group entity for such Class P common unit to have become economically equivalent to one Class A common unit.
Profit Sharing Interests
Generally. Beginning in 2016, we began to provide PSIs to new executive managing directors upon their admission as partners (“PSI Limited Partners”) to the Och-Ziff Operating Group entities. PSIs are non-equity, limited partner profits interests in the Och-Ziff Operating Group that participate in distributions of future profits of the Och-Ziff Operating Group on a pro rata basis with the Och-Ziff Operating Group A, B and D Units. Distributions on the PSIs are made in a combination of cash (which may include DCIs) and Och-Ziff Operating Group D Units, at such times and in such proportions as set forth in the Operating Group Limited Partnership Agreements, subject to the discretion of the Chairman of the Partner Management Committee (currently Mr. Och). PSIs may share in residual assets upon liquidation, dissolution or winding up to the extent that there has been a threshold amount of Appreciation subsequent to issuance of the PSIs. PSIs are generally subject to forfeiture upon the departure of an executive managing director, and the number of PSIs held by an executive managing director can be increased or decreased each year at the PMC Chairman’s discretion. The terms of PSIs generally are governed by the Operating Group Limited Partnership Agreements, and are described below.
PSI Grants, Reallocations and Forfeitures. The PMC Chairman has the discretion to (i) grant any number of PSIs at any time to any individual; (ii) reallocate PSIs held by any then-PSI Limited Partner to any other Limited Partner (whether or not a PSI Limited Partner); or (iii) cancel any outstanding PSIs. Accordingly, PSIs do not vest, and may be reallocated or cancelled in the PMC Chairman’s discretion. PSIs cannot be transferred, and are subject to forfeiture upon the departure of an executive managing director.
PSI Distributions. Subject to the PMC Chairman’s general discretion, as described above, PSI Distributions are to be made in the form of Och-Ziff Operating Group D Units and in the form of cash (the “PSI Cash Distribution”), payable in cash and in DCIs pursuant to the DCI Plan (which is as described in “Executive and Director Compensation—Compensation Discussion and Analysis—Executive Officer Compensation Programs—Deferred Cash Interests” above).
PSI Liquidity Events. In the PMC Chairman’s sole discretion, a PSI Limited Partner may participate in a PSI Liquidity Event (as defined in the Operating Group Limited Partnership Agreements) on the same terms as Class A common units, but only to the extent that the PSIs held by such PSI Limited Partner have become economically equivalent to Class A common units, although PSIs do not convert into Class A common units upon becoming economically equivalent to them.
Preferred Units
Preferred Units are a Class of non-voting preferred equity interests in the Och-Ziff Operating Group entities with an aggregate liquidation preference of $1,000, plus accrued and unpaid distributions. They represent ownership interests in each of the Och-Ziff Operating Group entities and are held by certain of our executive managing directors.
Pursuant to the terms of the Preferred Units, distributions on the Preferred Units are payable on the liquidation preference amount on a cumulative basis at an initial distribution rate of 0% per annum until February 19, 2020 (the “Step Up Date”), after which the distribution rate will increase in stages thereafter to a maximum of 10% per annum on and after the eighth anniversary of the Step Up Date. Subject to certain exceptions, unless distributions on the Preferred Units are declared and paid in cash for the then current distribution period and all preceding periods after the initial closing of the Preferred Units, the Och-Ziff Operating Group entities may not declare or pay distributions on or repurchase any of their equity securities that rank equal with or junior to the Preferred Units.
Following the occurrence of a change of control event, the Och-Ziff Operating Group entities will redeem the Preferred Units at a redemption price equal to the liquidation preference plus all accumulated but unpaid distributions (collectively, the “liquidation value”). For so long as the Och-Ziff Operating Group entities do not redeem all of the outstanding Preferred Units, the distribution rate will increase by 7% per annum, beginning on the 31st day following such change in control. The Och-Ziff Operating Group entities will not be required to effect such redemption until the earlier of (i) 91 days after the maturity date of our revolving credit facility dated as of November 20, 2014 as amended as of December 29, 2015 and (ii) the payment in full of all loans and other obligations and the termination of all commitments thereunder.

The Och-Ziff Operating Group entities may, at their option, redeem the Preferred Units at a price equal to: (i) 105% of the liquidation value until the day immediately prior to the Step-up Date; (ii) 103% of the liquidation value thereafter until the day immediately prior to the first anniversary of the Step-up Date; (iii) 101% of the liquidation value thereafter until the day immediately prior to the second anniversary of the Step-up Date; and (iv) thereafter at a price equal to the liquidation value. In addition, from and after March 31, 2020, if the amounts that were distributed to partners of the Och-Ziff Operating Group entities in respect of their equity interests in the Och-Ziff Operating Group entities (other than amounts distributed in respect of tax distributions or certain other distributions) or utilized for repurchase of units by such entities (or which were available but not used for such purposes) for the immediately preceding fiscal year were in excess of $100 million in the aggregate, then an amount equal to 20% of such excess shall be utilized to redeem Preferred Units on a pro rata basis for an amount equal to the liquidation value.
Furthermore, if the average closing price of our Class A Shares exceeds $15.00 per share for the previous 20 trading days, the Och-Ziff Operating Group entities have agreed to use their reasonable best efforts to redeem all of the outstanding Preferred Units as promptly as practicable. If such event occurs prior to February 19, 2020, the Company has agreed to use its reasonable best efforts to obtain consents from its lenders in order to redeem the Preferred Units as promptly as practicable.
Och-Ziff Operating Group Distributions
Subject to the terms of the Operating Group Limited Partnership Agreements (including the terms of the Preferred Units) and any additional classes or series of units established by the general partner, distributions are made, after distributions for taxes, as and when determined by the general partner, to the holders of Och-Ziff Operating Group Units in accordance with their Och-Ziff Operating Group Units, whether or not vested, except as described below with respect to Class P common units. The timing of these distributions has historically corresponded to when dividends are paid to holders of our Class A Shares. Similarly, discretionary income allocations will be made to the holders of the Class C Non-Equity Interests, in consultation with the Compensation Committee, as and when determined by the PMC Chairman or, in the event there is no PMC Chairman, by majority vote of the Partner Management Committee (in conjunction with our Compensation Committee) or by the general partner at such time as our executive managing directors hold less than 40% of the total combined voting power of the Company.
Executive managing directors will be entitled to receive distributions on their Class P common units only after satisfaction of the Service Condition and the Performance Condition, from which time the executive managing director will be entitled to receive the same distributions per common unit on each Class P common unit as holders of Class A common units, Class B common units and Class D common units.
Subject to the discretion of the PMC Chairman, distributions on the PSIs are generally expected to be made as in a combination of cash, Och-Ziff Operating Group D Units and DCIs. These DCIs entitle the holders to deferred cash payments based on the notional performance of certain Och-Ziff funds and are subject to vesting and forfeiture conditions.
Executive managing directors who purchased Preferred Units will be entitled to receive distributions on such Preferred Units as described above under “—Partnership Interests—Preferred Units.”
The general partner interest in an Och-Ziff Operating Group entity held by the general partner will not entitle the general partner to receive any distributions. The general partner may cause an Och-Ziff Operating Group entity to make distributions of cash, units or other assets or property of the respective limited partnership. No limited partner has the right to demand that an Och-Ziff Operating Group entity distribute any assets in kind to such partner.
Vesting; Forfeiture
Under the Operating Group Limited Partnership Agreements, the Och-Ziff Operating Group A Units held by each of our executive managing directors (except for Och-Ziff Operating Group A Units issued after our IPO, including to certain executive managing directors admitted to the Och-Ziff Operating Group following our IPO) generally vested in full on November 19, 2012. From time to time, vesting requirements may be waived or varied by the PMC Chairman (or by majority vote of the Partner Management Committee with respect to the PMC Chairman or in the event there is no PMC Chairman) although, historically, this has occurred infrequently.
The Operating Group Limited Partnership Agreements also generally provide that all of the Och-Ziff Operating Group D Units issued to our executive managing directors admitted after our IPO upon their admission will vest, subject to such executive managing directors’ continued active involvement with us, in three to five equal annual installments beginning on the first anniversary of their admission date. Other Och-Ziff Operating Group D Units issued to our executive managing directors may vest on different schedules or may be issued on a fully vested basis. To the extent Och-Ziff Operating Group D Units convert into Och-Ziff Operating Group A Units, such Units will remain subject to pre-existing vesting requirements (see “—Partnership Interests” above). Upon any reallocation of Och-Ziff Operating Group D Units, as described below, such units will retain their original vesting schedule, unless otherwise determined by the Partner Management Committee or the PMC Chairman. The Operating Group Limited Partnership Agreements provide that all of the Och-Ziff Operating Group B Units held by our intermediate holding companies are fully vested.
In the event of the death or disability of an executive managing director, the Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units will continue to vest in accordance with the current vesting schedule applicable to such units. These vesting requirements, however, may be waived at any time with the approval of the Partner Management Committee.
An executive managing director’s Class P common units generally will conditionally vest once the Service Condition and the Performance Conditions are both satisfied. Subject to the forfeiture provisions described in the following paragraph, if a Class P common unit has not satisfied both the Service Condition and the Performance Condition by the last day of the Performance Period, it will be forfeited and canceled immediately.
Generally, all of an executive managing director’s unvested Class P common units will be forfeited upon the earlier of (i) the termination of the executive managing director’s service for any reason, and (ii) the last day of the Performance Period. If the executive managing director is terminated for cause (as defined below) at any time, all of the executive managing director’s vested and unvested Class P common units will be forfeited. If the executive managing director retires on or after the date on which the Service Condition is satisfied but prior to the Performance Condition being satisfied, the executive managing director will conditionally retain all of the Class P common units subject to satisfaction of the Performance Condition. If the executive managing director resigns (other than for retirement) or is terminated for any reason other than for cause on or after the date on which the Service Condition is satisfied, any unvested Class P common units will be conditionally retained until the earlier of the first anniversary of the date of such termination and the last day of the Performance Period, subject to satisfaction of the Performance Condition.
All of the Class C Non-Equity Interests held by an executive managing director will be canceled upon such executive managing director’s withdrawal, death or disability.
The Operating Group Limited Partnership Agreements further generally provide that, in the event an executive managing director (a “Forfeiting Partner”): (i) voluntarily terminates his active involvement with us for any reason prior to the full vesting of his Och-Ziff Operating Group Units; (ii) other than with respect to Mr. Och, is terminated by the partnership for “cause” (as defined below) prior to the full vesting of his Och-Ziff Operating Group Units; or (iii) other than with respect to Mr. Och, is terminated by the majority vote of the Partner Performance Committee (and, if there is a Chairman of such Committee, then only following the recommendation of such Chairman) for any reason (in each case, a “Forfeiture Event”), then, subject to certain exceptions relating to Och-Ziff Operating Group P Units described above, such Forfeiting Partner’s unvested Och-Ziff Operating Group Units (and all distributions received with respect to such Och-Ziff Operating Group Units after the date of Forfeiture Event) shall generally be forfeited and (i) the forfeited Och-Ziff Operating Group P Units shall be cancelled and (ii) the forfeited Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units (such forfeited Och-Ziff Operating Group Units and related distributions, the “Forfeited Interests”) and reallocated as of the Reallocation Date (as defined below) to the remaining active executive managing directors as of the Reallocation Date (the “Continuing Partners”). Mr. Och is not subject to termination by the Partner Performance Committee.
Absent a determination by the Partner Management Committee to reallocate in a different manner, any Forfeited Interests generally shall (i) be reallocated to the Och-Ziff Operating Group entities and then subsequently reallocated among the Continuing Partners in proportion to their Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units, and (ii) be deemed to be interests of the Continuing Partner for all purposes of the Operating Group Limited Partnership Agreements; provided that the Continuing Partner receiving such Forfeited Interests shall be subject to any continuing vesting requirements. Notwithstanding the foregoing, a Continuing Partner will be permitted to exchange any Och-Ziff Operating Group A Units received in connection with a forfeiture and sell the Class A Shares issued in respect thereof, without regard to any transfer restrictions, as may be required to pay taxes payable as a result of the receipt of such interests. The Operating Group Limited Partnership Agreements provide that if any of the Och-Ziff Operating Group D Units granted to James S. Levin on March 1, 2017 in connection with the conditional relinquishment of 30.0 million Och-Ziff Operating Group A Units by Mr. Och and certain of his trusts (the “Och Trusts”) on the same date (or Och-Ziff Operating Group A Units into which such Och-Ziff Operating Group D Units have converted) are forfeited, then such forfeited units (up to an aggregate amount of 30.0 million) shall be reallocated to the Och-Ziff Operating Group entities and then subsequently reallocated from them to Mr. Och and the Och Trusts in the form of vested Och-Ziff Operating Group A Units (see “—Relinquishment Agreement”).
Except as described above with respect to Class P common units, the forfeiture provisions with respect to unvested Och-Ziff Operating Group Units lapse with respect to an executive managing director and such executive managing director’s permitted transferees if such executive managing director dies or becomes disabled prior to a Forfeiture Event with respect to such executive managing director.
Any Forfeiting Partner shall be required, after the Reallocation Date, to pay the same fees with respect to any investments by such Forfeiting Partner in any of our funds as paid by other limited partners of such funds unless determined otherwise by the general partner in its sole discretion.
Upon any reallocation of Och-Ziff Operating Group A Units or Och-Ziff Operating Group D Units as described above, the general partner shall determine in its sole discretion the Class and series of Units to which each such Unit shall belong following such reallocation.
The forfeiture provisions of the Operating Group Limited Partnership Agreements have been and may be amended and their terms and conditions relating to forfeiture have been and may be waived, changed or modified upon the approval of the PMC Chairman (or of a majority of the Partner Management Committee if there is no PMC Chairman). We, our Shareholders and the Och-Ziff Operating Group entities have no ability to enforce such provisions or to prevent any forfeiture obligation from being amended or waived by the PMC Chairman (or a majority of the Partner Management Committee if there is no PMC Chairman). For the purposes of the Operating Group Limited Partnership Agreements:
“Cause” means that an executive managing director: (i) has committed an act of fraud, dishonesty, misrepresentation or breach of trust; (ii) has been convicted of a felony or any offense involving moral turpitude; (iii) has been found by any regulatory body or self-regulatory organization having jurisdiction over us or our affiliates to have, or has entered into a consent decree determining that such executive managing director, violated any applicable regulatory requirement or a rule of a self-regulatory organization; (iv) has, in the capacity as an executive managing director, committed an act constituting gross negligence or willful misconduct; (v) has violated in any material respect any agreement with respect to us or our affiliates; (vi) has become subject to any proceeding seeking to adjudicate such executive managing director as bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the debts of such executive managing director under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such executive managing director or for any substantial part of the property of such executive managing director, or such executive managing director has taken any action authorizing such proceeding; or (vii) has breached any of the non-competition, non-solicitation or non-disparagement covenants provided in the Operating Group Limited Partnership Agreements.
“Reallocation Date” means, as to any Forfeited Interests, the date which is the earlier of: (i) the date that is six months after the applicable Forfeiture Event; or (ii) the date on or after such Forfeiture Event that is six months after the date of the latest publicly reported disposition of our equity securities by any such Continuing Partner, which disposition is not exempt from the application of the provisions of Section 16(b) of the Exchange Act, unless otherwise determined by the PMC Chairman (or a majority of the Partner Management Committee if there is no PMC Chairman).
Transfer and Other Restrictions Applicable to Limited Partners
Generally. None of our executive managing directors may transfer any of such executive managing director’s Och-Ziff Operating Group Units without approval of the general partner, which approval may be granted or withheld in the general partner’s sole and complete discretion; provided, however, that without the general partner’s approval, our executive managing directors may: (i) transfer units pursuant to the Class A Unit Exchange Agreement or Class P Unit Exchange Agreement; (ii) transfer units to a permitted transferee of such executive managing director upon approval by the PMC Chairman (or by majority vote of the Partner Management Committee with respect to the PMC Chairman or in the event there is no PMC Chairman) as provided below; (iii) transfer units upon approval by the PMC Chairman (or by majority vote of the Partner Management Committee with respect to the PMC Chairman or in the event there is no PMC Chairman) as provided below; (iv) transfer units received in connection with a Forfeiture Event; or (v) transfer units in connection with the exercise of the co-sale rights described below under “Certain Co—Sale Rights.” An executive managing director may not, without the consent of the general partner, withdraw from an Och-Ziff Operating Group entity prior to the respective entity’s termination.

All of our executive managing directors are parties to the Class A Unit Exchange Agreement, under which our executive managing directors are subject to transfer restrictions that generally limit their ability to transfer or exchange Och-Ziff Operating Group A Units. These transfer restrictions will allow each of our executive managing directors, with the approval of the Exchange Committee, to exchange Och-Ziff Operating Group A Units representing an equivalent percentage of their Units that were permitted to be but were not exchanged in 2013 or 2014, and to sell any resulting Class A Shares.
Transfers Approved by the Partner Management Committee and Other Transfers.    The Operating Group Limited Partnership Agreements also provide that none of our executive managing directors, or any executive managing director’s permitted transferees, may, directly or indirectly, voluntarily effect any transfer of units in an Och-Ziff Operating Group entity other than to any of such executive managing director’s permitted transferees, except as permitted under the Operating Group Limited Partnership Agreements. Transfers to permitted transferees may be made with the consent of the PMC Chairman (or of a majority of the full committee with respect to the PMC Chairman or if there is no PMC Chairman), which consent may not be unreasonably withheld.
A “permitted transferee” means with respect to each of our executive managing directors (or an executive managing director’s permitted transferees) a: (i) charitable organization controlled by such executive managing director; (ii) trust or other estate planning vehicle, all of the current beneficiaries of which are lineal descendants of such executive managing director and his spouse; (iii) corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by no one other than such executive managing director, his spouse and his lineal descendants; and (iv) legal or personal representative of such executive managing director in the event of his disability.
The transfer restrictions set forth in the Operating Group Limited Partnership Agreements may be waived at any time by the PMC Chairman (or by majority vote of the Partner Management Committee with respect to the PMC Chairman or in the event there is no PMC Chairman).
Minimum Ownership Requirements
Each executive managing director actively involved with us, including Mr. Och, is generally required to continue to hold (and may not transfer), during his active involvement with us and during the two-year period immediately following the date of termination of his active involvement with us for any reason, 10% of the vested common units in our business received by him (excluding Class P common units), without reduction for dispositions, or such greater percentage determined by the general partner in its sole discretion. Such minimum ownership requirements may be waived by the PMC Chairman (or by majority vote of the Partner Management Committee with respect to the PMC Chairman or in the event there is no PMC Chairman).
Certain Co-Sale Rights
Our executive managing directors generally are entitled to participate, on a pro rata basis, in a private sale by any of our executive managing directors to a strategic buyer or in which Mr. Och participates, in either case, involving 5% or more of the interests in our business then held by our executive managing directors. In addition, if any executive managing director or group of executive managing directors proposes to sell to a third party at least 50% of the interests in our business on a fully diluted basis, the selling executive managing director or executive managing directors may require our other executive managing directors to participate in such sale on a pro rata basis.
Issuance of Equity Securities by Och-Ziff
If Och-Ziff issues any equity securities, it is expected that, unless the relevant prospectus supplement indicates otherwise: (i) we will immediately contribute the cash proceeds or other consideration received from such issuance, and from the exercise of any rights contained in any such securities, to Och-Ziff Corp and Och-Ziff Holding and any future intermediate holding companies (allocated between them in accordance with their relative values at the time such equity securities are issued); (ii) Och-Ziff Corp will immediately contribute its portion of such cash proceeds or other consideration to OZ Management and OZ Advisors I and any other entities that Och-Ziff Corp directly acquires an interest in after the date of our IPO (allocated among them in accordance with their relative values at the time such equity securities are issued); (iii) Och-Ziff Holding will immediately contribute its portion of such cash proceeds or other consideration to OZ Advisors II and any other entities that Och-Ziff Holding directly acquires an interest in after the date of our IPO (allocated among them in accordance with their relative value at the time such equity securities are issued); (iv) any future intermediate holding company will similarly contribute its portion of such cash proceeds or other consideration to any Och-Ziff Operating Group entity of which it is the general partner in the same manner as Och-Ziff Corp and Och-Ziff Holding (as provided in (ii) and (iii) above); (v) in exchange for the portion of such cash proceeds or other consideration contributed to the Och-Ziff

Operating Group, the general partner will receive (x) in the case of an issuance of Class A Shares, Och-Ziff Operating Group B Units, and (y) in the case of an issuance of any other equity securities by Och-Ziff, except for Class B Shares, a new Class or series of units or other equity securities of the Och-Ziff Operating Group with designations, preferences and other rights, terms and provisions that are substantially the same as those of such Och-Ziff equity securities (with any dollar amounts adjusted to reflect the portion of the total amount of cash proceeds or other consideration received by Och-Ziff that is contributed to the Och-Ziff Operating Group); and (vi) in the event of any subsequent transaction involving such Och-Ziff equity securities (including a share split or combination, a distribution of additional Och-Ziff equity securities, a conversion, redemption or exchange of such Och-Ziff equity securities), the general partner will concurrently effect a similar transaction with respect to the units or other equity securities issued by the limited partnership in connection with the issuance of such Och-Ziff equity securities.
In the event of any issuance of equity securities by Och-Ziff, and the contribution of the cash proceeds or other consideration received from such issuance as described above, the Och-Ziff Operating Group shall pay or reimburse Och-Ziff (directly or indirectly by paying and reimbursing the general partner) for its pro rata portion (based on the portion of the total cash proceeds or other consideration contributed to the Och-Ziff Operating Group) of the expenses incurred by Och-Ziff in connection with such issuance, including any underwriting discounts or commissions.
Limitation on Partner Liability
The debts and liabilities of the Och-Ziff Operating Group, whether arising in contract, tort or otherwise, are solely the debts and liabilities of the limited partnership, and no limited partner is obligated personally for any such debt, obligation or liability of the respective limited partnership solely by reason of being a limited partner. Pursuant to the Delaware Revised Uniform Limited Partnership Act, Och-Ziff Corp or Och-Ziff Holding, as applicable, in its capacity as the general partner of the applicable Och-Ziff Operating Group entity, is liable for the debts and liabilities of the limited partnership to the extent that the limited partnership cannot satisfy such debts and liabilities out of its assets, except to the extent such liability is contractually limited.
Indemnification and Exculpation
To the fullest extent permitted by applicable law, the general partner of the Och-Ziff Operating Group and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are indemnified and held harmless by the Och-Ziff Operating Groups for and from any liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, judgments, fines, amounts paid in settlement, losses, fees, penalties, damages, costs and expenses and interest on the foregoing sustained or incurred by persons by reason of any act performed or omitted by such persons in connection with the affairs of the Och-Ziff Operating Group unless such act or omission constitutes fraud, gross negligence or willful misconduct. All indemnity claims will be paid out of partnership assets only, and no limited partner has any personal liability for any such claims.
To the fullest extent permitted by applicable law, the general partner of the Och-Ziff Operating Group and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are not liable to the partnership or any limited partner or any affiliate of any limited partner for any damages incurred by reason of any act performed or omitted by such person unless such act or omission constitutes fraud, gross negligence or willful misconduct. The general partner and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are fully protected in relying upon the records of the Och-Ziff Operating Group and upon such information, opinions, reports or statements presented to the Och-Ziff Operating Group by any person as to matters the general partner or its affiliates, officers, directors, shareholders, members, employees, representatives or agents reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Och-Ziff Operating Group.
We have entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides for indemnification against certain liabilities and for the advancement or payment of expenses, as more fully described below under “—Indemnification Agreements.”
Dissolution
An Och-Ziff Operating Group entity will be dissolved and its affairs will be wound up upon the first to occur of: (i) the entry of a decree of judicial dissolution of the limited partnership under Section 17-802 of the Delaware Revised Uniform Limited Partnership Act; and (ii) the determination of the general partner to dissolve the respective Och-Ziff Operating Group entity. Except as provided in the Operating Group Limited Partnership Agreements, the death, disability, resignation, expulsion, bankruptcy or dissolution of any partner or the occurrence of any other event which terminates the continued partnership of any partner in the partnership shall not cause the partnership to be dissolved or its affairs wound up; provided, however, that at any time after the bankruptcy of the general partner, the holders of a majority of the Class B common units in the aggregate may replace the general partner with another person or entity, who will become a successor general partner of the limited partnership, will be vested with the powers and rights of the general partner, and will be liable for all obligations and responsible for all duties of the general partner from the date of such replacement. The holders of other classes of limited partner interest will not have the right to vote with respect to the removal of the general partner in the event of the bankruptcy of the general partner. Upon the winding up of an Och-Ziff Operating Group entity, after payment in full of all amounts owed to the limited partnership’s creditors, and after payment in full of all amounts owed to holders of units having liquidation preferences, if any, the holders of Och-Ziff Operating Group Units will be entitled to receive the remaining assets of the respective limited partnership available for distribution in accordance with and to the extent of positive balances in the respective capital accounts of such holders after taking into account certain adjustments.
Amendments
Except as may be otherwise required by law, the Operating Group Limited Partnership Agreements may be amended by the general partner without the consent or approval of any executive managing directors; except that, generally: (i) if an amendment adversely affects the rights of a unit holder other than on a pro rata basis with other unit holders of the same class, such unit holder must consent to the amendment; (ii) no amendment may adversely affect the rights of a Class of unit holders without the consent of holders of a majority of the outstanding units of such class; (iii) these amendment provisions may not be amended without the written consent of executive managing directors holding a majority of the Och-Ziff Operating Group A Units, Och-Ziff Operating Group D Units and Och-Ziff Operating Group P Units then owned by all of our executive managing directors; and (iv) the provisions relating to forfeiture by a partner of its Och-Ziff Operating Group Units and their reallocation to other executive managing directors may be amended only by the PMC Chairman (or, if there is no PMC Chairman, by the full committee acting by majority consent).
Although the Preferred Units do not have voting rights, the consent of the holders’ committee, which initially consists of Daniel S. Och as sole member, is required to effect (i) any amendment to or waiver of the terms of the Preferred Units or (ii) any amendment to the Operating Group Limited Partnership Agreements that would have an adverse effect on any holder of the Preferred Units.
Non-Competition, Non-Solicitation and Confidentiality Restrictions
Each of our executive managing directors is subject to certain obligations and restrictions in the Operating Group Limited Partnership Agreements with respect to competing with us, not soliciting our employees or fund investors, not disparaging us, and not disclosing confidential information about our business and related matters. Each of these covenants may be waived by the general partner.
Class A Unit Exchange Agreement
The Class A Unit Exchange Agreement provides that our executive managing directors are entitled to exchange any Och-Ziff Operating Group A Units they hold for our Class A Shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions. The Exchange Committee consists of the members of the Partner Management Committee, with Mr. Och currently acting as Chairman. As Chairman, Mr. Och has the sole and exclusive right to take any action on behalf of the Exchange Committee. In the absence of a Chairman, the full Exchange Committee may act by majority vote.
Under the Class A Unit Exchange Agreement, each Och-Ziff Operating Group A Unit surrendered for exchange must simultaneously be exchanged for one Class A Share (or a cash equivalent, if so determined in the sole discretion of the Board). Upon any exchange of Och-Ziff Operating Group A Units, the exchanging person’s corresponding Class B Shares will be automatically canceled and our interest in the Och-Ziff Operating Group, through our ownership of Och-Ziff Operating Group B Units (which are not exchangeable for any securities), will correspondingly increase. See “—Limited Partnership Agreements of the Och-Ziff Operating Group Entities—Issuance of Equity Securities by Och-Ziff” below. If and when an Och-Ziff Operating Group A Unit is exchanged for a Class A Share and any corresponding Class B Share is canceled, then-existing Class A Shareholders will be diluted with respect to their ownership of the Class A Shares; however, the relative equity ownership positions of the exchanging person and the existing holders of Class A Shares will not be altered. In addition, in any exchange of Och-Ziff Operating Group A Units for Class A Shares, there will be no effect on the number of voting Shares outstanding because, as noted above, a Class B Share is canceled for each Class A Share issued upon an exchange of an Och-Ziff Operating Group A Unit.

Upon the exchange of an Och-Ziff Operating Group A Unit for a Class A Share, the exchanging executive managing director will receive a right to any payments owed to it under the Tax Receivable Agreement as a result of such exchange. See “Tax Receivable Agreement” below.
Class P Unit Exchange Agreement
Under the Class P Unit Exchange Agreement, which became effective as of March 1, 2017, the Company’s executive managing directors may become entitled to exchange any vested Och-Ziff Operating Group P Units they hold for the Company’s Class A Shares (or the cash equivalent) on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications. Any such exchanges are subject to (i) shareholder approval of the amendment of the 2013 Plan to reserve a sufficient number of Class A Shares thereunder as described in Proposal No. 3, and (ii) the satisfaction of certain service and performance conditions and the condition relating to allocations of Appreciation, as described above under”—Limited Partnership Agreements of the Och-Ziff Operating Group Entities.” Once any Och-Ziff Operating Group P Units have become exchangeable, exchanges may generally occur quarterly on a date determined by the Exchange Committee. The Exchange Committee will consist of the members of the Partner Management Committee, with Mr. Och currently acting as Chairman. As Chairman, Mr. Och has the sole and exclusive right to take any action on behalf of the Exchange Committee. In the absence of a Chairman, the full Exchange Committee may act by majority vote.
Under the Class P Unit Exchange Agreement, each Och-Ziff Operating Group P Unit surrendered for exchange must simultaneously be exchanged for one Class A Share (or the cash equivalent, if so determined in the sole discretion of the Board). Upon any exchange of Och-Ziff Operating Group P Units, the exchanging person’s corresponding Class B Shares will be automatically canceled and the Company’s interest in the Och-Ziff Operating Group, through its ownership of Och-Ziff Operating Group B Units (which are not exchangeable for any securities), will correspondingly increase. Upon the exchange of a Och-Ziff Operating Group P Unit for a Class A Share (or the cash equivalent), the exchanging executive managing director will have a right to potential future payments owed to him or her under the Tax Receivable Agreement as a result of such exchange.
Registration Rights Agreements
We are party to a registration rights agreement, as amended, with our executive managing directors, pursuant to which we granted them certain demand and “piggyback” registration rights with respect to the resale of all Class A Shares held by them that are issuable or were issued upon exchange of their Och-Ziff Operating Group A Units or otherwise held from time to time by executive managing directors that would be deemed affiliates (as that term is defined under Rule 144 of the Securities Act of 1933) of the Company, including after an exchange of Och-Ziff Operating Group P Units (the “Registration Rights Agreement”). In addition to certain demand rights and piggyback registration rights, the Registration Rights Agreement contains a requirement that we file a shelf registration statement (or, if permitted, a prospectus supplement to an existing shelf registration statement) covering the resale of all Class A Shares held by our executive managing directors that are issuable or were issued upon exchange of their Och-Ziff Operating Group A Units or otherwise held from time to time by executive managing directors that would be deemed affiliates, including after an exchange of Och-Ziff Operating Group P Units not later than the first quarterly exchange date on which our executive managing directors are permitted to exchange Och-Ziff Operating Group A Units under the terms of the revised Class A Exchange Agreement (See “Executive and Director Compensation—Compensation Discussion and Analysis—Partner Incentive Plan”).
We agreed to indemnify each executive managing director against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell Class A Shares, unless such liability arose from such executive managing director’s misstatement or omission, and each executive managing director, to the extent it has Class A Shares included in any registration statement or prospectus, has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incident to our performance under the Registration Rights Agreement, and our executive managing directors will pay their respective portions of all underwriting discounts and commissions relating to the sale of their Shares under the Registration Rights Agreement.
We also entered into a registration rights agreement with DIC pursuant to which DIC has certain “piggyback” registration rights (“DIC Registration Rights Agreement”). The DIC’s registration rights generally are triggered at any time we file a registration statement pursuant to the Registration Rights Agreement. We agreed to indemnify DIC and certain of its affiliates against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell Class A Shares, unless such liability arose from their own misstatement or omission, and DIC, to the extent it has Class A Shares included in any registration statement or prospectus, has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incident to our performance under the DIC Registration Rights Agreement.
Tax Receivable Agreement
We have made, and may in the future be required to make, payments under the Tax Receivable Agreement that we entered into with our executive managing directors and the Ziffs. The purchase by the Och-Ziff Operating Group of Och-Ziff Operating Group A Units from our executive managing directors and the Ziffs with proceeds from the 2007 Offerings, and subsequent taxable exchanges by them of Och-Ziff Operating Group A Units for our Class A Shares on a one-for-one basis (or, at our option, a cash equivalent), resulted, and, in the case of future exchanges, are anticipated to result, in an increase in the tax basis of the assets of the Och-Ziff Operating Group that would not otherwise have been available. We anticipate that any such tax basis adjustment resulting from an exchange will be allocated principally to certain intangible assets of the Och-Ziff Operating Group, and we will derive our tax benefits principally through amortization of these intangibles over a 15-year period. Consequently, these tax basis adjustments will increase, for tax purposes, our depreciation and amortization expenses and will therefore reduce the amount of tax that Och-Ziff Corp and any other future intermediate corporate taxpaying entities that acquire Och-Ziff Operating Group B Units in connection with an exchange, if any, would otherwise be required to pay in the future. Accordingly, pursuant to the Tax Receivable Agreement, such corporate taxpaying entities (including Och-Ziff Capital Management Group LLC if it is treated as a corporate taxpayer) have agreed to pay our executive managing directors and the Ziffs 85% of the amount of cash savings, if any, in federal, state and local income taxes in the United States that these entities actually realize related to their units as a result of such increases in tax basis.
In connection with the departure of certain former executive managing directors since the 2007 Offerings, the right to receive payments under the Tax Receivable Agreement by those former executive managing directors was contributed to the Och-Ziff Operating Group. As a result, we expect to pay to the other executive managing directors and the Ziffs approximately 78% (from 85% at the time of the 2007 Offerings) of the amount of cash savings, if any, in federal, state and local income taxes in the United States that we actually realize as a result of such increases in tax basis. To the extent that we do not realize any cash savings, we would not be required to make corresponding payments under the Tax Receivable Agreement.
Payments under the Tax Receivable Agreement are anticipated to increase the tax basis adjustment of intangible assets resulting from a prior exchange, with such increase being amortized over the remainder of the amortization period applicable to the original basis adjustment of such intangible assets resulting from such prior exchange. It is anticipated that this will result in increasing annual amortization deductions in the taxable years of and after such increases to the original basis adjustments, and potentially will give rise to increasing tax savings with respect to such years and correspondingly increasing payments under the Tax Receivable Agreement.
In September 2016, we amended the Tax Receivable Agreement to provide that no amounts will be due or payable under the agreement with respect to the 2015 and 2016 taxable years. As a result, we released approximately $72.6 million of previously accrued tax receivable agreement liability.
As of December 31, 2016, assuming no material changes in the relevant tax law and that we generate sufficient taxable income to realize the full tax benefit of the increased amortization resulting from the increase in tax basis of our assets, we expected to pay our executive managing directors and the Ziffs approximately $520.8 million over the next 15 years as a result of the cash savings to our intermediate holding companies from the purchase of Och-Ziff Operating Group A Units from our executive managing directors and the Ziffs with proceeds from the 2007 Offerings and the exchange of Och-Ziff Operating Group A Units for Class A Shares. Future cash savings and related payments to our executive managing directors under the Tax Receivable Agreement in respect of subsequent exchanges would be in addition to these amounts. The obligation to make payments under the Tax Receivable Agreement is an obligation of Och-Ziff Corp and any other intermediate corporate taxpaying entities that hold Och-Ziff Operating Group B Units and not of the Och-Ziff Operating Group entities. We may need to incur debt to finance payments under the Tax Receivable Agreement to the extent the entities within the Och-Ziff Operating Group do not distribute cash to our intermediate corporate tax paying entities in an amount sufficient to meet our obligations under the Tax Receivable Agreement. The actual increase in tax basis of the Och-Ziff Operating Group assets resulting from an exchange or from payments under the Tax Receivable Agreement, as well as the amortization thereof and the timing and amount of payments under the Tax Receivable Agreement, will vary based upon a number of factors, including the following:

•
The amount and timing of the income of Och-Ziff Corp will impact the payments to be made under the Tax Receivable Agreement. To the extent that Och-Ziff Corp does not have sufficient taxable income to utilize the amortization deductions available as a result of the increased tax basis in the Och-Ziff Operating Group assets, payments required under the Tax Receivable Agreement would be reduced.

•
The price of our Class A Shares at the time of any exchange will determine the actual increase in tax basis of the Och-Ziff Operating Group assets resulting from such exchange; payments under the Tax Receivable Agreement resulting from future exchanges, if any, will be dependent in part upon such actual increase in tax basis.

•
The composition of the Och-Ziff Operating Group’s assets at the time of any exchange will determine the extent to which Och-Ziff Corp may benefit from amortizing its increased tax basis in such assets and thus will impact the amount of future payments under the Tax Receivable Agreement resulting from any future exchanges.

•
The extent to which future exchanges are taxable will impact the extent to which Och-Ziff Corp will receive an increase in tax basis of the Och-Ziff Operating Group assets as a result of such exchanges, and thus will impact the benefit derived by Och-Ziff Corp and the resulting payments, if any, to be made under the Tax Receivable Agreement.

•	The tax rates in effect at the time any potential tax savings are realized, which would affect the amount of any future payments under the Tax Receivable Agreement.
Depending upon the outcome of these factors, payments that we may be obligated to make to our executive managing directors and the Ziffs under the Tax Receivable Agreement in respect of exchanges could be substantial. In light of the numerous factors affecting our obligation to make payments under the Tax Receivable Agreement, the timing and amounts of any such actual payments are not reasonably ascertainable.
Expense Allocation Agreement
We have entered into an Expense Allocation Agreement with the Och-Ziff Operating Group entities pursuant to which substantially all of Och-Ziff’s ongoing expenses (other than: (i) income tax expenses of Och-Ziff Capital Management Group LLC and the intermediate holding companies; (ii) obligations incurred under the Tax Receivable Agreement; and (iii) payments on any indebtedness incurred by Och-Ziff Capital Management Group LLC and the intermediate holding companies), including substantially all the ongoing expenses incurred by or attributable solely to Och-Ziff Capital Management Group LLC, will be accounted for as expenses of the Och-Ziff Operating Group.
Indemnification Agreements
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide for, among other things, indemnification to the fullest extent permitted by law and our Operating Agreement against: (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval, and counsel fees and disbursements; (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness; and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan, if such director or executive officer acted in a manner not constituting fraud, gross negligence or willful misconduct. The indemnification agreements provide for the advancement or payment of all expenses to the director or executive officer and for reimbursement to us if it is found that such director or executive officer is not entitled to such indemnification under applicable law and our Operating Agreement. The Operating Group Limited Partnership Agreements also require the Och-Ziff Operating Group entities to indemnify and exculpate our executive managing directors, including those who are our executive officers.

Relinquishment Agreement
Och-Ziff Corp and Och-Ziff Holding, as the general partners of the Operating Partnerships, entered into a Relinquishment Agreement with Daniel S. Och and certain family trusts over which Mr. Och has investment control (the “Och Trusts”) effective as of March 1, 2017 (the “Relinquishment Agreement”). In connection with the Relinquishment Agreement, Mr. Och and the Och Trusts agreed to cancel, in the aggregate, 30.0 million of their vested Och-Ziff Operating Group A Units and the corresponding number of Class B shares and a corresponding number of our Class B Shares held by Mr. Och were canceled. The Relinquishment Agreement provides that if any of the Och-Ziff Operating Group D Units granted to James S. Levin on March 1, 2017 are forfeited, such forfeited units (up to an aggregate amount of 30.0 million) shall be reallocated to Mr. Och and the Och Trusts pursuant to the terms of the Limited Partnership Agreements.
MISCELLANEOUS INFORMATION
Shareholder Proposals and Director Nominations
To be considered for inclusion in our proxy statement for the 2018 Annual Meeting, Shareholder proposals must be received at our offices no later than November 27, 2017 (as calculated pursuant to Rule 14a-8 under the Exchange Act). Proposals must comply with Rule 14a-8 and must be submitted in writing to Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
As more specifically provided for in our Operating Agreement, in order for a Shareholder to introduce a Shareholder proposal or nominate a director candidate from the floor of the 2018 Annual Meeting, the Shareholder must deliver such proposal or nomination in writing to our Secretary at the above address not earlier than November 27, 2017, and no later than December 27, 2017. If the date of the 2018 Annual Meeting is held on a date that is more than 30 days from the anniversary of the 2017 Annual Meeting, then any such proposal or nomination must be received no later than the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made. In addition, if the number of directors to be elected to the Board of Directors at the 2018 Annual Meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board by at least December 27, 2017, then any nomination with respect to nominees for any new positions created by such increase must be received by the close of business on the 10th day following the day on which public announcement of the increase is first made. The Shareholder’s submission must be made by a registered Shareholder on his or her behalf or on behalf of the beneficial owner of the Shares, and must include information specified in our Operating Agreement.
Householding
The broker, trustee or other nominee for any Shareholder who is a beneficial owner of the Shares may deliver only one copy of our proxy statement and annual report to multiple Shareholders who share the same address, unless that broker, trustee or other nominee has received contrary instructions from one or more of the Shareholders. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and processing costs, as well as natural resources. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a Shareholder at a shared address to which a single copy of the documents was delivered. A Shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a written request to Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary or by calling (212) 790-0000. You may also obtain a copy of the proxy statement and annual report on the “Public Investors—Financials and SEC Filings” section of our website (www.ozcap.com). Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, trustee or other nominee to request that only a single copy of each document be mailed to all Shareholders at the shared address in the future.
Annual Report
Our Annual Report on Form 10-K for the year ended December 31, 2016, is included with these proxy solicitation materials. A copy of our Annual Report, including the financial statements included therein, is also available without charge by visiting the Company’s website (www.ozcap.com) or upon written request to Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

By Order of the Board of Directors,

Katrina Paglia
Secretary
March 27, 2017
New York, New York

Annex A
Och-Ziff Capital Management Group LLC (the “Company”)
Board of Directors’ Independence Standards
An “independent” director is a director whom the Board of Directors has determined has no material relationship with the Company or any of its consolidated subsidiaries (collectively, the “Company”), either directly or indirectly.
To assist it in making determinations of director independence, the Board has determined that each of the relationships below is categorically immaterial and therefore, by itself, does not preclude a director from being independent:
1. the director has an immediate family member who is, or has been within the last three years, employed by the Company other than as an executive officer;
2. the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, $120,000 or less in direct compensation from the Company, not including board and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
3. (A) the director has an immediate family member who is a current employee (but not a partner) of a firm that is the Company’s internal or outside auditor, but does not personally work on (and has not personally worked on in the last three years) the Company’s audit; or (B) the director or an immediate family member was, within the last three years, a partner or employee of a firm that is the Company’s internal or outside auditor but no longer works at the firm and did not personally work on the Company’s audit within that time;
4. the director or an immediate family member is, or has been within the last three years, employed at another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee, but the director or the director’s immediate family member is (or was) not an executive officer of the other company and his or her compensation is not (or was not) determined or reviewed by that company’s compensation committee;
5. the director or an immediate family member is a current employee of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, was less than $1 million or 2% of the other company’s consolidated gross revenues, whichever is greater; and
6. the director or an immediate family member is an employee (other than an executive officer) of a non-profit organization to which the Company has made contributions that, in any of the last three fiscal years, were less than $1 million or 2% of the non-profit organization’s consolidated gross revenues, whichever is greater.
An “immediate family member” includes a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

Annex B
Amendment to The Och-Ziff Capital Management Group LLC 2013 Incentive Plan
The Och-Ziff Capital Management Group LLC 2013 Incentive Plan (the “Plan”) is hereby amended as follows, effective May 9, 2017:

1.	Subsection (a) of Section 4 of the Plan by deleting and replacing it with the following:
“Subject to Section 5, the maximum number of Class A Shares that may be delivered pursuant to Awards shall be 231,250,788 Class A Shares, as increased on the first day of each fiscal year beginning in fiscal year 2018 by a number of Class A Shares equal to 15 percent (15%) of the increase, if any, in the number of outstanding Class A Shares from the number of outstanding Class A Shares on the first day of the immediately preceding fiscal year (in each case, calculated assuming the exchange of all Och-Ziff Operating Group A Units, Och-Ziff Operating Group D Units and Och-Ziff Operating Group P Units (each as defined in the LLC Agreement) for Class A Shares).

2.	Except as amended above, the Plan shall remain in full force and effect.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
OFFICE OF THE SECRETARY
9 WEST 57TH STREET
NEW YORK, NY 10019

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions to the proxies and request electronic delivery of information up until 11:59 P.M. Eastern Time May 8, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or accessing them by way of the Internet. To sign up for electronic delivery, please follow the instructions above under vote by Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 8, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors as Class I directors to serve for a term of three years and until their successors are duly elected or appointed and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 William P. Barr   02 Allan S. Bufferd

The Board of Directors recommends you vote FOR proposals 2., 3. and 4..

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
5. To select, by a non-binding advisory vote, the frequency of future Say-on-Pay Votes.	☐	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000318911_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report/ 10-K are available at www.proxyvote.com

Proxy Card
Annual Meeting of Shareholders
to be held on May 9, 2017
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledge(s) receipt of a Notice of the Annual Meeting of Shareholders to be held on May 9, 2017, the accompanying Proxy Statement and the Annual Report for the year ended December 31, 2016. The undersigned further hereby appoint(s) David Levine and Katrina Paglia, and each of them, with power to act without the other and with full power of substitution in each, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the voting shares of Och-Ziff Capital Management Group LLC that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000318911_2 R1.0.1.15